REGISTRATION NO. 33-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           DVI RECEIVABLES CORP. VIII
        (Exact name of registrant as specified in governing instruments)

          Delaware                    9999                      25-1824149
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                             Classification Number)       Identification Number)

                                  500 Hyde Park
                         Doylestown, Pennsylvania 18901
                                 (215) 345-6600
   (Address and telephone number of Registrant's principal executive offices)

                               LISA J. CRUIKSHANK
                           DVI Receivables Corp. VIII
                                  500 Hyde Park
                         Doylestown, Pennsylvania 18901
                                 (215) 345-6600
            (Name, address and telephone number of agent for service)

                                   ----------

                                   Copies to:

                             Stephen T. Whelan, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048


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      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-----------------

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                   PROPOSED             PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                   OFFERING            AGGREGATE                AMOUNT OF
    TITLE OF SECURITIES BEING               AMOUNT                  PRICE               OFFERING               REGISTRATION
           REGISTERED                  TO BE REGISTERED          PER UNIT (1)          PRICE (1)                   FEE
---------------------------------------------------------------------------------------------------------------------------
Asset-Backed Notes                        $400,000,000               100%             $400,000,000               $111,200
===========================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

                          -----------------------------

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus and (ii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                                                        MARCH 22, 1999
                   ASSET BACKED SECURITIES ISSUABLE IN SERIES


DVI RECEIVABLES CORP.                             DVI FINANCIAL SERVICES
     VIII                                                  INC.
   COMPANY                                               SERVICER

                                 THE SECURITIES

The securities will be either notes or certificates, and will be issued by DVI Receivables VIII or by another entity established by it to issue the securities. The securities may be sold from time to time in one or more series, and each series may include one or more classes. You can find information regarding each class of securities of a series, and certain characteristics of the contracts, in a supplement to this prospectus.

A class of securities:
o May be entitled to principal distributions, with disproportionate, nominal or no interest distributions, or
o May be entitled to interest distributions, with disproportionate, nominal or no principal distributions.
o May be senior or subordinate to the rights of one or more of the other classes.
o May differ from other classes as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both.

The notes of a given series represent obligations of the issuer only and the certificates of a given series represent beneficial interests in the related trust only and neither notes nor certificates represent interests in or obligations of DVI or any of its affiliates other than the issuer.

                                 THE COLLATERAL

Each class of securities of any series will either represent indebtedness of the issuer secured by a segregated pool of assets or will evidence beneficial ownership in the pool of assets.

As specified in the related prospectus supplement, the pool of assets may consist of:

o    Finance leases,                      o    Notes secured by equipment, or
o    Fair market value leases,            o    Leveraged lease loans secured
o    Lease receivable purchases,               by a pledge of equipment finance
                                               contracts and related equipment.



The pool of assets will also include payments and proceeds received relating to each type of assets, and may also include interests in the underlying equipment, together with the proceeds of the underlying equipment.

                               CREDIT ENHANCEMENT

If specified in the related prospectus supplement, credit enhancement with respect to the pool of assets or any class of securities may include:

o    A financial guaranty insurance    o    Overcollateralization (the issuer's
     policy issued by an insurance          retained interest),
     company,                          o    A letter of credit,
o    Subordination of one or more      o    A standby loan commitment from
     classes of securities,                 a third party,
o    A reserve account,                o    Cash deposits, or other
                                            arrangements. UNDERWRITING

         Offers of the securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Plan of Distribution" herein and in the related prospectus supplement.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS"
                     IN THE RELATED PROSPECTUS SUPPLEMENT.


These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



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                                 THE SECURITIES

         DVI Financial Services Inc., a Delaware corporation, has formed DVI Receivables Corp. VIII to assist with the issuance of securities described in this Prospectus and each Prospectus Supplement. The securities can be either notes or certificates. Notes are debt obligations issued under an indenture and which are collateralized by a pool of equipment finance contracts originally held by DVI, and by the rights of DVI in the equipment which is financed under those contracts. Certificates are issued under a trust agreement and represent of ownership of a portion of a trust which will acquire a pool of equipment finance contracts originally held by DVI, and the rights of DVI in the equipment which is financed under those contracts. In each case, the equipment is principally medical diagnostic and therapeutic equipment. All of the collateral for each series of notes, or the property held by the trust which will issue certificates, will be described in this Prospectus and the Prospectus Supplement for that particular series of notes or certificates.

         The securities will be issued by either DVI Receivables Corp. VIII or a special purpose entity formed by DVI Receivables Corp. VIII. A special purpose entity can be a limited liability company, a trust, a partnership or a corporation. The issuer of each series of notes or certificates will be described in the Prospectus Supplement for that series of securities. To avoid confusion, in this Prospectus we refer to DVI Financial Services Inc. as "DVI" and DVI Receivables Corp. VIII as the "COMPANY." Whichever entity issues the notes or certificates is called the "ISSUER." DVI either will have written the equipment finance contract itself or acquired the contract from a third party, in each case following its credit guidelines. Because of its involvement in originating the contracts and its experience in handling collection of payments from the contracts, DVI will be appointed the servicer of the contracts and equipment for each series of securities. In nearly every case, DVI will contribute to the Company all of its rights in the contracts and the equipment. If there are tax, accounting or other reasons why the Company is not the most appropriate entity to issue a series of securities, then the Company will create a special purpose entity, called an "SPE," and transfer to the SPE all of the Company's rights to that pool of contracts and equipment. Sometimes DVI will arrange temporary financing of a pool of contracts and equipment by contributing that pool to a different company. In that case, the entity to be the issuer of securities described in a particular Prospectus Supplement will acquire the contracts and equipment from that temporary financing entity.

                               THE TRUST PROPERTY

         We refer to the property which is collateral for a series of notes, or which is owned by a trust which issues certificates, as the "TRUST PROPERTY." The Prospectus Supplement for each series of securities will describe what is the
Trust Property for that series. Generally, the Trust Property will include:

     -a pool of contracts and the monies payable under those contracts after a particular date;

     -the rights of the issuer in the equipment which is financed under those contracts;

     -amounts payable under any physical damage insurance policies for the equipment;

     -any proceeds from disposing of the equipment after the contract is terminated;

     -all amounts held in various accounts which will be created for each series of securities;

     -any credit enhancement for that series of securities.



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



         "CREDIT ENHANCEMENT" is a term used to describe any arrangement which improves the likelihood that payment of principal and interest on any series of securities will be made in full. Credit Enhancement could include a letter of credit issued by a bank, an insurance policy issued by an insurance company, or a guaranty or similar agreement issued by a creditworthy organization. Sometimes, the issuer of securities establishes a special account called a "RESERVE ACCOUNT" into which monies are deposited (1) on the date (the "CLOSING DATE") when the securities are sold and (2) on monthly dates thereafter when excess monies from the Trust Property otherwise would be paid to the issuer. Usually, the securities are issued in classes, with the higher-ranking classes entitled to be paid interest before the lower-ranking classes receive interest payments, and with the same priority applying to payments of principal. The subordination of the claims of the lower-ranking classes also is a form of Credit Enhancement for the higher-ranking classes. The issuer is not entitled to receive any amounts payable it, on any monthly payment date, until the holders of notes or certificates have received the interest and principal to which they are entitled on that date. This subordination of the issuer's retained interest in the Trust Property is sometimes called overcollateralization.

         Because the issuer of securities does not write the contracts in its own name, there are three kinds of agreements under which an issuer will acquire its rights in the contracts and the related equipment. A document called a "CONTRIBUTION AND SERVICING AGREEMENT" will provide for DVI to contribute its rights in the contracts and the equipment to the Company. If the Company wishes to establish a special purpose entity to issue the securities, then it will transfer its rights in the contracts and equipment pursuant to an agreement called a "SUBSEQUENT CONTRACT TRANSFER AGREEMENT." If the issuer of securities acquires the contracts and equipment from another DVI-owned entity, then it will use a "SALE AGREEMENT" in substantially the same form as a Contribution and Servicing Agreement. In every case, the Trust Property will include the rights of the issuer, and the rights of any entity from which it acquired the contracts and equipment, under every one of those agreements which were used to transfer the contracts and equipment from DVI ultimately to the issuer. For simplicity, we refer to the foregoing agreements, together with the indenture or trust agreement that is used to issue the notes or certificates, as the "PRINCIPAL TRANSACTION DOCUMENTS." Whoever is acting as the servicer under a contribution and servicing agreement is referred to as the "Servicer."

                                 USE OF PROCEEDS

         The proceeds from the sale of the Securities of a given series will be applied by the related Issuer to acquire the related Trust Property and for the other purposes specified in the Prospectus Supplement for that Series.


                                   THE ISSUER

         For each series of Securities, the Company will either issue Notes or establish a separate SPE that will issue Notes or Certificates. The Issuer will not engage in any activity other than (i) acquiring, holding and managing the Trust Property related to the series of Securities, (ii) issuing the series of Securities, (iii) arranging for payments to be made on those Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish those activities.


                                   THE COMPANY

         DVI Receivables Corp, VIII is a limited purpose corporation organized under the laws of the State of Delaware in December 1998. All of the Company's outstanding capital stock is owned by DVI. The Company's principal executive office is located at 500 Hyde Park, Doylestown, Pennsylvania 18901. Its telephone number is (215) 345-6600.

         The Company has been formed and will be operated so that bankruptcy or other insolvency of DVI will not result in consolidation of the assets and liabilities of the Company or an SPE with those of DVI. However, there can be no assurance whether or not a court might conclude that the assets and liabilities of the Company or an SPE should be consolidated with those of DVI in a proceeding under any Insolvency Law. For each series of Securities, the Principal Transaction Documents will provide that the related Trustee, DVI, the Company and all Securityholders agree not to institute against the Company or any SPE any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


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



         Pursuant to the Company's Articles of Incorporation, the limitations so imposed on the Company's business may only be altered upon the unanimous vote of the stockholders and the unanimous affirmative vote of all of the Company's directors, including the Independent Director. Each "INDEPENDENT DIRECTOR" of the Company is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Originator, PROVIDED, HOWEVER, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Company will have at least two Independent Directors. The Articles of Incorporation further prohibit the Company, without the unanimous affirmative vote of its directors, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation, (3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Articles of Incorporation, or (4) engaging in any other actions that would have a negative impact on whether the separate legal entity of the Company and the Originator will be respected.

         DVI will warrant to the Company in each Contribution and Servicing Agreement that the transfer of the related pool of contracts and equipment by it to the Company is a valid transfer to the Company and the Company will agree to take all actions that are required to perfect the Company's ownership interest in the Contracts. Notwithstanding the foregoing, DVI or others could later take the position that the transfer of the Contracts to the Company is a pledge, rather than a contribution, of such Contracts. If such a position were upheld in court, the result could adversely affect Securityholders.


                           DVI FINANCIAL SERVICES INC.

         DVI's principal office is located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and its telephone number is (215) 345-6600. The servicing operations of DVI are located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and its telephone number is (215) 345-6600. DVI is a wholly owned direct operating subsidiaries of DVI, Inc. DVI, on a consolidated basis, comprises the bulk of the assets of DVI, Inc. DVI, Inc. is headquartered in Doylestown, Pennsylvania, and its stock is traded on the New York Stock Exchange (symbol "DVI").

         DVI is engaged in the business of providing financing for users of diagnostic imaging, therapeutic and other medical equipment. DVI focuses primarily on financing technologically advanced medical equipment such as computerized tomography, magnetic resonance imaging, nuclear medicine and radiation therapy systems, as well as lower cost medical devices for a customer base that consists principally of outpatient healthcare providers, physicians and physician groups, medium-sized hospitals and shared service providers.

         DVI's policy is to provide financing to its customers in transactions which, with certain exceptions, take the form of direct financing leases and loans. Most of DVI's equipment financing transactions have a term of approximately 60 months and, in most cases, are full payout transactions that allow DVI to recover all the costs of acquiring and financing the equipment during the initial non-cancelable term. DVI's Equipment Finance Group will finance equipment ranging in cost from $200,000 to $3,000,000. DVI also finances small-ticket equipment ranging in cost from $5,000 to $200,000 through its Vender Finance Group. For a description of the underwriting criteria applicable to these Contracts see the next section, "Credit Underwriting and Review Process."

CREDIT UNDERWRITING AND REVIEW PROCESS

         DVI calls the entity which is responsible for making the periodic rental or other payments under a contract the "OBLIGOR." DVI has established specific credit guidelines that help identify and predict the ability of a prospective Obligor to meet its financial obligations under a contract. DVI believes these guidelines have contributed positively to its loss experience since its inception in July 1986. The guidelines are flexible so as to recognize the variables that are most relevant among different customer types within DVI's targeted markets, E.G., providers of medical services which are not located in a licensed hospital facility, physicians and multiple primary care physicians which have grouped together to provide medical services, hospitals which contain between 50 to 400 beds, which we call "MEDIUM-SIZED HOSPITALS" and entities which acquire and provide medical equipment to multiple users on a per use or time basis. Because of the relatively large size of DVI's equipment financing transactions, each transaction is analyzed and reviewed on its own merits. Under DVI policy, DVI's Senior Credit Committee has the final approval authority on all financial transactions.

         DVI has historically focused most of its equipment financing efforts on the non-hospital sector of the medical equipment marketplace, which DVI believes requires a rigorous credit analysis and structuring discipline. From a credit perspective, most outpatient medical facilities that operate high-cost equipment such as magnetic resonance imaging systems, are businesses which have few employees, minimal inventory and limited space requirements. Outpatient medical facilities are facilities which provide medical service to patients who are not admitted to a hospital, or provide various services to a hospital's inpatients outside of the licensed hospital facility. They are normally characterized as having a high proportion of fixed costs to total costs and, as a result, are revenue driven. For these reasons, DVI's credit analysis is heavily focused on understanding and substantiating the projected revenue sources of a project. This process often takes from three to nine months and includes person-to-person contact with identified patient referral sources, analysis of a physician's patient referral history and a thorough analysis of actual and prospective competition. Projected expenses are examined for thoroughness and compared against the actual expenses of similar facilities financed by DVI.

         The policy of the Equipment Finance Group is to become involved early in the planning process of a project, as it then has the opportunity to structure the transaction to the Equipment Finance Group's specific credit guidelines. Among numerous factors, this process generally involves: (i) prescribing minimum working capital and net worth requirements; (ii) requiring outside financial support as needed in the form of cash equity, additional collateral, guarantees or fee subordinations; (iii) ensuring that all key parties are at risk; and (iv) establishing that the contractual relationship with the user is well conceived and documented.

         In evaluating Medium-Sized Hospital credits, the Equipment Finance Group generally takes a similar approach, although in the case of financially stronger hospitals a modified, somewhat less stringent approach may be applied. Financially stronger hospitals are hospitals which in the Equipment Finance Group's judgment have a consistent history of earnings, a sound capital structure and generate sufficient cash flow to repay their short-term and long-term obligations with an adequate margin of safety. The Equipment Finance Group also has made the impact on each customer of the industry trend toward managed care an increasingly important credit measurement for the past several years. In addition, the Equipment Finance Group considers the ability of a prospective Obligor to contract with managed care payors and providers to be very important. At various stages in the structuring and credit approval process, credit information is submitted by field sales personnel to DVI's sales and credit personnel for discussion and structuring purposes. When fully completed, a formal credit package is prepared and sent to the Senior Credit Committee.

         The underwriting criteria of the Vendor Finance Group are significantly different from those of the Equipment Finance Group and will be used prospectively by DVI on all transactions where the cost of equipment is under approximately $200,000. The Vendor Finance Group's applications from Obligors are analyzed for approval based upon a combination of the financial condition of the applicant as well as the credit score of the applicant (for applicants who are individuals), which is obtained from a national credit reporting organization. Applications are filed with the credit department and screened for repeat customers, in which case the previous file, credit and payment history are also analyzed. Based on such information, an individual credit analyst assigns status to the application (approved, declined, or request for further information or change in acceptable terms). If the application is approved and conditions and requirements of approval are met, an account manager or sales support representative processes the file and issues a signed purchase order. The account is then reviewed for completion of all requirements and signed for authorization to book the transaction. In general, DVI completes UCC filings on all transactions where the cost of equipment exceeds $20,000.

         The Vendor Finance Group has established specific credit guidelines for hospitals, group practices and sole- practitioners which generally require Obligors to (1) be in business for a certain period of time (ranging from a minimum of one year to over two years), (2) provide financial statements, corporate resolutions and the appropriate purchase documents, (3) provide personal guarantees under certain circumstances, (4) provide proof of medical license and (5) meet a certain minimum TRW credit report score requirements. Affiliated has imposed other requirements and certain circumstances and may consider an obligors specialty in evaluating creditworthiness.



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



         The Vendor Finance Group may allow exceptions to the foregoing requirements as warranted, in which event, the signatures of two credit officers are required.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

         Key members of the credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent borrowers. Delinquent Obligors are contacted immediately by the collection and/or sales department, with other staff members intervening as deemed necessary. The collection of large-balance delinquent accounts and severely delinquent accounts is administered personally by DVI's Director of Portfolio Management. Once DVI suspects that an Obligor may experience problems in meeting its obligations. DVI acts to identify a new operator of the equipment in the event that the Obligor defaults. Any repossessions are handled on an individual transaction basis. Due to the relatively small number of Contracts in DVI's portfolio, management possesses a high degree of familiarity with virtually the entire Obligor base.

         DVI 's Vendor Finance Group is in Chicago and handles collections and other servicing of Contracts below approximately $200,000. The collection department meets monthly to review and discuss the status of certain accounts and any trends in performance. Invoices are generated on the 10th and 25th day of each month with a nine-day grace period. Late accounts are sorted by region and assigned by aging. For the accounts that are 10-30 days past due, an active collection process is initiated by phone contact, and a reminder notice is sent at 15 days past due. At 31 days past due, a final notice letter is sent and any items $30,000 and over are included on an ongoing watch list which is reviewed monthly with senior management. A demand letter for possession of collateral is sent at 61-90 days past due, and accounts are reviewed with a supervisor on a weekly basis. Contracts between $20,000 and $30,000 are included on an ongoing watch list at 61 days, and along with all items at 91 days+ are reviewed monthly with senior management. Any repossessed equipment is remarketed on a best effort basis through the manufacturer and/or a network of independent distributors.


                                   THE TRUSTEE

         The Trustee for each series of Securities will be identified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to its express obligations set forth in the related Principal Transaction Documents. Unless otherwise provided in the related Prospectus Supplement, the Company will be responsible for payment of the fees of the Trustee. Unless otherwise indicated in the Prospectus Supplement, the Trustee will be appointed custodian for each pool of Contracts by the Issuer and the Servicer.

         With respect to each series of Securities, the Trustee cannot resign or be removed until its successor has been appointed and accepted appointment. The Trustee may resign for cause at any time by giving written notice to the Issuer and by mailing notice of resignation by first class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security register. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture or Trust Agreement. The Trustee may be removed at any time by written notice of the holders of Securities or certain Classes of Securities evidencing not less than 66-2/3% in aggregate outstanding principal amount of such Securities, delivered to the Trustee and the Issuer. The Issuer may remove the Trustee under certain circumstances set forth in the applicable Principal Transaction Documents. If there is a vacancy in the office of Trustee for any cause, the Issuer, with the consent of the holders of Securities, or certain Classes of Securities of at least 66-2/3% in aggregate outstanding principal amount of such Securities, shall promptly appoint a successor Trustee. If a successor Trustee shall not have accepted appointment within 30 days after notice of any occurrence of a vacancy, the Trustee or any Securityholder of the affected series may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Securityholders, as their names and addresses appear in the Security register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.




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



                                  THE CONTRACTS

RECEIVABLE POOLS

         Information with respect to the Contracts comprising Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Contracts and the distribution of such Contracts by equipment type and current principal balance and/or Discounted Contract Balance as of the applicable Cut-off Date. For each Series of Securities, the Contracts shall have a Discounted Contract Balance specified in the related Prospectus Supplement. The "DISCOUNTED CONTRACT BALANCE" of a Contract as of any Cut-off Date is the present value of all the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the applicable Principal Transaction Documents.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

         Certain information concerning DVI's delinquency, repossession and net loss experience with respect to equipment finance contracts it has originated or acquired will be set forth in each Prospectus Supplement. Unless otherwise specified in a Prospectus Supplement, this information will include the experience with respect to all equipment lease contracts in DVI's portfolio during certain specified periods, including contracts which may not meet the criteria for any particular Trust Property. There can be no assurance that the delinquency, repossession and net loss experience of the Trust Property related to any Series of Securities will be comparable to DVI's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

         Each Prospectus Supplement will specify if the related Contracts will be prepayable at any time, although DVI's contracts generally may not be prepaid at the option of the Obligors. Unless otherwise described in a Prospectus Supplement, each Prepayment received will shorten the weighted average life of the related Securities. The rate of Prepayments on the Contracts may be influenced by a variety of economic, financial and other factors which are unknown at this time. In addition, under certain circumstances, DVI will be obligated to buy back Contracts as a result of breaches of representations and warranties in the Contribution and Servicing Agreement. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and Prepayment considerations applicable to a particular pool of Contracts and the related series of Securities.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued at various times and Securities issued at the same time will be designated as belonging to a particular series. Each series of Securities will be issued pursuant to an Indenture or a Trust Agreement. The following summaries, together with additional summaries under "Description of the Principal Transaction Documents" below, describe all material terms and provisions relating to the Securities common to each series. The summaries do not include all material information, and prospective investors should read the related Prospectus Supplement for a more complete understanding.

         The Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities may either represent beneficial ownership interests in the Trust Property held by the related Trust or debt secured by Trust Property of the related Issuer.



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



         Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

GENERAL PAYMENT TERMS OF SECURITIES

         As provided in the related Principal Transaction Documents and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related
Prospectus Supplement.

          The related Prospectus Supplement will describe the Record Date preceding such Payment Date. Only Securityholders on the Record Date will be entitled to receive payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement:

                  (a) the Payment Date will be the same day in each month, or, in the case of quarterly-pay Securities, the same day in every third month; and in the case of semi-annual pay Securities, the same day in every sixth month; or if such day is not a "BUSINESS DAY," which is a day on which commercial banks in New York, New York and in the city in which the Trustee's principal Corporate Trust Office is located are required to be open for commercial banking business, the next following Business Day, and

                  (b) the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

         Each Principal Transaction Document will describe a period called a "COLLECTION PERIOD" prior to each Payment Date. For example, in the case of monthly-pay Securities, the Collection Period may be the calendar month preceding the month in which a Payment Date occurs. Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Contracts held by an Issuer during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in a Prospectus Supplement, the related Principal Transaction Documents may provide that all or a portion of the payments collected from the related Trust Property may be applied by the related Trustee to the acquisition of additional Contracts and equipment during a specified period, rather than be used to fund payments of principal to Securityholders during such period, with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Principal Transaction Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including additional contracts) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Principal Transaction Documents for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Contracts, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, DVI, the Servicer, any Originator, any Trustee or any of their respective affiliates, except for any applicable Credit Enhancement.

BOOK-ENTRY REGISTRATION; DEFINITIVE SECURITIES

         The Prospectus Supplement for each series of Securities will describe whether the Securities will be issued in book entry form or whether Securityholders will be entitled or required to receive securities registered in their own name.

REPORTS TO SECURITYHOLDERS

         On or prior to each Payment Date with respect to each series of Securities, the Servicer will prepare and provide to the Trustee a statement or statements with respect to the related Trust Property. The Trustee will forward or cause to be forwarded to each holder of record of such Class of Securities such statement or statements on or promptly after each Payment Date. Unless otherwise specified in the related Prospectus Supplement, each such statement or statements will set forth the information specifically described in the related Principal Transaction Documents which generally will include, but not be limited to, the following information:

                                    (i) the amount of the payment for each Class
                 of Securities;

                                    (ii) the amount of such payment allocable to
                 principal;

                                    (iii) the amount of such payment allocable
                 to interest;

                                    (iv) the Pool Balance, if applicable, as of
                 the close of business on the last day of the related Remittance Period;

                                    (v) the aggregate outstanding principal
                 balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

                                    (vi) the amount paid to the Servicer, if
                 any, with respect to the related Collection Period;

                                    (vii) the amount of the aggregate purchase
                 amounts for Contracts that have been acquired, if any, for such Collection Period;

                                    (viii) the amount on deposit in any reserve
                 account and the amount of coverage, including any remaining amount of coverage under any letter of credit, insurance policy or other form of Credit Enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor; and

                                    (ix) the amount of unreimbursed Servicer
                 Advances.

                 Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount.

                 Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Servicer will provide, or cause to be provided, to the Securityholders a statement containing the amounts described in
(ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


               DESCRIPTION OF THE PRINCIPAL TRANSACTION DOCUMENTS

                 The following summary describes certain common provisions of each of the Principal Transaction Documents pursuant to which each series of Securities will be issued. This summary is not complete, and prospective Securityholders should read the Prospectus Supplement for such Securities. In addition, forms of the Contribution and

Servicing Agreement, Subsequent Contract Transfer Agreement, Indenture and Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

TRANSFER OF THE CONTRACTS PURSUANT TO CONTRIBUTION AND SERVICING AGREEMENT OR SALE AGREEMENT

                 On the Closing Date for a series of Securities, the Company will receive the related Contracts from the Originator pursuant to a Contribution and Servicing Agreement. In some instances, the Company or the Issuer may receive the related Contracts from an Affiliate of DVI pursuant to a Sale Agreement substantially in the form of the Contribution and Servicing Agreement. The Company will either transfer such Contracts to an SPE pursuant to a Sale Agreement or will pledge the Company's right, title and interest in and to such Contracts to a Trustee on behalf of Securityholders pursuant to an Indenture. If the Trust Property is transferred to an SPE, it may either pledge its Trust Property to a Trustee pursuant to an Indenture or issue Certificates pursuant to a Trust Agreement. The obligations of the parties under all Principal Transaction Documents will be specified in the related Prospectus Supplement.

ACCOUNTS

                 With respect to each series of Securities, the Servicer will establish and maintain one or more accounts, called a "LOCKBOX ACCOUNT", in the name of the Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Contracts will be deposited. The Trustee will establish and maintain a Collection Account, in the name of such Trustee on behalf of such related Securityholders, in which amounts are transferred from the Lockbox Account and, to the extent provided in the related Prospectus Supplement, a Reserve Account or Distribution Account, for the benefit of Securityholders. Other accounts will be described in the related Prospectus Supplement.

                 For any series of Securities, funds in the Collection Account, the Distribution Account, any Reserve Account and other accounts identified as such in the related Prospectus Supplement, collectively, the "TRUST ACCOUNTS", shall be invested as provided in the related Principal Transaction Document in Eligible Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by DVI or its affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Contracts exceeds the amount of cash in such reserve account, a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses, collectively, "INVESTMENT EARNINGS", shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

                 The Trust Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                 "ELIGIBLE INSTITUTION" means, with respect to an Issuer, (a) the corporate trust department of the related Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which (i)(A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

                 To the extent that DVI's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Originator's general account moneys. No such rights to so commingle moneys will arise unless described in the related Prospectus Supplement.

SERVICING PROCEDURE

                 The Servicer, initially, DVI under the Contribution and Servicing Agreement for each series of Securities, will make reasonable efforts to collect all payments due with respect to each Contract comprising the related Trust Property and, unless the related Principal Transaction Documents provide for a different standard, will continue such collection procedures as the Servicer follows with respect to each particular type of Contract it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Contract to extend or modify the payment schedule. Some of such arrangements, (including, without limitation, any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities, may result in the Servicer acquiring such Contract if such Contract becomes a defaulted Contract. The Servicer may sell the Equipment related to a defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law.

PAYMENTS BY SERVICER

                 With respect to each series of Securities, all payments on the related Contracts, from whatever source, and all proceeds of such Contracts collected by the Servicer during each Collection Period specified in the related Prospectus Supplement will be remitted to the Trustee or deposited into the related Collection Account. Except where the related Prospectus Supplement and the Contribution and Servicing Agreement provide otherwise, the Servicer will be required to remit such amounts to the Trustee or deposit such amounts into the related Collection Account within two (2) Business Days of receipt thereof. If certain Rating Agency conditions are satisfied, the deposit of collections for a particular month will be made within two (2) Business Days prior to the related Payment Date. Pending deposit into the related Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICING COMPENSATION

                 Unless otherwise specified in the Prospectus Supplement or the Contribution and Servicing Agreement with respect to any series of Securities, the Servicer will be entitled to receive a fee for each Collection Period called the "SERVICING FEE", in an amount equal to the product of (i) one-twelfth, (ii) a specified percentage per annum as set forth in the related Prospectus Supplement, and (iii) the aggregate Discounted Contract Balance as of the beginning of the previous Collection Period. Unless otherwise disclosed in the related Prospectus Supplement and Contribution and Servicing Agreement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid prior to the distribution to the related Securityholders.

                 Unless otherwise disclosed in the related Prospectus Supplement and Contribution and Servicing Agreement, the Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Contracts, and will be entitled to reimbursement for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

                 The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors regarding the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Contracts, accounting for collections and furnishing statements to the applicable Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

DISTRIBUTIONS

                 On or prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series. With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each Class of such Securities entitled thereto will be made by the applicable Trustee to the related Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for each Class of Securities of such series will be set forth in the related Prospectus Supplement.

                 With respect to each series of Securities, on each Payment Date, collections on the related Contracts will be transferred from the Collection Account to the applicable Distribution Account for distribution to the related Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT ENHANCEMENT

                 The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of subordination of one or more Classes of Securities, a reserve account, over-collateralization, a letter of credit, an insurance policy or surety bond, third party standby loan or purchase agreement, guaranteed cash deposits or such other arrangements or any combination of two or more of the foregoing as may be described in the related Prospectus Supplement . If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

                 The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

RESIGNATION, LIABILITY AND MERGER OF SERVICER

                 With respect to each series of Securities, each Contribution and Servicing Agreement will provide that DVI may not resign from its obligations and duties as Servicer thereunder, except in connection with a permitted assignment under such Contribution and Servicing Agreement or upon determination that DVI's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed DVI's servicing obligations and duties under such Contribution and Servicing Agreement.

                 Each applicable Contribution and Servicing Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees or agents shall be under any liability to the related Issuer, Trustee or the related Securityholders for any action taken or not taken in good faith pursuant to the terms of such Contribution and Servicing Agreement; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any breach of representations or warranties made by the Servicer or such person in such Contribution and Servicing Agreement or for any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Contribution and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Contribution and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Contribution and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder.

                 Under the circumstances specified in any such Contribution and Servicing Agreement, any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Contribution and Servicing Agreement.

SERVICER DEFAULT

                 Except as otherwise provided in the related Prospectus Supplement, "SERVICER DEFAULT" under a Contribution and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied beyond the period set forth in the Contribution and Servicing Agreement; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Contribution and Servicing Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for a period of 30 days after the Servicer becomes aware of such failure or the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, or the Company, if applicable, and the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 66-2/3% of the aggregate outstanding principal amount of the related Securities; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Each of the events described in (iii) above is an "INSOLVENCY EVENT".

RIGHTS UPON SERVICER DEFAULT

                 Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Contribution and Servicing Agreement remains unremedied, the applicable Trustee, upon the request of the holders of Securities of the related series evidencing more than 66-2/3% of the aggregate principal amount of such then outstanding Securities, shall terminate all the rights and obligations of the Servicer, if any, under such Contribution and Servicing Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Contribution and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $15,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Contribution and Servicing Agreement.

EVENT OF DEFAULT UNDER THE PRINCIPAL TRANSACTION DOCUMENTS

                 The events of default under the Principal Transaction Documents for each series of Securities and the application of any money collected by the Trustee pursuant to the Principal Transaction Documents will be described in the Prospectus Supplement for that series. Unless otherwise provided in a Prospectus Supplement, the holders of Securities evidencing not less than 66-2/3% of the aggregate outstanding principal amount of the related Securities, or certain Classes of Securities may, on behalf of all the Securityholders of such related Securities, waive any default by the Company or by any SPE in the performance of its obligations under the related Principal Transaction Documents and the consequences of such default, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the applicable Principal Transaction Documents or a default in respect of a covenant or provision under a Principal Transaction Document which cannot be modified or amended without the consent of the holder of each outstanding Security affected. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

AMENDMENT

                 Unless otherwise provided in the related Prospectus Supplement, each of the Principal Transaction Documents for a series of Securities may be amended by written amendment by the parties thereto, without the consent of the related Securityholders,

                                    (i) for the purpose of adding any provisions
                 to or changing in any manner or eliminating any of the provisions of such Principal Transaction Documents or of modifying in any manner the rights of such Securityholders provided that such action will not, in the opinion of counsel reasonably satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholders,

                                    (ii) to make any change to comply with
                 applicable laws, rules or regulations or

                                    (iii) for the purpose of issuing other
                 Classes of Notes in accordance with the express terms of the applicable Principal Transaction Document.

Unless otherwise specified in the related Prospectus Supplement, the Principal Transaction Documents for a series of Securities may also be amended by the parties with the consent of Securityholders holding at least a majority of the voting rights of those Securities, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Principal Transaction Documents or of modifying in any manner the rights of such Securityholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Securityholders, (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, or (iii) release any of the Trust Property from the lien of the Principal Transaction Documents (except as otherwise permitted therein) or modify certain sections of the Principal Transaction Document, without the consent of each affected Securityholder.

TERMINATION

                 The obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Principal Transaction Documents for a series of Securities will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any such remaining Contract or (ii) the payment to Securityholders of that series of all amounts required to be paid to them pursuant to such Principal Transaction Documents. Each Prospectus Supplement may specify the circumstances under which prepayment of a series of Securities may occur, such as when the aggregate Discounted Contract Balance of the related Contracts is less than a specified percentage of the initial aggregate Discounted Contract Balance. In connection with any such prepayment, the Trust Property for that series will be purchased at a price equal to the entire outstanding principal balance of the Securities to be redeemed, together with accrued interest thereon at the applicable interest rate. The related Securities will be redeemed following such purchase.

                 As more fully described in the related Prospectus Supplement, any outstanding Securities of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Principal Transaction
Documents may effect the prepayment of the Securities of such series.

CERTAIN LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS

                 Most states have adopted a version of Article 2A of the Uniform Commercial Code, which is applicable to "true leases" such as Fair Market Value Leases. Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, DVI will represent that, to the best of its knowledge (i) no Contract is a "consumer lease"; and (ii) each Obligor has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has continued to make scheduled payments under the related Contract. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                 The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, the anticipated material federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

                 The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

                 The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more methods, including firm commitment or best efforts underwriting and competitive bid. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

                 If underwriters are used in a sale of any Securities, other than in connection with an underwriting on a best efforts basis, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Companies whose identities and relationships to the Companies will be as set forth in the related Prospectus Supplement. The managing underwrites or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement relating to such series.

                 In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Company.

                 It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

                 The Prospectus Supplement with respect to any series of Securities offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.


                 The Company anticipates that the Securities offered hereby will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

                 Certain legal matters relating to the issuance of the Securities of any series will be passed upon for the Issuer and the Servicer by the general counsel to the Originator, the Issuer and the Servicer, and by Thacher Proffitt & Wood, New York, New York, special counsel to the underwriters.

                              FINANCIAL INFORMATION

                 The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Company will upon request be provided with a copy of the most recent financial statements of the Company. See "Reports to Securityholders."

                 A Prospectus Supplement may contain the financial statements of any related Credit Enhancer.

                       WHERE YOU CAN FIND MORE INFORMATION

                 This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                 The DVI Receivables Corp. VIII has filed a registration statement with the Securities and Exchange Commission, called the "COMMISSION" under the Securities Act of 1933, as amended, with respect to the Securities offered by this Prospectus. For further information, you should refer to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and at the

Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                 No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any related Prospectus Supplement and, if given or made, you must not rely on such information or representations. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information in this Prospectus is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 Documents may be filed by the Company or DVI Financial Services, Inc. on behalf of an Issuer relating to any series of Securities referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Company or a special purpose entity. All documents filed in this way shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part of this Prospectus and the related Prospectus Supplement from the respective dates of filing of such documents. Any statement continued here or in another document which is incorporated or deemed to be incorporated by reference here shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained here or in any other subsequently filed document which also is deemed to be incorporated by reference here modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                 Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Business Day                        ..........................................7
Closing Date                        ..........................................2
Collection Period                   ..........................................7
Commission                          .........................................15
Company                             ..........................................1
Contribution and Servicing Agreement..........................................2
Credit Enhancement                  ..........................................2
Discounted Contract Balance         ..........................................6
DVI                                 ..........................................1
Eligible Deposit Account            ..........................................9
Eligible Institution                ..........................................9
Eligible Investments                ..........................................9
Independent Director                ..........................................3
Insolvency Event                    .........................................12
Investment Earnings                 ..........................................9
Issuer                              ..........................................1
Lockbox Account                     ..........................................9
Medium-Sized Hospitals              ..........................................3
Obligor                             ..........................................3
Principal Transaction Documents     ..........................................2
Reserve Account                     ..........................................2
Sale Agreement                      ..........................................2
Senior Credit Committee             ..........................................4
Servicer                            ..........................................2
Servicer Default                    .........................................12
Servicing Fee                       .........................................10
SPE                                 ..........................................1
Subsequent Contract Transfer Agreement........................................2
Trust Accounts                      ..........................................9
Trust Property                      ..........................................1

Prospectus Supplement dated __________   (to Prospectus dated March 22, 1999)

                           [DVI _____________________]
                                    (ISSUER)
                           DVI RECEIVABLES CORP. VIII
                               ([OWNER OF] ISSUER)
                           DVI FINANCIAL SERVICES INC.
                                   (SERVICER)

o    THE PUBLICLY OFFERED SECURITIES:

The issuer will issue $__________ _____% of Class A, $___________ ____% of Class
B, $__________ ____% of Class C and $_________ ____% of Class D asset-backed notes, Series ______.

o    THE CREDIT ENHANCEMENT FOR THE PUBLICLY OFFERED NOTES:

         o        The Privately Offered Securities
The issuer also anticipates issuing the following notes that are not being offered to the public: $_________ of Class E asset-backed notes. The issuer will not pay the interest or principal, respectively, on the privately offered notes unless and until the interest or principal on the publicly offered notes are paid first.

         o        The Reserve Account
The issuer will fund a reserve fund that can be used to pay certain shortfalls in payments on the notes.

         O        The Retained Interest
The notes are senior to the issuer's retained interest, which represents the excess of the future collections on the assets of the issuer over the required payments on the publicly offered notes and the privately offered notes.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes will represent obligations of the issuer only and will not represent interests in or obligations of DVI Financial Services Inc. or any affiliate of DVI Financial Services Inc.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

o    THE UNDERWRITING:

The underwriters will offer to the public the Class A notes, the Class B notes, the Class C notes and the Class D notes at the following prices:

-------------------------------------------------------------------------------
                            CLASS A        CLASS B        CLASS C      CLASS D
                             NOTES          NOTES          NOTES        NOTES
-------------------------------------------------------------------------------
Price to Public1            _______%       ______%         ______%     ______%

Underwriting Discount2       _____%         ____%           ____%       ____%

Proceeds to Issuer3                        ______%         ______%     ______%
-------------------------------------------------------------------------------

1    Total price to public is approximately $____________.
2 Total underwriting discount is approximately $__________. The issuer has indemnified the underwriters for certain liabilities that they may incur.
3 Total proceeds to issuer, before deducting expenses payable by issuer estimated to be $_______, are approximately $________.

The notes are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify an order without notice. It is expected that delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company on or about _________________. You should read "PLAN OF DISTRIBUTION" on page S-74 of this prospectus supplement for further information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               __________________


                                 UNDERWRITER[S]
                            [NAME OF UNDERWRITER[S]]

    You can find a listing of the pages where capitalized terms used in the prospectus supplement and the prospectus are defined under the respective caption "INDEX OF DEFINED TERMS" beginning on page S-77 of this prospectus supplement and page 18 of the prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-1

RISK FACTORS................................................................S-10

DVI  .......................................................................S-14
     General................................................................S-14
     Underwriting Criteria..................................................S-14
     Portfolio Monitoring and Credit Collections............................S-16

THE SERVICER................................................................S-18
     Servicing Obligations and Procedures...................................S-18
     Servicing Compensation and Payment of Expenses.........................S-19
     Evidence of Compliance by Servicer.....................................S-20
     Other Servicing Procedures.............................................S-20
     Resignation/Removal of the Servicer....................................S-21
     Voluntary Termination of Servicer Duties...............................S-21
     Year 2000 Computer Programming Compliance..............................S-21

DVI RECEIVABLES CORP. VIII..................................................S-21

THE ISSUER..................................................................S-21

THE TRUSTEE.................................................................S-22

THE CONTRACTS...............................................................S-22
     Statistical Information for the Contracts..............................S-26
     Substitute Contracts...................................................S-36
     Eligibility Requirements for the Contracts.............................S-38
     Eligibility Requirements for Substitute Contracts......................S-39

DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS................S-40
     General................................................................S-40
     Definitions Relating to the Notes......................................S-41
     Conveyance of Trust Property...........................................S-44
     DVI Repurchase Obligation for Contract Misrepresentations..............S-44
     Indemnification........................................................S-44
     Indenture Accounts; Investment of Funds................................S-45
     Reserve Account........................................................S-45
     Flow of Funds..........................................................S-47
     Payment of Amounts From Distribution Sub-Accounts......................S-50
     Reports to Noteholders.................................................S-51
     Optional Redemption....................................................S-51

         Indenture Events of Default and Acceleration.......................S-52
     Remedies...............................................................S-53
     Servicer Events of Default.............................................S-54
     Termination of the Servicer............................................S-55
     Duties and Immunities of the Trustee...................................S-56
     Book-Entry Registration of the Notes...................................S-56

PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-60

CERTAIN LEGAL MATTERS AFFECTING AN
     OBLIGOR'S RIGHTS AND OBLIGATIONS.......................................S-61
     General................................................................S-61
     The Equipment..........................................................S-61

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-63

CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS...........................S-70

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS...................................S-70

LEGAL INVESTMENT............................................................S-74

RATINGS.....................................................................S-74

USE OF PROCEEDS.............................................................S-74

PLAN OF DISTRIBUTION........................................................S-74

LEGAL MATTERS...............................................................S-75

WHERE YOU CAN FIND MORE INFORMATION.........................................S-75

INDEX OF DEFINED TERMS......................................................S-77

                                    SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING IS JUST A SUMMARY. YOU NEED TO READ THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT FOR A MORE COMPLETE UNDERSTANDING OF THE SECURITIES, THE TRUST PROPERTY AND OTHER ASPECTS OF PURCHASING ANY OF THE NOTES.

CLOSING DATE..............  On or about _________________.

CUT-OFF DATE..............  _________________. The issuer owns all payments due after the cut-off date on the contracts.

THE ISSUER................  The issuer of the notes is DVI ___________________, a ____________ organized under the laws of the State of __________.

                            For more information about the issuer, you should read the section titled "THE ISSUER" on page S-21 of this prospectus supplement.

OWNER OF THE ISSUER........ The sole owner of the issuer is DVI Receivables
                            Corp. VIII, a Delaware corporation wholly owned by DVI Financial Services Inc.

                            For more information about DVI Receivables Corp. VIII, you should read the section titled "DVI RECEIVABLES CORP. VIII" on page S-21 of this prospectus supplement.

CONTRIBUTOR AND SERVICER    DVI Financial Services Inc., a Delaware corporation,
                            is the sole owner of DVI Receivables Corp. VIII

                            For more information about DVI Financial Services Inc., you should read "DVI" and "THE SERVICER" on pages S-14 through S-21 of this prospectus supplement.

TRUSTEE...................  _________________, a national banking association.
                            For more information about the trustee, you should read the section titled "THE TRUSTEE" on page S-22 of this prospectus supplement.

THE TRUST PROPERTY

The trust property is all of the assets of the issuer. If an event of default under the documents related to this transaction ever occurs then the trustee, acting on your behalf, could claim, foreclose upon and sell the trust property. Please read the section of this prospectus supplement titled "DESCRIPTION OF THE NOTES AND THE PRINCIPAL TRANSACTION DOCUMENTS - EVENTS OF DEFAULT AND ACCELERATION" starting at page S-40 of this prospectus supplement for a description of those events.

The trust property consists of:

THE CONTRACTS. A pool of non-cancelable contracts, which may be of any one of the following five types:

     "FINANCE LEASES" -- contracts in the form of a lease that contains an end of term purchase option for a nominal amount;

     "FAIR MARKET VALUE LEASES" -- contracts in the form of a lease that contain a purchase option based on either (a) a stated non-nominal percentage of the original cost of the related equipment, or (b) the fair market value of the related equipment at the expiration, or earlier termination, of the contract;

     "LEVERAGED LEASE LOANS" -- contracts in the form of loans, each of which is

     o made to a lessor of the related equipment which is leased under an equipment lease with the obligor, and

     o secured by a pledge by such lessor of all of its right, title and interest to the underlying equipment lease and the related equipment;

     "LEASE RECEIVABLE PURCHASES" -- contracts in the form of a purchase of the lessor's right to scheduled payments under an equipment lease and that is secured by the lessor's rights in the related equipment; and

     "SECURED EQUIPMENT NOTES" -- contracts in the form of a loan to the user of the related equipment secured by such equipment.

THE CONTRACT PAYMENTS. The contracts contain provisions which require the obligor to make the periodic, scheduled payment of rent or other payments thereunder on a periodic basis. These payments may be in arrears or advance.

SECURITY INTEREST IN EQUIPMENT. If an obligor defaults under its contract, the servicer, on behalf of the trustee, will be able to repossess and release or sell the related equipment to cover the remaining unpaid payments under such contract.

THE INSURANCE POLICIES. The issuer owns DVI Financial Services Inc.'s rights under any property insurance policies relating to the equipment financed under the contracts.

COLLECTION ACCOUNT AMOUNTS. The trustee will establish a bank account that collects funds to be paid to noteholders. The issuer owns any amounts deposited from time to time in the collection account.

RESERVE ACCOUNT AMOUNTS. The trustee will also establish a bank account that holds reserve funds. The issuer owns any amounts on deposit in the reserve account.

CONTRIBUTION AND SERVICING AGREEMENT RIGHTS. The issuer owns DVI Receivables Corp. VIII's rights and remedies under the Contribution and Servicing Agreement. Initially, DVI Financial Services Inc. is the servicer of the trust property. The servicer is responsible for servicing, making collections and advances on and otherwise enforcing the contracts. The servicer must exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar assets owned by the servicer. On each payment date, the servicer receives a monthly servicing fee from amounts on deposit in the collection account. The servicer may resign or be removed, in which event the trustee or another satisfactory company will be appointed as successor servicer.

EXCLUDED ASSETS

The trust property will not consist of either:

PURCHASE OPTION PAYMENTS. Any purchase option payments are specified in each individual contract. In general, purchase option payments are any payment made by the obligor under such contract to purchase the equipment covered thereby. A purchase option payment would include any funds received in respect of any of the following:

o    an end of term purchase option for $1,

o an end of term option to purchase the equipment at a stated percentage of the original cost of the equipment,

o an option to purchase the equipment at the fair market value of the equipment determined at the end of the contract term, or

o an end of term option to extend the term of the lease for one or more immediately succeeding twelve month periods.

MISCELLANEOUS PAYMENTS. These are amounts included in the obligor's payments for which the issuer is not the ultimate beneficiary, including, but not limited to, property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs.

THE CONTRACTS

DVI Financial Services Inc. selects the contracts from its portfolio of contracts based on the criteria specified in the section at page S-38 of this prospectus supplement titled "THE CONTRACTS-ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS." DVI Financial Services Inc. either originates or acquires the contracts from others in its ordinary course of financing activities. Some or all of the contracts in the trust property were previously and indirectly sold by DVI Financial Services Inc. to a special-purpose, bankruptcy-remote entity that was wholly and directly or indirectly owned by DVI Financial Services Inc.

THE DISCOUNTED AGGREGATE CONTRACT BALANCE. The outstanding principal balance, discounted at a rate of ____% per year, of the contracts included in the statistical information presented in this prospectus supplement is $______________ as of the cut-off date. We discounted the contract payments to show what the value in today's dollars is of the total contract payments due over time. We did not include purchase option payments or miscellaneous payments in our calculations of discounted contract balances. For the purposes of future calculations, except when calculating a repurchase price of a contract, we assumed that the discounted contract balance of any defaulted contract is zero.

For a further discussion of discount rates and the contracts, you should read the section titled "THE CONTRACTS" at page S-22 of this prospectus supplement.

OTHER POOL DATA.  As of the cut-off date,

o the weighted average remaining term to maturity of the statistical pool of contracts was approximately _____ months,

o the final scheduled payment date of the contract in the statistical pool with the latest maturity is _______, ____, and

o the average outstanding principal balance of the contracts referenced in the statistical pool was approximately $_________.

For more data about the contracts as of the cut-off date, you should read the section titled "THE CONTRACTS" at page S-22 of this prospectus supplement.

THE EQUIPMENT. The equipment is principally non-invasive medical diagnostic and therapeutic equipment.

The contracts require the obligor to assume all responsibility with respect to the equipment, including the obligation to pay all costs relating to its operation, maintenance, repair, insurance and taxes. Some equipment contracts pledged as collateral for leveraged lease loans, however, may require the related lessor to maintain and service the equipment. Some contracts may also require payments for which the servicer is not the ultimate beneficiary thereof and which are not part of the trust property.

THE OBLIGORS. The obligor is the person obligated to make payments under a contract. The term obligor is used in this prospectus supplement to include any guarantor. The obligors under the contracts are primarily hospitals, non-hospital medical facilities, physician groups and physicians, businesses, institutions, and professionals, all of which utilize the equipment under such contract for commercial use. No affiliates of DVI Financial

Services Inc. are obligors under any contracts. Each obligor has full personal liability for its obligations under its contract.

MODIFICATIONS TO THE CONTRACTS. The terms of a contract may be modified or adjusted by the servicer for administrative reasons. A lessee or a lessor may also request a modification or adjustment to its contract. Such modifications or adjustments may include either:

o    changes to the equipment's acceptance date, cost or components; or

o corrections of information that occur when a contract enters the servicer's administrative servicing system.

Such modifications and adjustments could result in changes to:

o the contract's commencement date, amount of monthly payment, timing of monthly payment, or

o    the equipment.

However, such changes will not:

o    extend the stated maturity date of the notes,

o extend the scheduled termination date of such contract by more than __ months,

o have a material adverse effect on the weighted average life of any class of notes,

o affect more than ________ percent of the initial aggregate principal balance of the contracts, which are discounted at the actual discount rate of _______%,

o    be made to any contract that is ______ days or more delinquent,

o decrease the discounted principal balance of any contract being modified, unless the issuer deposits an amount equal to such decrease in the collection account.

TERMINATION OF CONTRACTS. Generally, obligors do not have the right to terminate or prepay their contract. However, the servicer may allow either full or partial prepayment of a contract by an obligor. In fact, the servicer historically has permitted obligors to terminate contracts early or, in case of contracts covering more than one item of equipment, to partially prepay contracts. This could occur in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated payoff amount, or both.

FULL PREPAYMENTS. The servicer may only permit a full prepayment if the obligor pays an amount at least equal to the sum of:

     (1) the discounted principal balance of the contract as of the first day of the calendar month immediately preceding such prepayment, together with one month of interest thereon at the actual discount rate of _______%, and

     (2) any unreimbursed amounts that the servicer advanced to the obligor as permitted in the Contribution and Servicing Agreement, as described in"THE CONTRACTS" on page S-22, and "THE SERVICER" on page S-18, of this prospectus supplement, and

     (3) any payments due and outstanding under such contract that constitute trust property but were not the subject of a servicer advance.

PARTIAL PREPAYMENTS. The servicer may only permit an obligor to partially prepay a contract if the obligor pays an amount equal to the difference between the following (A) and (B).

(A) is the sum of (1) the difference between the discounted principal balance of such contract before such prepayment is made and the discounted principal balance of such contract after such prepayment is made and (2) one month's interest on such difference, and

(B) is an amount equal to any of such contract payments actually received by the servicer with respect to the prepaid portion of such contract for the current calendar month on or before the date of such partial prepayment.

LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS

The issuer warrants that the pledge to the trustee is a valid pledge of a security interest in the contracts. The issuer must take any action required to perfect the noteholders' security interest in the contracts. The issuer warrants that the trustee, on behalf of the noteholders, has a first priority perfected security interest in the contracts, except for liens which have priority by operation of law, and the proceeds.

PRINCIPAL AND INTEREST ON THE OFFERED NOTES

INTEREST. The trustee pays interest on the notes on the eleventh day of each month to each noteholder; if such eleventh day is not a business day, it pays on the next day that is a business day. The first payment date will be _______________. To be considered a noteholder for such payment, the trustee must have you registered on its records on the fifth business day immediately preceding such payment date as a noteholder.

We accumulate the aggregate amount of any monthly interest not previously paid to any noteholders. The issuer will pay the aggregate amount of such overdue interest on the next payment date to the extent that sufficient funds are available to make such payment. Overdue interest does not itself bear interest.

PRINCIPAL. Principal payments on the notes are required to be made on each payment date to the extent funds are available for such payments. Principal payments will be calculated based on the decline in the aggregate discounted contract principal balance during the prior calendar month.

FLOW OF FUNDS

On each payment date, the trustee will disburse all funds deposited in the collection account, including any investment income with respect to monies on deposit in the collection account, in accordance with the servicer's monthly report in the following order of priority:

FIRST, fees to the servicer, unreimbursed advances and other servicer advances due to the servicer;

SECOND, to the Class A noteholders, all Class A interest

THIRD, to the Class B noteholders, all Class B interest

FOURTH, to the Class C noteholders, all Class C interest

FIFTH, to the Class D noteholders, all Class D interest

SIXTH, to the Class E noteholders, all Class E interest

SEVENTH,

     IF no amortization event is happening, then :

     o    FIRST, to the Class A noteholders, all Class A principal

     o    SECOND, to the Class B noteholders, all Class B principal

     o    THIRD, to the Class C noteholders, all Class C principal

     o    FOURTH, to the Class D noteholders, all Class D principal

     o    FIFTH, to the Class E noteholders, all Class E principal

     o SIXTH, to the reserve account, the amount needed to make the reserve account meet its deposit requirements

     BUT, if an amortization event is happening and has not been waived by the noteholders, then

     o FIRST, to the Class A noteholders, all of the Class A outstanding principal balance

     o SECOND, to the Class B noteholders, all of the Class B outstanding principal balance

     o THIRD, to the Class C noteholders, all of the Class C outstanding principal balance

     o FOURTH, to the Class D noteholders, all of the Class D outstanding principal balance

     o FIFTH, to the Class E noteholders, all of the Class E outstanding principal balance in making the seventh group of payments outlined above if an amortization event is happening, the trustee may also draw upon funds deposited in the reserve account, but there still may not be enough funds in the collection account to make all of such payments on any payment date,

EIGHTH, if the servicer is no longer DVI Financial Services Inc. and the servicer's fee is deemed to be commercially unreasonable, the amount necessary to make the servicing fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations,

NINTH, any remaining funds on deposit in the collection account to the issuer.

For a more detailed description of how funds are paid to you, you should read the section "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- FLOW OF FUNDS" on page S-47 of this prospectus supplement.

CREDIT ENHANCEMENT. We have provided three forms of credit enhancement. First, we have the subordination of the different classes of notes. Second, we have a reserve account of funds to pay certain shortfalls in payments on the notes. Third, we have the subordination of the issuer's right to receive retained interest amounts, until noteholders have received all amounts then payable to them.

SUBORDINATION. Subordination enhances the credit of each superior class of notes. Notes that are subordinated in priority of payment to other classes of notes have a lesser likelihood of receiving the regular distributions as outlined in the "FLOW OF FUNDS" section on page S-47 of this prospectus supplement. Similarly, if the trustee should ever foreclose upon the trust property, each superior class of notes has a greater protection against realizing losses than do notes that are subordinated.

Payments of interest on the Class E notes are subordinate to payments of interest on the Class A, Class B, Class C and Class D notes, and payments of principal on the Class E notes are subordinate to payments of principal on the Class A, Class B, Class C and Class D notes.

Furthermore, the following note payments are subordinated as shown below.

================================================================================

Note Payment                     Subordinated To The Full Payment Of:
------------                     ------------------------------------
Class A interest                 Interest on the Class A notes is not
                                 subordinated to any other note payments.

Class A principal                All interest due and overdue on all classes of
                                 notes.

Class B interest                 All interest due and overdue on the Class A
                                 notes.

Class B principal                If NO amortization event IS happening:

                                 o all interest due and overdue on all classes
                                   of notes

                                 o all principal due and overdue on the Class A
                                   notes

                                 If an amortization event IS happening:

                                 o all interest due and overdue on all classes
                                   of the notes

                                 o the entire outstanding principal amount due
                                   on the Class A notes

Class C interest                 All interest due and overdue on the Class A
                                 notes and the Class B notes.

Class C principal                If NO amortization event IS happening:

                                 o all interest due and overdue on all classes
                                   of the notes

                                 o all principal due and overdue on the Class A
                                   notes and the Class B notes,

                                 If an amortization event IS happening

                                 o all interest due and overdue on all classes
                                   of the notes

                                 o the entire outstanding principal amount due
                                   on the Class A notes and the Class B notes

Class D interest                 All interest due and overdue on the Class A
                                 notes, the Class B notes and the Class C notes.

Class D principal                If NO amortization event IS happening:

                                 o all interest due and overdue on all classes
                                   of the notes

                                 o all principal due and overdue on the Class A
                                   notes, the Class B notes, and the Class C notes

                                 If an amortization event IS happening:

                                 o all interest due and overdue on all classes
                                   of the notes

                                 o the entire outstanding principal amount due
                                   on the Class A notes, the Class B notes and the Class C notes.

================================================================================

RESERVE ACCOUNT

The reserve account is a segregated trust account in the name of the trustee. The trustee funds the reserve account on the closing date by depositing an amount from note proceeds, and thereafter by depositing amounts otherwise distributable to the issuer. If a shortfall arises between available funds in the collection account and principal or interest due on the notes, the trustee will withdraw money from the reserve account to pay the affected noteholders. However, noteholders can only be compensated to the extent that funds are available in the reserve account. If amounts in the reserve account exceed the amount required to be on deposit in the reserve account, then excess amounts on deposit in the reserve account may also be paid to the issuer.

For more information about the reserve account, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- RESERVE ACCOUNT" on page S-43 of this prospectus supplement.

RETAINED INTEREST

The amount of notes issued by the issuer is less than all of the cash flows that the issuer expects to receive from the trust property. We refer to the difference between the amount of notes issued and the anticipated cash flow as the "retained interest".

POOL A CONTRACTS AND POOL B CONTRACTS

If the trust property is composed of two pools of contracts, there will be contracts identified on the contract schedule attached to the Contribution and Servicing Agreement as the pool A contracts or as the pool B contracts. The servicer's rights with regard to substitution of contracts and purchase of all contracts in a pool differ as between the pool A contracts and the pool B contracts. The two pools shall comprise a single collateral pool from which payments will be made for all of the notes.

For further information regarding the different rights of substitution and replacement with respect to the pool A contract and the pool B contracts, you should read the section titled "THE CONTRACTS -- SUBSTITUTE CONTRACTS" on page S-36 of this prospectus supplement.

OPTIONAL REDEMPTION

The issuer may buy back either all of or some of the notes.

FULL REDEMPTION. The issuer may buy back all of, but not some of, the notes on any payment date if:

o    the issuer pays the redemption price that we have specified;

o the aggregate outstanding discounted contract balance of all of the contracts in pool A is less than __% of the aggregate outstanding discounted contract balance of all of the contracts in pool A on the closing date; and

o the aggregate outstanding discounted contract balance of all of the contracts in pool B is less than __% of the aggregate outstanding discounted contract balance of all of the contracts in pool B on the closing date.

PARTIAL REDEMPTION. The issuer may buy back any portion, but not all, of the notes on a payment date if

o    it pays the partial redemption price, and

o the aggregate outstanding discounted contract balance of all of the contracts in pool B is less than __% of the aggregate outstanding discounted contract balance of all of the contracts in pool B as of the closing date.

For further information about the issuer's rights to buy back the notes, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- OPTIONAL REDEMPTION" on page S-51 of this prospectus supplement.

LIMITED REPURCHASE OBLIGATION

90 days following the discovery or receipt of notice of a breach in the Contribution and Servicing Agreement, if the breach is material and has not been cured or waived as described therein, then DVI Financial Services Inc. must either substitute or repurchase the contract causing the breach from the issuer.

For further information about the issuer's mandatory repurchase obligations, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- DVI REPURCHASE OBLIGATION FOR CONTRACT
MISREPRESENTATIONS" on page S-44 of this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Under current law, special tax counsel to the underwriters is of the opinion that the Class __ and __ notes will be treated as indebtedness for federal income tax purposes.

For further information regard tax treatment of the notes, you should read the section titled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page S-63 in this prospectus supplement.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

If you are buying notes on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. Buying Notes on behalf of an employee benefit plan may result in a so-called "prohibited transaction" unless you meet the requirements of certain exemptions. To assure that exemptions are available for the benefit of all investors, you must make certain representations when you acquire notes. See "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" on page S-70 of this prospectus supplement for a description of the rules and exemptions.

RATINGS

The issuer's issuance of the notes is subject to receipt by each of the following classes of all of the ratings set forth next to such class.


  CLASS     [NAMES OF RATING AGENCIES]
--------  ===============================
Class A
Class B
Class C
Class D

A rating on a security is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. For further information about rating, you should read the sections of this prospectus supplement entitled "PREPAYMENT AND YIELD CONSIDERATIONS" on page S-60, and "RATINGS" at page S-74, of this prospectus supplement.

RISK FACTORS

For a discussion of factors that should be considered by prospective investors in the notes, you should read the section titled "RISK FACTORS" on page S-10 of this prospectus supplement.

PERMISSIBLE TRANSFER

The Class ___ notes are eligible for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                  RISK FACTORS

          Prospective noteholders should consider, among other things, the following factors in connection with the purchase of the Notes.

              RISKS AFFECTING COLLECTIBILITY OF THE TRUST PROPERTY

THE ISSUER, THE SERVICER OR DVI RECEIVABLES CORP. VIII COULD BREACH THEIR OBLIGATIONS THAT ENABLE THE TRUSTEE TO HAVE, ON YOUR BEHALF, A PERFECTED FIRST PRIORITY SECURITY INTEREST IN THE TRUST PROPERTY.

          If any of the issuer, DVI Receivables Corp. VIII or the servicer sells, pledges or causes the delivery of a contract in the trust property to a person other than the trustee, then such other person would probably acquire an interest in that contract. The interest of that other person may have priority over the trustee's security interest. Anyone owed money by the owner of a contract, if that debt is overdue, can foreclose upon and sell the contract. Thus, if a person delivers a contract in the trust property to someone other than the trustee, the trustee may not be in control of the decision concerning whether or not to foreclose on the collateral.

          In addition, the person with the highest-priority security interest will be paid first from any payments under, or any proceeds of sale of, a contract. Thus, if the person other than the trustee has a security interest with higher priority than the trustee's, that person's interest in the contract will be paid first. Only after the other person's interest is paid will the trustee's interest be paid, and then only to the extent that there still are sufficient funds available from the payments or proceeds.

THE OBLIGOR MAY HAVE RIGHTS THAT RESTRICT THE TRUSTEE'S ABILITY TO COLLECT ON THE CONTRACTS FOR YOU.

          An obligor might assert claims and defenses against DVI Financial Services Inc., DVI Receivables Corp. VIII, the issuer or the trustee with respect to the contracts or the related equipment. DVI Financial Services Inc. warrants that, on the closing date, no such claims or defenses have been asserted or threatened with respect to the contracts.

STATE LAWS CAN RESTRICT THE TRUSTEE'S ABILITY TO COLLECT ON THE CONTRACTS FOR
YOU.

          State laws impose requirements and restrictions relating to foreclosure sales of collateral. Such laws may also restrict the trustee's ability to go to court and obtain a judgment that the issuer is deficient in the payments it must make to you following such a foreclosure sale. The trustee may not realize the full amount due on a contract, or may not realize the full amount on a timely basis, because of the application of those requirements and restrictions.

FAILURE TO TAKE CERTAIN ACTION, EQUIPMENT OBSOLESCENCE AND LEGAL COSTS MAY ALSO RESTRICT THE TRUSTEE'S ABILITY TO COLLECT ON THE CONTRACTS FOR YOU.

          In addition to the considerations mentioned above, other factors that can hinder the trustee's ability to collect payments from contracts that it foreclosed upon include:

          o a failure to file UCC financing statements to perfect a security interest,
          o depreciation, obsolescence, damage or loss of any item of equipment,
          o the application of Federal and state bankruptcy and insolvency laws,
          o the expense of legal proceedings under a defaulted contract and other factors. If any of these circumstances occurs, the noteholders may be subject to delays in payments and losses.

EQUIPMENT OBSOLESCENCE.

          If an obligor defaults on a contract, the only source of payment for amounts due on the contract will be the income and proceeds from the related equipment. However, the market value of our medical equipment generally declines with age. In addition, some of our equipment may be subject to sudden, significant declines in value because of technological advances. Because of these factors, if the servicer or the trustee forecloses upon and sells the equipment securing a defaulted contract, the servicer or trustee may not recover the entire amount due on such contract.

               RISKS RELATING TO THE STRUCTURE OF THE TRANSACTION

IF DVI FINANCIAL SERVICES INC. GOES BANKRUPT, A BANKRUPTCY COURT COULD TERMINATE SOME OF THE CONTRACTS, AND YOU WOULD NOT GET ALL OF YOUR PAYMENTS.

          DVI Financial Services Inc. believes that the transfer of the contracts and the security interest in the related equipment to DVI Receivables Corp. and the subsequent transfer to the issuer should be treated as an absolute and unconditional transfer. However, if DVI Financial Services Inc. goes bankrupt, a bankruptcy court could nonetheless attempt to recharacterize such transfer as a borrowing. Such an attempt, even if unsuccessful, could result in delays in payments on the notes.

          If a bankruptcy court successfully recharacterizes the sale as a borrowing, the court could then elect to accelerate payment of the notes and liquidate the contracts. If an acceleration occurs, the trustee's recovery on behalf of noteholders could be limited to the then-current value of the contracts or the underlying equipment. In addition, if such attempt were successful, bankruptcy law allows the bankruptcy trustee to reject leases that it considers to be "true" leases, such as "fair market value" leases. The same law allows the bankruptcy trustee to reject any other contract if the court believes that any signatory to that contract has yet to finish performing its duties thereunder. If a contract is rejected by a bankruptcy trustee for whichever reason, the contract is terminated. An obligor would not owe any further payments under a terminated contract. If the trust property contains a contract that is terminated, you would then lose the right to some future payments of interest and principal on the notes. If many contracts in the trust property are terminated, your losses could be sizeable.

IF A LESSOR GOES BANKRUPT, A BANKRUPTCY COURT COULD REJECT AND TERMINATE ANY FAIR MARKET VALUE CONTRACTS UNDER LEVERAGED LEASE LOANS OR OTHERWISE, AND YOU WOULD NOT GET ALL OF YOUR PAYMENTS.

          LEVERAGED LEASE LOANS. Some contracts represent leveraged lease loans from DVI Financial Services Inc. to various lessors. Because leveraged lease loans are secured by the lessor's pledge of its rights in equipment and of a lease with the lessee of such equipment, rejection of the lease by that lessor would terminate the lease, the obligor would not owe further contract payments, and you might lose the right to some future payments of interest and principal on the notes.

          FAIR MARKET VALUE LEASES. Other contracts are fair market value leases from DVI Financial Services, Inc. to various lessees. When DVI Financial Services Inc. contributed these leases to DVI Receivables Corp. VIII, or an affiliate of DVI Financial Services Inc., which affiliate then sold the leases to DVI Receivables Corp. VIII, it also granted a security interest in the leased equipment to such transferee, which in turn, assigned such security interest to the issuer along with a first priority security interest in the lease between DVI Financial Services Inc. and the lessee.

          THE RISK OF REJECTION. If a lessor under either a leveraged lease loan or fair market value lease were to seek protection under the Bankruptcy Code, then the lessor, as debtor-in possession, or its bankruptcy trustee would have the option of rejecting, assuming or assigning the underlying lease. If a lessor or bankruptcy trustee chooses to reject the lease, you could experience delays in payment or losses on your investment.

SUBORDINATED NOTES HAVE LESS LIKELIHOOD OF BEING FULLY PAID THAN DO THE SUPERIOR CLASSES OF NOTES.

          Investors who purchase subordinated notes will not receive distributions of interest or principal on any given payment date until after the Class A notes and the classes of more senior subordinated notes receive their respective distributions of interest or principal. The subordinated notes will bear losses and delinquencies in reverse order of their priority. Depending upon the timing of defaults and severity of losses, investors may realize less on their investment than they originally anticipated. It may also take longer for investors holding subordinated notes to earn a return on their investment. For more information about subordinated notes, you should read the section titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS-- FLOW OF FUNDS" on page S-47 of this prospectus supplement.

                                   OTHER RISKS

PAYMENT OF PRINCIPAL AND INTEREST ON YOUR NOTE DEPENDS UPON THE UNPREDICTABLE RATE OF PREPAYMENTS ON THE CONTRACTS.

          The rate of payment of principal on the notes will depend, among other things, on an unpredictable rate of prepayments on the contracts. Therefore, the rate of payment of principal on the notes cannot be predicted. Prepayments on the contracts include

o partial and full prepayments, to the extent not replaced with substitute contracts, by the obligor on the contract,
o    payments upon the liquidation of defaulted contracts,
o payments upon acquisitions by DVI Financial Services Inc. of contracts from the related trust property on account of a breach of certain representations and warranties in the Contribution and Servicing Agreement, and
o payments upon an optional acquisition by DVI Financial Services Inc. of contracts from the issuer.

          The rate of early terminations of contracts due to prepayments and defaults may be influenced by a variety of economic and other factors which are unknown at this time. You will bear the risk of reinvesting distributions of the principal of your note. No assurance can be given as to the level of prepayments that the contracts will experience.

THE SERVICER OR THE ISSUER MAY SUBSTITUTE CONTRACTS IN THE TRUST PROPERTY, CAUSING DIFFERENT PAYMENT AND PREPAYMENT RATES ON YOUR NOTE.

          DVI Financial Services Inc. and the issuer have the right in certain circumstances to replace prepaid or certain non-performing contracts. These rights differ as between the pool A contracts and the pool B Contracts. For further information about the servicer's rights of substitution, you should read the section titled "THE CONTRACTS -- SUBSTITUTE CONTRACTS" at page S-36 of this prospectus supplement. The payment flow on your notes will be different if a substitution occurs, rather than if the issuer pays the proceeds of the defaulted or prepaid contract through to you. The performance of such substitute contracts could be different than the performance of the original contracts.

THE RATE OF DELINQUENCIES OF DVI FINANCIAL SERVICES INC.'S PORTFOLIO OF CONTRACTS IS NOT AN ASSURANCE OF THE PERFORMANCE OF THE CONTRACTS IN THE TRUST PROPERTY.

          We cannot assure you that the levels of delinquencies and losses experienced in recent years by DVI Financial Services Inc. on its entire equipment finance portfolio are indicative of the contracts in the trust property. Delinquencies and losses on contracts could increase significantly for various reasons, including changes in the federal income tax law, changes in the local, regional or national economies or other events. You should not assume that data from DVI Financial Services Inc.'s entire portfolio of contracts is or will be indicative of the performance of the trust property.

CONTEMPLATED CHANGES IN FEDERAL HEALTH CARE REGULATIONS COULD HAVE AN ADVERSE EFFECT ON YOUR NOTE PAYMENTS.

          In recent years, the administration and Congress have considered various changes in federal regulations and reimbursement policies relating to health care delivery in the United States. Legislation adopted this year or thereafter may affect the regulation and availability of, and the pricing and reimbursement applicable to, health care products and services provided by an obligor, or financing services provided by DVI Financial Services Inc. Such regulations could affect the financial well-being of several obligors or DVI Financial Services Inc. No one can accurately predict the effect, if any, that any such legislation will have on the servicer or on the ability of an obligor to satisfy its payment obligations.

THE RATINGS OF THE NOTES ARE NOT RECOMMENDATIONS AND MAY BE WITHDRAWN AT A LATER DATE.

          None of the ratings of the notes by any rating agency are recommendations to purchase, hold or sell the notes. Ratings do not comment as to market price or suitability for you. Moreover, the rating agencies do not assure that the ratings will remain for any given period of time. Indeed, whenever a rating agency that rates the notes believes that circumstances so warrant, that rating agency may lower or withdraw its rating.

THERE MAY BE NO PURCHASER AVAILABLE IF YOU WISH TO SELL YOUR NOTE.

          After the initial issuance of the notes on the closing date, the underwriters intend to make a secondary market for the purchase of the notes. A secondary market is one in which a noteholder sells a note to another person. However, the underwriters have no obligation to make a secondary market. There is no assurance that such a secondary market will develop or, if it develops, that it will continue.

          The secondary markets for asset-backed securities have experienced periods of illiquidity in the past and can be expected to do so in the future. Illiquidity means that you may not easily find another investor to buy your note. Consequently, you may not be able to sell your note readily or at prices that will enable you to realize the yield that you desire on your note.

          The market values of the notes are also likely to fluctuate. These fluctuations could be significant and result in sizable losses to you, depending on where or when you resell your note.

REGISTERING THE NOTES IN BOOK-ENTRY FORMAT MAY MAKE IT MORE DIFFICULT TO RESELL YOUR NOTES AND CAUSE DELAYS IN YOUR RECEIPT OF PAYMENT ON THE NOTES.

          The notes are being issued in book-entry form. For more information about book-entry form, you should read the section of this prospectus supplement titled "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS--GENERAL" beginning at page S-40. Registering the notes in book-entry form may make it more difficult for you to sell your note to another investor. For further discussion of liquidity on the secondary markets, you should read the section above on this page titled "RISK FACTORS-- THERE MAY BE NO PURCHASER AVAILABLE IF YOU WISH TO SELL YOUR NOTE". In most cases noteholders will only be able transfer the notes through The Depository Trust Company or The Depository Trust Company's participants. You may therefore have limited ability to pledge your note to a person who does not participate in the Depository Trust Company system. Because the trustee will first pay distributions on your note to Cede & Co., as nominee of The Depository Trust Company, you could also experience some delay in receipt of your note payments.

YEAR 2000 COMPUTER ERRORS COULD ADVERSELY AFFECT YOUR NOTE PAYMENTS.

          The servicer believes, based on discussions with current systems vendors, that its software applications and operational programs will properly recognize calendar dates beginning in the year 2000. In addition, the servicer is discussing with its customers and suppliers the possibility of any interface difficulties relating to the year 2000 which may affect the servicer. To date, no significant concerns have been identified; however, there can be no assurance that there will not be any year 2000-related operating problems or expenses that arise and affect the payments on your notes.



                                       DVI

GENERAL

          DVI Financial Services Inc., referred to as "DVI", is a Delaware corporation with its national headquarters located at 500 Hyde Park, Doylestown, Pennsylvania 18901. Its telephone number is (215) 345-6600. DVI comprises the bulk of the assets of DVI, Inc., which owns all the stock of DVI. DVI, Inc. is headquartered in Doylestown, PA, and its stock is traded on the New York Stock Exchange as symbol "DVI". At ___________, DVI handled billing and collection of approximately __ equipment finance contracts either owned by it or by companies affiliated with it.

          DVI is engaged in the business of providing financing for users of diagnostic imaging, therapeutic and other medical equipment. DVI focuses primarily on financing technologically advanced medical equipment such as computerized tomography magnetic resonance imaging nuclear medicine and radiation therapy systems, as well as lower cost medical devices, for a customer base that consists principally of outpatient healthcare providers, physicians and physician groups, medium-sized hospitals and shared service providers.

          DVI's policy is to provide financing to its customers in transactions which, with very limited exceptions, take the form of direct financing leases and loans. Most of DVI's equipment financing transactions have a term of approximately 60 months and, in most cases, are full payout transactions that allow DVI to recover all the costs of acquiring and financing the equipment during the initial non-cancelable term.

          DVI's Equipment Finance Group will finance equipment ranging in cost from $200,000 to $3,000,000. DVI also finances small-ticket equipment ranging in cost from $5,000 to $200,000.

UNDERWRITING CRITERIA

          DVI has established specific credit guidelines for transactions in which the original equipment cost is in excess of $200,000. The guidelines help identify and predict the ability of a prospective obligor to meet its financial obligations to DVI. DVI believes these guidelines have contributed positively to its loss experience since its inception in July 1986. The guidelines are flexible and recognize the variables that are most relevant among different customer types within DVI's targeted markets. These customer types include:

     (1) "FACILITIES" which are providers of medical services not located in a licensed hospital facility;

     (2) "PHYSICIAN GROUPS", which are physicians and multiple primary care physicians which have grouped together to provide medical services;

     (3) "MEDIUM-SIZED HOSPITALS", which are hospitals containing between 50 to 400 beds; and

     (4) "SHARED SERVICE PROVIDERS", which are entities which acquire and provide medical equipment to multiple users on a per use or time basis.

Because of the large size of DVI's transactions, each transaction is analyzed and reviewed on its own merits. Pursuant to DVI policy, the Credit Manager of DVI has approval authority for all transactions up to $500,000. The Vice President of Credit has approval authority for all transactions up to $750,000. The Chief Credit Officer - U.S., with any other member of the credit committee, has approval authority up to $1 million. The credit committee has approval authority for all transactions greater than $1 million. If a transaction causes aggregate customer exposure to exceed $3 million, it must receive credit committee approval, regardless of size.

          DVI has historically focused most of its equipment financing efforts on the non-hospital sector of the medical equipment marketplace. DVI believes this sector requires a rigorous credit analysis and structuring discipline. From a credit perspective, most Facilities that operate high-cost equipment, such as MRI systems, are businesses which have few employees, minimal inventory and limited space requirements. Facilities provide medical service to patients who are not admitted to a hospital, or provide various services to a hospital's inpatients outside of the licensed hospital facility. They normally have a high proportion of fixed costs to total costs and, as a result, are dependent upon a steady flow of revenues. For these reasons, DVI's credit analysis is heavily focused on understanding and substantiating the projected revenue sources of a project. DVI's credit analysis and structuring of a project often takes from three to nine months and includes person-to-person contact with identified patient referral sources, analysis of a physician's patient referral history and a thorough analysis of actual and prospective competition. Projected expenses are examined for thoroughness and compared against the actual expenses of similar facilities financed by DVI.

          DVI's intention is to become involved early in the planning process of a financing project, as it then has the opportunity to structure the transaction to DVI's specific credit guidelines. Among numerous factors, this process generally involves:

     (i)  prescribing minimum working capital and net worth requirements;

     (ii) requiring outside financial support as needed in the form of cash equity, additional collateral, guarantees or fee subordinations;

     (iii) ensuring that all key parties are at risk; and

     (iv) establishing that the contractual relationship with the user is well conceived and documented.

          In evaluating the creditworthiness of Medium-Sized Hospitals, DVI generally takes a similar approach, although in the case of financially stronger hospitals, a modified, somewhat less stringent approach may be applied. "FINANCIALLY STRONGER HOSPITALS" are hospitals which in DVI's judgment have a consistent history of earnings, a sound capital structure and generate sufficient cash flow to repay their short-term and long-term obligations with an adequate margin of safety.

          DVI also has made the impact on each customer of the industry trend toward managed care an increasingly important credit measurement for the past several years. In addition, DVI considers the ability of a prospective Obligor to contract with managed care payors and providers to be very important.

          At various stages in the structuring and credit approval process, credit information is submitted by field sales personnel to DVI's sales and credit personnel for discussion and structuring purposes. When fully completed, a formal credit package is prepared and sent to the appropriate approval body as described above.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

          DVI as Servicer will service all Contracts constituting trust property for the notes, and will do so in the same manner as it handles billing and collection for Contracts which it owns itself. For Contracts above approximately $200,000, key members of the credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent borrowers. Delinquent obligors are contacted immediately by the collection and/or sales department, with other staff members intervening as deemed necessary. The collection of large-balance delinquent accounts and severely delinquent accounts is administered personally by DVI's Director of Portfolio Management. Once DVI suspects that an obligor may experience problems in meeting its obligations, DVI acts to identify a new operator of the equipment in the event that the obligor defaults. Any repossessions are handled on an individual transaction basis. Because of the relatively small number of contracts in DVI's portfolio, management has a high degree of familiarity with virtually the entire obligor base. These procedures will also be followed by DVI in its capacity as Servicer of the Contracts.

          DVI's Vendor Finance Group is in Chicago and handles collections and other servicing of Contracts below approximately $200,000. The collection department meets monthly to review and discuss the status of certain accounts and any trends in performance. Invoices are generated on the 10th and 25th day of each month with a nine-day grace period. Late accounts are sorted by region and assigned by aging. For the accounts that are 10-30 days past due, an active collection process is initiated by phone contact, and a reminder notice is sent at 15 days past due. At 31 days past due, a final notice letter is sent and any items $30,000 and over are included on an ongoing watch list which is reviewed monthly with senior management. A demand letter for possession of collateral is sent at 61-90 days past due, and accounts are reviewed with a supervisor on a weekly basis. Contracts between $20,000 and $30,000 are included on an ongoing watch list at 61 days, and along with all items at 91 days+ are reviewed monthly with senior management. Any repossessed equipment is remarketed on a best effort basis through the manufacturer and/or a network of independent distributors.

DELINQUENCY EXPERIENCE

          The following table describes DVI's delinquency experience:

                             Delinquency Experience
                             ----------------------

The following table sets forth some information with respect to the delinquencies for the contracts originated or acquired by DVI, including contracts held by DVI in its contract portfolio and contracts sold or otherwise permanently funded, for the periods indicated.



                                                                    (dollars in thousands)
                                                                     --------------------
                                                                        As of June 30
                                   -----------------------------------------------------------------------------------
                       As of
                       -----              ---              ---               ---                ---                ---
Managed net
financed assets(2)       $                 $                $                 $                  $                  $


Delinquencies(1)            % of               % of               % of               % of                % of                % of
                 AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT     TOTAL     AMOUNT    TOTAL
                 ------    -----    ------    -----    ------    -----    ------    -----    ------     -----     ------    -----
31-60 days            $                  $                 $                  $                  $                    $
61-90 days
91+ DAYS
----------            -                  -                 -                                                          -
Total
Delinquencies         $                  $                 $                  $                  $                    $
                      ==                 =                 ==                 ==                 ==                   =

_________________

(1) Delinquencies as a percentage of total managed net financed assets. Delinquencies reflects the entire outstanding balance on delinquent contracts, excluding any international net financed assets.

(2) Managed net financed assets consists of gross financial receivables net of unearned income, excluding any international net financed assets. Amounts for ____ through ____ are based on servicing records for the entire servicing portfolio. Amounts for ____ are based on financial statements and may include additional assets.


LOSS EXPERIENCE

 The following table sets forth information with respect to losses for contracts originated or acquired by DVI, including contracts held by DVI in its portfolio and contracts sold or otherwise permanently funded, for the periods indicated.

                                                    Loss Experience
                                                  ---------------
                                              (dollars in thousands)
                                                                         Year Ending June 30
                                      Three Months   --------------------------------------------------------
                                     Ended _______      _____     _____      ______     ______       ____
                                   ---------------   ----------  --------   --------   ---------   --------
Average managed net financed
assets (1)........................    $                 $         $          $          $           $

Net charge-offs...................

Net charge-offs as a percentage
of average managed
net financed assets...............  %(2)               %           %         %           %            %

(1) Presentation of amounts for ____ through ____ is based on averages of quarterly period average balances for the entire servicing portfolio. Presentation of amounts for ____ is based on averages of quarterly period end balances from the financial statements and may include additional assets.

(2)  Annualized.

                                  THE SERVICER

SERVICING OBLIGATIONS AND PROCEDURES

          DVI as Servicer will service all Contracts constituting trust property for the notes, and will do so in the same manner as it handles billing and collection for Contracts which it owns itself. DVI will service the trust property consistent with customary practices of other servicers in the medical equipment finance industry, but in performing its duties as Servicer, DVI will act for the benefit of the issuer, the trustee and the holders of the notes, subject at all times to the provisions of the Indenture, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor. The Servicer shall at all times act in accordance with the provisions of the Indenture and each Contract, and will comply with all applicable requirements of law. Except as permitted by the terms of any Contract following a default under such Contract, the Servicer shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Equipment during the term of the Contract.

          Following each monthly Determination Date for determining payments on the notes, the Servicer shall remit a Servicer Advance to the trustee, so that the trustee will have immediately available funds by 11:00 a.m. New York time on the second business day prior to the next Payment Date for the notes. Each Servicer Advance must be sufficient to cover all amounts which were due and unpaid on any Delinquent Contract on that Determination Date. The Servicer will not be obligated to make a Servicer Advance for (a) any Defaulted Contract, (b) any Contract that was finally liquidated on or prior to that Determination Date or (c) any other Contract if the Servicer, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If the Servicer determines that any Servicer Advance it has made, or is contemplating making, would be a Nonrecoverable Advance, the Servicer shall deliver to the trustee an Officer's Certificate stating the basis for such determination. "OFFICER'S CERTIFICATE" means a certificate delivered to the trustee and signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the relevant entity.

          The Servicer, for the benefit of the noteholders and the issuer, will be responsible for managing, servicing and administering the trust property, enforcing and making collections on the Contracts and for enforcing the rights of the Issuer in any item of Equipment. The Servicer will be responsible, among other duties, to:

     (i) invoice each Obligor for all payments required to be paid by the Obligor under the Contracts, which are called "CONTRACT PAYMENTS", in the same manner as the Servicer does with respect to similar contracts owned by it,

     (ii) maintain for each Contract, each item of Equipment, each payment and each Obligor, complete and accurate records in the same manner and to the same extent as the Servicer does with respect to similar contracts held for its own account, and

     (iii) on behalf of DVI Receivables Corp. VIII, referred to as the "TRANSFEROR", the Issuer and the trustee, see to it that there are signed and filed all tax returns for sales, use, personal property and other taxes, but not corporate income tax returns, and any and all reports or licensing applications required to be filed in any jurisdiction with respect to any Contract or any item of Equipment and UCC financing statements necessary to perfect, or to maintain the perfection of, the interest of the trustee in the trust property.

          The terms of a Contract may be modified or adjusted by the Servicer at the request of a lessee or a lessor. These modifications or adjustments may include changes to the delivery date of Equipment, the cost of Equipment, the components of leased Equipment or corrections of information that occur when a Contract enters the Servicer's administrative servicing system. These modifications and adjustments may result in changes to the acceptance date of the Contract, the amount of monthly payment under such Contract, the monthly payment date of the Contract or changes to the Equipment. However, none of these changes will:


     (i)  extend the Stated Maturity Date of the notes,

     (ii) extend by more than __ months the Scheduled Termination Date of the Contract,

     (iii) materially shorten or lengthen the weighted average life of any class of notes,

     (iv) be done for Contracts representing more than ______ percent of the Initial Aggregate Discounted Contract Balance of the Contracts,

     (v)  be done for any Contract that is ninety days or more delinquent,

     (vi) decrease the Discounted Contract Balance of any Contract which is modified in this way, unless the issuer deposits an amount equal to that decrease in the Collection Account,

     (vii) be inconsistent with the servicing standards set forth in Section [4.01] of the Contribution and Servicing Agreement,

     (viii) reduce or adversely affect the Obligor's obligation to maintain, service, insure and care for the Equipment or permit the alteration of any item of Equipment in any way which could adversely affect its present or future value, or

     (ix) otherwise adversely affect, individually or in the aggregate, the interests of any of the Transferor, the issuer, the trustee or the noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          As compensation to the Servicer for its servicing of the Contracts, the Servicer will be entitled to receive on each Payment Date a servicing fee from amounts on deposit in the Collection Account. This fee will equal the product of (i) one-twelfth, or a smaller fraction for the initial Payment Date,
(ii) ____% and (iii) the Aggregate Discounted Contract Balance of all Contracts at the beginning of the preceding Collection Period; this product is called the "SERVICING FEE". The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid prior to distribution of any amounts to the Noteholders.

          In addition, the Servicer will be entitled to receive additional compensation in the form of any late payment fees, the penalty portion of interest paid on past due amounts, origination fees, documentation fees, other administrative fees or similar charges allowed by applicable law for the Contracts, and certain other similar fees paid by the Obligors; this additional compensation is called "SERVICING CHARGES". The Servicer also is entitled to receive all earnings from any eligible investments of amounts on deposit in the Collection Account. Payments by or on behalf of Obligors will be allocated between amounts then payable as scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

          The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of contracts, including collecting and posting all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults and policing the collateral for that Contract. The Servicing Fee also will compensate the Servicer for administering the Contracts, accounting for collections and furnishing statements to the trustee. The Servicing Fee also will reimburse the Servicer for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

          The Servicer will bear all costs of servicing the Contracts under the Contribution and Servicing Agreement. The Servicer will be entitled to be reimbursed for its actual out-of-pocket expenses paid to third parties reasonably necessary to recover payments and proceeds from a Contract or Equipment. This reimbursement will only come from amounts actually recovered for any Contract or the related Equipment. In addition, the Servicer is entitled to receive on each Payment Date any amounts previously paid by it as Servicer Advances, where the Servicer has not been reimbursed and either the Contract has become a Defaulted Contract or the amount has been determined to be a Nonrecoverable Advance.

EVIDENCE OF COMPLIANCE BY SERVICER

          The Contribution and Servicing Agreement requires that with each set of financial statements delivered pursuant to the Contribution and Servicing Agreement, the Servicer will deliver an Officer's Certificate stating:

     (i) that the officer signing the Certificate has reviewed the activities of the Servicer during the period covered by those financial statements,

     (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking to cure the Event, and

     (iii) that the officer has concluded that during that period the Servicer has serviced the Contracts in compliance with the required procedures or if not, then what were the instances of noncompliance.

OTHER SERVICING PROCEDURES

          The third Business Day immediately preceding each Payment Date is called a "DETERMINATION DATE". On each Determination Date, the Servicer shall deliver a written report, called the "MONTHLY SERVICER REPORT", to each Rating Agency and to the Trustee, who shall forward a copy to each noteholder.

          The issuer, trustee or any noteholder is entitled to notify the Servicer that an Obligor is in default under its Contract. If it receives that notice, or if the Servicer otherwise learns that the Obligor is in default under its Contract, the Servicer will take whatever action is appropriate to cause the Obligor to cure its default. If the default can not be cured, the Servicer will terminate or attempt to terminate the Contract and recover, or attempt to recover, all damages suffered by the issuer or noteholders resulting from the default. The Servicer will act in the same way as it does for its own contracts and consistent with the customary practices of servicers in the medical equipment finance industry.

          The Servicer will use its best efforts to sell or re-lease any Equipment under a Defaulted Contract or upon the expiration of any Contract under which the Equipment is financed, in a timely manner and consistent with the Servicer's procedures for equipment owned by it, in order to maximize the net proceeds from that Equipment, to the extent possible under then prevailing market conditions.

RESIGNATION/REMOVAL OF THE SERVICER

          The Contribution and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer, except in connection with an assignment permitted by the Contribution and Servicing Agreement or upon a determination that the Servicer's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Contribution and Servicing Agreement. The Servicer can only be removed if there has occurred a Servicer Event of Default. See "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- TERMINATION OF THE SERVICER" at page S-55 of this prospectus supplement.

VOLUNTARY TERMINATION OF SERVICER DUTIES

          At the option of the Servicer, on any Payment Date on which the Pool A Aggregate Discounted Contract Balance is less than __% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date, the Servicer can cause to be deposited into the Collection Account the Repurchase Amount for each remaining Contract, in which case the obligations and responsibilities of the Servicer shall terminate.

          The Servicer has the same option to terminate its obligations and responsibilities for the Contracts in Pool B, on any Payment Date on which the Pool B Aggregate Discounted Contract Balance is less than __% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date, so long as the Servicer causes to be deposited into the Collection Account the Repurchase Amount for each remaining Contract in Pool B.

YEAR 2000 COMPUTER PROGRAMMING COMPLIANCE

          Based on its discussions with current systems vendors, the Servicer believes that its software applications and operational programs will properly recognize calendar dates beginning in the year 2000. In addition, the Servicer is discussing with its customers and suppliers the possibility of any interface difficulties relating to the year 2000 which may affect the Servicer. To date, no significant concerns have been identified, but no one can be sure that any year 2000-related operating problems or expenses will not arise with the Servicer's computer systems and the software of its vendors, customers and suppliers.

                           DVI RECEIVABLES CORP. VIII

          DVI Receivables Corp. VIII, also called the "Transferor", is a recently formed, limited purpose Delaware corporation. All of the Transferor's outstanding capital stock is owned by DVI. The Transferor's principal executive office is located at 500 Hyde Park, Doylestown, Pennsylvania, 18901. Its telephone number is (215) 345-6600.

                                   THE ISSUER

          The Issuer is a ____________ organized under the laws of the State of _________ in _______, 19__/20__. [DVI Receivables Corp. VIII is the sole owner of the Issuer.]

          The Issuer will not engage in any business or investment activities other than acquiring, owning, financing, transferring, receiving or pledging the assets transferred to the Issuer and related activities set forth in its organizational documents.

                                   THE TRUSTEE

          The trustee, ___________________, has its principal corporate trust office at ______________.

          The trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the trustee set forth in the Indenture.

          No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the successor trustee has accepted appointment. The trustee may resign at any time by giving written notice of resignation to the Issuer and the noteholders. Any successor trustee must meet the financial and other standards for qualifying as a successor trustee under the Indenture. The trustee may be removed at any time by written notice from the holders of Notes holding more than 50% of the Voting Rights. The Issuer may remove the trustee under the limited circumstances set forth in Section __ of the Indenture.


          If the trustee resigns or is removed, the Issuer, with the consent of the holders of Notes of the majority of the Voting Rights, shall promptly appoint a successor trustee. If a successor trustee has not been appointed and accepted appointment within 30 days after notice of resignation or removal, the trustee or any noteholder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                                  THE CONTRACTS

          The Contracts consist of non-cancelable Finance Leases, Fair Market Value Leases, Leveraged Lease Loans, Lease Receivable Purchases and Secured Equipment Notes. The Obligors under the Contracts are primarily hospitals, non-hospital medical facilities, physician groups and physicians, businesses, institutions, and professionals who utilize the equipment under such Contract for commercial use throughout the United States. No affiliates of DVI are or will be Obligors under the Contracts. The Equipment is principally non-invasive medical diagnostic and therapeutic equipment, as set forth on the table on page S-30 of this prospectus supplement. The issuer will acquire most of the Contracts, called the "INITIAL CONTRACTS", on the Closing Date. On the Closing Date, the notes will be secured by the Initial Contracts, the other trust property and the amounts on deposit in the Reserve Account.

          The Initial Contracts will be purchased by the Issuer from the Transferor pursuant to a Subsequent Contract Transfer Agreement, dated as of ____ (the "Subsequent Contract Transfer Agreement") between the Issuer and the Transferor. The Transferor will have acquired the Initial Contracts from DVI pursuant to a Contribution and Servicing Agreement, dated as of __ (the "Contribution and Servicing Agreement") between DVI and the Transferor. The Initial Contracts will be selected from all contracts owned by DVI based on the selection criteria for eligible contracts specified in the Contribution and Servicing Agreement and described in this prospectus supplement.

          DVI believes that the Contracts are representative of all contracts owned by DVI. The Contracts have been selected by DVI and will meet all the criteria specified herein.

          DVI shall deliver to the Trustee the original counterpart of each Contract as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Equipment securing each Contract All of these counterparts, documents and instruments are called the "CONTRACT FILE". DVI, the Transferor and the Issuer will cause its accounting records to be clearly and unambiguously marked to show that such Contract has been transferred by DVI [to the Transferor, by the Transferor] to the Issuer and pledged by the Issuer to the Trustee for the benefit of the noteholders pursuant to the Indenture.

          Some of the Contracts were originated by third parties known as "BROKERS" and acquired by DVI through purchases in its usual course of business from various entities to such entities. These purchases are called, "BROKERED TRANSACTIONS". Contracts acquired by DVI in Brokered Transactions are purchased by it using the same credit and equipment criteria that DVI applies to contracts which it writes in its own name. Contracts acquired from Brokers are serviced by DVI. See "DVI -- UNDERWRITING CRITERIA", at page S-14, of this prospectus supplement and DVI FINANCIAL SERVICES, INC.--CREDIT UNDERWRITING AND REVIEW PROCESS at page 4 of the prospectus, for a description of DVI's underwriting and credit and collection policies. It is the policy of DVI to ensure that UCC financing statements covering the underlying Equipment with respect to Contracts acquired by DVI in Brokered Transactions are filed against the applicable Obligors to the same extent as such financing statements would be filed if such Contracts were originated by DVI and to arrange for such financing statements to be assigned to DVI. In addition, DVI files financing statements against the applicable Broker, to protect its interest in the Contracts and the other assets transferred to it in Brokered Transactions.

          The Contracts, other than the Leveraged Lease Loans, and the contracts pledged as collateral for Leveraged Lease Loans are exclusively on a "net basis", that is, the Obligor is responsible for all operating expenses, including taxes and insurance premiums; except that some equipment leases pledged as collateral for Leveraged Lease Loans may require the lessor to maintain and service the Equipment. All Obligors are obligated to:

     (1)  remit all Contract Payments due;

     (2) operate the Equipment in compliance with the manufacturers' instructions;

     (3) except for the Contracts described in the immediately preceding sentence, maintain and service the Equipment; and

     (4) insure the Equipment against casualty losses, liability for bodily injury and against property damage.

Contract documentation also typically specifies that the Obligor is responsible for compliance with all applicable laws and regulations applicable to operation of the Equipment. Although the Contracts generally provide that the Obligor must maintain the equipment, in some transactions the Obligor's rental or debt service payments include fees for supplies and other transaction costs; these fees are collected by DVI and remitted to the appropriate Broker or service provider. These fees, as well as any other amounts included in an Obligor's payments for which DVI is not the ultimate beneficiary, such as property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs, do not constitute part of the trust property. Also not included in the trust property are any Purchase Option Payments and any rights of DVI in any accounts receivable of the Obligor which might be pledged to DVI as collateral for other loans not part of the trust property.

          The Contracts, other than the Leveraged Lease Loans and the equipment leases pledged as collateral for a Leveraged Lease Loan, generally do not provide for a right of the Obligor to prepay. However, under the Contribution and Servicing Agreement, the Servicer is permitted to allow prepayment, in part or in full, in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer, after paying the Prepayment Amount or substituting an Eligible Contract, may remove the Equipment and related Contract from the trust property. The Servicer historically has permitted obligors to terminate contracts early either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated payoff amount, or both. Any Prepayment Amounts or Partial Prepayment Amounts paid by the Servicer shall be deposited into the Collection Account and shall be applied as a prepayment of the notes.

          The Servicer will make reasonable efforts to collect all payments under the Contracts, using the same collection procedures as the Servicer follows with respect to the particular type of contract it services for itself and others. Some of these other arrangements may result in the Servicer acquiring a Defaulted Contract. The Servicer may sell the Equipment securing a Defaulted Contract at a public or private sale, or take any other action permitted by applicable law.

          In describing the Contracts it is helpful to know the following definitions:

          "AGGREGATE DISCOUNTED CONTRACT BALANCE" means the sum of the Discounted Contract Balances of all Contracts. The "DISCOUNTED CONTRACT BALANCE" for any Contract, means, for the particular date on which that balance is determined, an amount equal to the sum of :

     (a) the present value of each remaining Contract Payment remaining due under a Contract before the last day of the calendar month preceding the Stated Maturity Date, discounted monthly, from the last day of the Collection Period in which that Contract Payment is to become due, at a rate equal to one-twelfth, or a smaller fraction for the initial Payment Date, of the Discount Rate, and

     (b) 100% of the unpaid balance, for that particular date of determination, of Contract Payments remaining due under that Contract, but not including any Contract Payment for which the Servicer had to make a Servicer Advance; PROVIDED, HOWEVER, that, except for purposes of computing the Repurchase Amount or for computing the Discounted Contract Balance of a Predecessor Contract,

               (x) on the date a Contract becomes a Defaulted Contract, the Discounted Contract Balance for such Contract will be zero and

               (y) any purchase option payments will not be included in the Discounted Contract Balance. For purposes of calculating the Discounted Contract Balance of a Contract, any Contract Payment for which the Contributor received on or prior to the cut-off date a security deposit or an advance payment shall be deemed to be zero.

          "COLLECTION PERIOD" means, for a particular Payment Date, the entire calendar month immediately preceding that Payment Date.

          "DEFAULTED CONTRACT" means any Contract for which:

          (i) any Contract Payment or portion thereof is delinquent for more than 180 days as of the last day of the calendar month; or

          (ii) the Servicer has not made a Servicer Advance to cover any delinquent amounts, on the grounds that such advance would not be recoverable; or

          (iii) any Contract which has been rejected in a bankruptcy proceeding involving the obligor under that Contract; or

          (iv) the lessor with respect to any Leveraged Lease Loan has rejected the related lease in a bankruptcy proceeding involving that lessor.

For purposes of clause (i), the delinquency of a Contract Payment is measured using the Contract Payments required to be made during the term of such Contract as it was written on the date that the Contract became part of the trust property without taking into account any modifications, waivers or extensions granted by the Servicer after that date, although modifications permitted pursuant to Section [4.02] of the Contribution and Servicing Agreement will be taken into account.

          "DELINQUENT CONTRACT" means, as of any Determination Date, any Contract, but not a Contract which became a Defaulted Contract prior to that Determination Date, under which the Obligor has not paid all Contract Payments which were due at the end of the prior calendar month. The delinquency of a Contract Payment is measured based on the Contract Payments required to be made during the term of that Contract as it was written on the date the Contract became part of the trust property without taking into account any modifications, waivers or extensions subsequently granted by the Servicer.

          "DISCOUNT RATE" or "ACTUAL DISCOUNT RATE" means _______% per annum.

          "INITIAL AGGREGATE DISCOUNTED CONTRACT BALANCE" means the initial Aggregate Discounted Contract Balance, of the Initial Contracts, on the Cut-off Date, calculated based on the actual Discount Rate of _______%, which we refer to as the "ACTUAL DISCOUNT RATE".

          "NONRECOVERABLE ADVANCE" means any Servicer Advance previously made for a Delinquent Contract by the Servicer pursuant to the terms of the Contribution and Servicing Agreement, which in the good faith judgment of the Servicer and as certified by an officer of the Servicer, will not be ultimately recoverable by the Servicer from payments by the Obligor, or disposition of the Equipment, under that Contract.

          "PARTIAL PREPAYMENT AMOUNT" means, for a particular Collection Period and a Contract for which the Obligor wants to make a voluntary partial prepayment and for which no Substitute Contract has been provided, an amount equal to the excess, if any, of

          (A) the difference between (i) the Discounted Contract Balance of such Contract as of the first day of such Collection Period together with one month of interest thereon at the Discount Rate and (ii) the Discounted Contract Balance of such Contract as of the first day of such Collection Period calculated based on the amount of each Contract Payment payable by the Obligor after giving effect to the reduction of such Contract Payment which will result from such partial prepayment, minus

          (B) any Contract Payments actually received by the Servicer with respect to the prepaid portion of such Contract for the current Collection Period on or before the date of such partial prepayment.

          "PAYMENT DATE" means the eleventh day of each month, or if such date is not a business day, the immediately succeeding business day, commencing
________________.

          "PREDECESSOR CONTRACT" means, for any Substitute Contract acquired by the Transferor by substitution pursuant to Section [7] of the Contribution and Servicing Agreement, the Contract or Contracts for which such Substitute Contract has been substituted.

          "PREPAYMENT AMOUNT" means, with respect to any Contract, the sum of

               (1) the Discounted Contract Balance as of the first day of the Collection Period preceding such prepayment, together with one month of interest thereon at the Discount Rate;

               (2) any unreimbursed Servicer Advances with respect to such Contract; and

               (3) any Contract Payments due and outstanding under such Contract that are not the subject of a Servicer Advance.

          "REPURCHASE AMOUNT" means, for any Contract, the sum of (1) the Discounted Contract Balance as of the first day of the Collection Period preceding such repurchase, together with one month of interest thereon at the Discount Rate and (2) any unreimbursed Servicer Advances with respect to such Contract.

          "SCHEDULED TERMINATION DATE" for a Contract means the date on which the rights and obligations of the Obligor under a Contract will end.

          "SERVICER ADVANCE" means an advance made for a Contract by the Servicer in accordance with Section [5.01] of the Contribution and Servicing Agreement.

          "STATED MATURITY DATE" means for the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the Payment Date occurring in ____________, and, for the Class A Notes, the Payment Date occurring in
_____________.


STATISTICAL INFORMATION FOR THE CONTRACTS

          The statistical information presented in this prospectus supplement concerning the contracts, referred to as the "STATISTICAL CONTRACTS", included in the information in this prospectus supplement as of the cut-off date has been calculated using an assumed discount rate of ____% per annum, called the "ASSUMED DISCOUNT RATE". The Aggregate Discounted Contract Balance of the Statistical Contracts as of the cut-off date is $______________ using the Assumed Discount Rate. The Aggregate Discounted Contract Principal Balance of the Initial Contracts as of the cut-off date is $______________ using the Actual Discount Rate. The composition of the Initial Contracts as of the cut-off date using the Actual Discount Rate will vary somewhat from the composition of the Statistical Contracts as presented in this Prospectus Supplement. DVI does not expect that any resulting variance will be material. In addition, some Statistical Contracts included in the statistical information included in this Prospectus Supplement may not meet the eligibility requirements as of the cut-off date and will be removed from the Initial Contracts. Also, there may be certain Initial Contracts that are not included as Statistical Contracts. As a result, the composition as of the Closing Date for the final pool of Initial Contracts will vary somewhat from the composition as presented in this Prospectus Supplement. DVI does not expect that any resulting variance will be material.

          Detailed information for the Statistical Contracts is set forth below. References in this Prospectus Supplement to percentages refer in each case to the percentage of the aggregate Discounted Contract Balance calculated based on the Assumed Discount Rate of the Statistical Contracts as of the cut-off date. As of the cut-off date, the Statistical Contracts had remaining terms to maturity of __to __ months. The final scheduled payment date of the Statistical Contracts with the latest maturity will be in _____________. As of the cut-off date, the Discounted Contract Balances of the Statistical Contracts range from $_______ to $____________. No more than ____% of the Aggregate Discounted Contract Balance of the Statistical Contracts is attributable to any one Obligor, and the average Discounted Contract Balance of the Statistical Contracts is approximately $_________.

          Information with respect to the Statistical Contracts is set forth in the tables below. Figures may not add up exactly to the stated totals because of rounding. All information has been calculated on the basis of the Assumed Discount Rate.

          The statistical information in this Prospectus Supplement does not reflect any information regarding any Contracts that are Initial Contracts but were not Statistical Contracts. Although the addition of these Contracts may change relative data set forth in the tables below, all Initial Contracts must satisfy particular conditions, including that they are Eligible Contracts. See "ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS" at page S-38 of this Prospectus Supplement.

          Any references in the tables below to (i) "NUMBER OF CONTRACTS" treat separate equipment schedules to the same master contract as separate Contracts,
(ii) "ORIGINAL EQUIPMENT COST" means, with respect to Contracts acquired by DVI from others, the amount recorded on DVI's records as paid by DVI to acquire that Contract and the Broker's interest in the related Equipment, (iii) "DISCOUNTED CONTRACT BALANCE" means that the statistical Discounted Contract Balances shown have been calculated based on an Assumed Discount Rate of ____%. We believe that the use of the Assumed Discount Rate does not materially alter the resulting information in a way that would mislead prospective noteholders.

                   GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL
                     CONTRACT POOL BY EQUIPMENT LOCATION(1)
                     --------------------------------------

                                                    PERCENTAGE                  PERCENTAGE
                         PERCENTAGE                    OF                           OF
                NUMBER      OF                      AGGREGATE                    AGGREGATE
                  OF     AGGREGATE    DISCOUNTED    DISCOUNTED     ORIGINAL      ORIGINAL
                CONTRA   NUMBER OF    CONTRACT      CONTRACT       EQUIPMENT     EQUIPMENT
  LOCATION       CTS     CONTRACTS      BALANCE     BALANCE          COST           COST
--------------- -------  ----------   ----------    ----------     ---------    -----------
Alaska                        %       $                      %     $                      %
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of
Columbia
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
West Virginia
Wyoming                -------  ----------   ----------    ----------     ---------    -----------
Total                  =======  ==========%  $=========    =========%     $========    ==========%


 (1)     Based upon equipment addresses as reflected on the Servicer's records.

                         DISTRIBUTION OF THE STATISTICAL
                    CONTRACT POOL BY REMAINING CONTRACT TERM
                    ----------------------------------------

                              PERCENTAGE                       PERCENTAGE                        PERCENTAGE
 RANGE OF                         OF                          OF AGGREGATE                      OF AGGREGATE
 REMAINING                    AGGREGATE        DISCOUNTED      DISCOUNTED         ORIGINAL        ORIGINAL
   TERMS       NUMBER OF      NUMBER OF         CONTRACT         CONTRACT        EQUIPMENT         EQUIPMENT
(IN MONTHS)    CONTRACTS      CONTRACTS          BALANCE         BALANCE            COST            COST
-----------    ---------      ---------        ----------     ------------       ---------      -------------
                                     %         $                        %         $                     %



                 ----          ------          ---------        --------          ---------       ------

   Total         ====          ======%         $========        ========%        $=========       =======%


     DISTRIBUTION OF THE STATISTICAL CONTRACT POOL BY ORIGINAL CONTRACT TERM
     -----------------------------------------------------------------------


                                                               PERCENTAGE                        PERCENTAGE
 RANGE OF                     PERCENTAGE                       OF AGGREGATE                      OF AGGREGATE
 ORIGINAL                    OF AGGREGATE      DISCOUNTED      DISCOUNTED         ORIGINAL        ORIGINAL
   TERMS       NUMBER OF      NUMBER OF         CONTRACT         CONTRACT        EQUIPMENT         EQUIPMENT
(IN MONTHS)    CONTRACTS      CONTRACTS          BALANCE         BALANCE            COST            COST
-----------    ---------     ------------      ----------     ------------       ---------       -------------
                                     %         $               %                 $                         %



               ----           ------                           --------                          ------

 Total         ====           ======%         $=               ========%        $=               =======%

                         DISTRIBUTION OF THE STATISTICAL
                       CONTRACT POOL BY TYPE OF EQUIPMENT
                       ----------------------------------


                                                                   PERCENTAGE
                                     PERCENTAGE                   OF AGGREGATE                    PERCENTAGE
                       NUMBER       OF AGGREGATE     DISCOUNTED    DISCOUNTED      ORIGINAL      OF AGGREGATE
                         OF          NUMBER OF        CONTRACT     CONTRACT        EQUIPMENT       ORIGINAL
EQUIPMENT TYPE        CONTRACTS      CONTRACTS        BALANCE       BALANCE        BALANCE      EQUIPMENT COST
--------------        ---------     ------------     ---------    ------------     ---------    -------------
 Magnetic Resonance                                         $
     Imaging(1)                           %                              %                $             %
  Medical
  Equipment(2)
  Surgical(3)
  Facilities(4)
  Radiation Therapy(5)
 Computer and
     Peripherals(6)
  Imaging System(7)
  Computerized
  Tomography(8)
  Ultrasound(9)
  Medical Devices
  Physical Therapy(10)
  Other
  Laboratory
  Mammography(11)
  Optometry
  Radiology(12)
  X-Ray(13)
  Furniture & Fixtures
  Telecommunications
  Urology
  Dental Equipment
  Patient Monitoring
                      ---------     ------------     ---------    ------------     ---------    -------------
     Total            =========     ============%    $========    ===========%     $========    =============%

__________________
(1) Magnetic Resonance Imaging "MRI" provides high resolution images of soft tissues and is particularly useful for diagnosis of neurological disorders of the spine, head and neck that would otherwise require risky exploratory surgeries. More recently, MRI systems have become widely known for the diagnosis of musculoskeletal injuries, most notably, knee and shoulder problems related to sports injuries. MRI is based on the principle that body tissues behave differently in response to the application of strong but harmless magnetic fields which produce differentiated and contrasting images of healthy versus diseased organs and tissues. MRI systems range in selling price from $750,000 to $2,200,000.

(2) Medical Equipment represents all equipment located in a medical facility or laboratory including, but not limited to, hyperbaric chambers, IV pumps, teleradiology/telecardiology systems, blood gas analyzers, endoscopy systems, and medical beds.

(3) Surgical equipment is patient treatment equipment used in surgical procedures. Prices range from $5,000 to $1,000,000.

(4) Facilities are primarily specific improvements used to house MRI, CT and Radiation Therapy units. The prices range from $50,000 to $500,000.

(5) Radiation Therapy equipment includes linear accelerators, radiation therapy simulators and planning systems. These are used to provide radiation for the treatment of patients diagnosed with cancer. Prices range from $100,000 to $1,500,000.

(6) Computers and Peripherals are hardware and software used in practice management, accounting, billing, patient management and research and development within medical facilities. The cost of the computer systems range from $5,000 to $2,000,000.

(7) Imaging Systems, excluding MRI and CT, are nuclear medicine systems that generate metabolic or functional images to determine whether organs or tissues function properly. Images are generated through the use of short-lived radioactive isotopes which are ingested by or injected into patients to study metabolic functions. As the isotopes decay, they emit small doses of radioactivity which are detected by the nuclear medicine camera to produce two-dimensional images. These systems range in selling price from $50,000 to $500,000.

(8) Computerized Tomography, or "CT" is used to image tumors and for motion sensitive, yet high contrast, diagnostic studies. It produces higher contrast images than conventional X-ray. Computerized Tomography scanners range in selling price from $300,000 to $800,000.

(9) Ultrasound is the preferred imaging modality for obstetrics, as well as certain vascular and cardiac studies. Ultrasound systems emit ultrasonic sound waves which are reflected by body tissues, then recorded and processed into images by a computer. Selling prices for ultrasound systems range from $50,000 to $750,000.

(10) Physical Therapy equipment is used in patient rehabilitation including treadmill machines, fitness equipment and therapy simulators. Prices range from $5,000 to $400,000.

(11) Mammography equipment is special equipment used in the detection of breast cancer. Selling prices range from $30,000 to $500,000.

(12) Radiology equipment is used to determine the functional state of organs. Prices range from $50,000 to $500,000.

(13) Conventional X-ray uses ionizing radiation to produce single-dimension images on a sheet of transparent film. Other X-ray systems are used in diagnostic imaging studies such as peripheral and coronary angiography. Selling prices range from $5,000 to $500,000.

                         DISTRIBUTION OF THE STATISTICAL
                  CONTRACT POOL BY DISCOUNTED CONTRACT BALANCE


                                                                       PERCENTAGE                         PERCENTAGE
                                      PERCENTAGE                           OF                                 OF
                                         OF                             AGGREGATE                         AGGREGATE
                       NUMBER         AGGREGATE        DISCOUNTED      DISCOUNTED         ORIGINAL        ORIGINAL
RANGE OF DISCOUNTED      OF           NUMBER OF         CONTRACT         CONTRACT        EQUIPMENT         EQUIPMENT
CONTRACT BALANCES     CONTRACTS       CONTRACTS         BALANCE          BALANCE             COST            COST
-------------------   ---------       ----------       ----------     ------------       ---------        -----------
$     -       $                       %                $                      %          $                  %

$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
$     -       $
Over                  -               -                               --------                             ---
Total                 =               =%             $=               ========%        $=                  ===%

                         DISTRIBUTION OF THE STATISTICAL
                    CONTRACT POOL BY ORIGINAL EQUIPMENT COST
                    ----------------------------------------

                                                                   PERCENTAGE                   PERCENTAGE
                                                                      OF                             OF
                                   PERCENTAGE                      AGGREGATE                     AGGREGATE
                                  OF AGGREGATE     DISCOUNTED      DISCOUNTED      ORIGINAL      ORIGINAL
RANGE OF ORIGINAL     NUMBER OF    NUMBER OF        CONTRACT        CONTRACT      EQUIPMENT      EQUIPMENT
 EQUIPMENT COSTS      CONTRACTS    CONTRACTS        BALANCE         BALANCE          COST           COST
-------------------   ---------   ------------     ----------     ------------    ---------      ----------
$     -        $             %    $                        %       $               %
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
$     -        $
                      ---------   ------------     ----------     ------------    ---------      ----------
    Total             =========   ===========%     $=========     ===========%    $========      ==========%

                         DISTRIBUTION OF THE STATISTICAL
                      CONTRACT POOL BY TEN LARGEST OBLIGORS
                      -------------------------------------

                                                         PERCENTAGE                   PERCENTAGE
                               PERCENTAGE                    OF                           OF
                                   OF                     AGGREGATE                   AGGREGATE
                               AGGREGATE     DISCOUNTED  DISCOUNTED     ORIGINAL      ORIGINAL
                  NUMBER OF    NUMBER OF      CONTRACT    CONTRACT     EQUIPMENT      EQUIPMENT
OBLIGOR RANKING   CONTRACTS    CONTRACTS      BALANCE     BALANCE         COST           COST
---------------   ---------   ------------   ----------  -----------   ---------      ----------
                                        %    $                  %      $                     %







     Other        ---------   ------------   ----------  -----------   ---------      ----------
     Total        =========   ============%  $=========  ==========%   $========      =========%



         DISTRIBUTION OF THE STATISTICAL CONTRACT POOL BY CONTRACT TYPE
         --------------------------------------------------------------

                                                                     PERCENTAGE                   PERCENTAGE
                                                                         OF                           OF
                                           PERCENTAGE                 AGGREGATE                   AGGREGATE
                                          OF AGGREGATE   DISCOUNTED  DISCOUNTED     ORIGINAL      ORIGINAL
                              NUMBER OF    NUMBER OF      CONTRACT    CONTRACT     EQUIPMENT      EQUIPMENT
CONTRACT TYPE                 CONTRACTS    CONTRACTS      BALANCE     BALANCE         COST           COST
---------------               ---------   ------------   ----------  -----------   ---------      ----------
Finance Leases                                    %      $                  %              $              %
Fair Market Value Leases
Leveraged Lease Loans
Secured Equipment Notes
Lease Receivables Purchases
Total                         ---------   ------------   ----------  -----------   ---------      ----------
                              =========   ===========%   $=========  ==========%   $========      =========%

                         DISTRIBUTION OF THE STATISTICAL
                         CONTRACT POOL BY BUSINESS TYPE
                         ------------------------------

                                                                   PERCENTAGE                   PERCENTAGE
                                         PERCENTAGE                    OF                           OF
                                             OF                     AGGREGATE                   AGGREGATE
                                         AGGREGATE     DISCOUNTED  DISCOUNTED     ORIGINAL      ORIGINAL
                            NUMBER OF    NUMBER OF      CONTRACT    CONTRACT     EQUIPMENT      EQUIPMENT
BUSINESS TYPE               CONTRACTS    CONTRACTS      BALANCE     BALANCE         COST           COST
---------------             ---------   ------------   ----------  -----------   ---------      ----------
  Multi-Modality Center                        %       $                   %     $                    %
  MRI Only Center
  MRI & Other Multiple
  Center
  Holding Company-Var.
  Center
  Dental Center
  Hospital
  Radiation Therapy Center
  Physician Practices
  Outpatient Surgery Center
  Other Multiple Center
  Internal Medicine
  Chiropractor
  Family/General Practice
  Veterinarian
  M.D. Clinic
Skilled Nursing Center/
  Nursing Home
  Hyperbaric Chambers
  Optometrist
  Gynecology & Obstetrics
  Eye Clinics
  Cardiovascular Disease
  Osteopath
  Phys. Pract. Mgt./Mgt. Serv.
  Otolaryngology
  Institutional Pharmacy
  Other                     ---------   ------------   ----------  -----------   ---------      ----------
    Total                   ==========  ===========%   $=========  =========%    $========      ==========%

SUBSTITUTE CONTRACTS

          "POOL A" means the Contracts identified as constituting Pool A on the schedule of Contracts attached to the Contribution and Servicing Agreement and the Indenture. We call this the "CONTRACT SCHEDULE". "Pool A" also includes the other trust property, such as the financed equipment related to the Pool A Contracts. A "POOL A CONTRACT" means a Contract identified on the Pool A Schedule, and an interest in the equipment under that Contract.

          "POOL B" means the Contracts identified on the Contract Schedule as constituting Pool B. "Pool B" also includes the other trust property such as the financed equipment related to the Pool B Contract. A Pool B Contract is a contract identified on the Pool B Schedule, and an interest in the equipment under that contract.

          "POOL A AGGREGATE DISCOUNTED CONTRACT BALANCE" means an interest in, for any date of determination, the sum of the Discounted Contract Balances of all Contracts in Pool A.

          "POOL B AGGREGATE DISCOUNTED CONTRACT BALANCE" means, for any date of determination, the sum of the Discounted Contract Balances of all Contracts in Pool B.

          Under some circumstances, the Servicer will have the right, but not the obligation, at any time to substitute one or more Eligible Contracts and a security interest in the Equipment under that Contract for a Pool A Contract. We call this Eligible Contract and related rights a "SUBSTITUTE CONTRACT" and we refer to this right of the Servicer as a "POOL A NON-PERFORMING CONTRACT SUBSTITUTION"; this right can be exercised if:

          (i) (A) any Contract Payment on the Pool A Contract is delinquent for at least 60 consecutive days as of the most recent Determination Date; or (B) a bankruptcy petition has been filed by or against the Obligor or, with respect to a Leveraged Lease Loan, the related lessor, under any Predecessor Contract; or (C) the Pool A Contract became a Defaulted Contract for the first time during the related Collection Period,

          (ii) certain other conditions set forth in the Contribution and Servicing Agreement have been satisfied and

          (iii) the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted pursuant to a Pool A Non-Performing Contract Substitution and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions pursuant to a Pool A Non-Performing Contract Substitution does not exceed __% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

          In addition to the Servicer's Pool A Non-Performing Contract Substitution rights, the Servicer will have the right, but not the obligation, at any time to substitute one or more Substitute Contracts and a security interest in the related Equipment for a Pool A Contract and a security interest in the related Equipment. We call this right of the Servicer a "POOL A PREPAID CONTRACT SUBSTITUTION"; this right can be exercised if:

          (i)  the Pool A Contract has been prepaid;

          (ii) certain conditions set forth in the Contribution and Servicing Agreement have been satisfied; and

          (iii) the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted pursuant to a Pool A Prepaid Contract Substitution and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions pursuant to a Pool A Prepaid Contract Substitution does not exceed __% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

          Under limited circumstances, the Servicer will have the right, but not the obligation, to substitute Substitute Contracts and a security interest in the related Equipment for a POOL B CONTRACT; we call this right a "POOL B GENERAL CONTRACT SUBSTITUTION", which can be exercised if :

          (i) certain conditions set forth in the Contribution and Servicing Agreement have been satisfied; and

          (ii) the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted under this paragraph and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this paragraph does not exceed __% of the Pool B Aggregate Discounted Balance as of the Closing Date.

          In addition to the Servicer's Pool B General Contract Substitution rights, the Servicer will have the right, but not the obligation, at any time in connection with the exercise by the Transferor of its substitution rights, to substitute one or more Substitute Contracts and a security interest in the related Equipment for a Pool B Contract and a security interest in the related Equipment; we refer to this right as a "POOL B PREPAID CONTRACT SUBSTITUTION", which can be exercised if:

          (i)  the Pool B Contract has been prepaid;

          (ii) certain conditions set forth in the Contribution and Servicing Agreement have been satisfied; and

          (iii) the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted pursuant to Pool B Prepaid Contract Substitution and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions pursuant to Pool B Prepaid Contract Substitution does not exceed __% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date. Unless each Rating Agency has given its prior consent, the sum of clauses (iii)(x) and (iii)(y) in this paragraph may not exceed __% of the Pool B Aggregate Discounted Balance as of the Closing Date.

          Unless each Rating Agency has given its prior consent, the sum of clauses (iii)(x) and (iii)(y) in this paragraph may not exceed __% of the Pool B Aggregate Discounted Balance as of the Closing Date.

ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS

          Any Contract must meet detailed standards to be eligible for transfer to the Issuer. We call a contract that meets these standards an "ELIGIBLE CONTRACT". Among the standards that Eligible Contracts must satisfy are the requirements that, as of the cut-off date and for the Initial Contracts taken as a whole:

     (A) the Discounted Contract Balance of any Contract will not include any Purchase Option Payment under that Contract, or any Contract Payment for which the Contributor or anyone else received a security deposit on or before the cut-off date Date for that Contract;

     (B)  no item of Equipment under that Contract has been repossessed;

     (C) no Contract is a refinancing of any delinquent amounts under a prior lease, security agreement or loan with the same Obligor relating to the same Equipment;

     (D) the Obligor under each Contract has a place of business in, or is organized under, the laws of any state or territory of the United States of America;

     (E) the rights and obligations of the Obligor under each Contract will terminate no later than _______________;

     (F) the Discounted Contract Balance of Contracts that have a "BALLOON PAYMENT", which means a final Contract Payment that is significantly larger than the other scheduled payments, is not more than ___% of the Aggregate Discounted Contract Balance of all the Initial Contracts, and any Balloon Payment must not be more than ___ times any other Contract Payment;

     (G) the Discounted Contract Balance of Contracts that have non-level payments, excluding Contracts that have Balloon Payments, is not more than ____% of the Aggregate Discounted Contract Balance of all the Initial Contracts;

     (H) as of the Closing Date, the sum of the Discounted Contract Balances of all Contracts with Equipment located in any one State will not exceed __% of the Aggregate Discounted Principal Contract Balance of all the Initial Contracts, no single Obligor will have a Discounted Contract Balance that exceeds ____% of the Aggregate Discounted Contract Balance, and the sum of the Discounted Contract Balances of the largest seven Obligors shall not exceed ____% of the Aggregate Discounted Contract Balance;

     (I) not more than ____% of the Aggregate Discounted Contract Balance of the Initial Contracts will arise from Contracts which do not constitute loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services; and

     (J) the Obligor under each Contract has made at least one Contract Payment prior to the cut-off date for that Contract in addition to any payment made at the time of the signing of the Contract, except that we allow Contracts representing ___% of the Aggregate Discounted Contract Balance of the Initial Contracts to provide for the initial Contract Payment to be due within 30 days of the Payment Date occurring in
          _____________.

ELIGIBILITY REQUIREMENTS FOR SUBSTITUTE CONTRACTS

          The Servicer will have the right, but not the obligation, at any time to substitute a Substitute Contract for a Contract owned by the Issuer, if:

     (i) the predecessor Contract has been prepaid on a Determination Date as the result of the casualty to the related Equipment; or any Scheduled Payment on the predecessor Contract is delinquent for at least sixty consecutive days as of the most recent Determination Date; or a bankruptcy petition has been filed by or against the Obligor under the predecessor Contract; or the predecessor Contract became a Defaulted Contract for the first time during the prior Collection Period;

     (ii) the sum of (x) the aggregate Contract Principal Balances of all Substitute Contracts so substituted and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitution does not exceed __% of the Aggregate Discounted Contract Balance as of the Closing Date; and

     (iii) other conditions, more specifically set forth in the Contribution and Servicing Agreement have been satisfied.

          To become a Substitute Contract, a Contract must meet all the criteria of an Eligible Contract set forth above.

          DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS

          The notes are described on the cover page of this prospectus supplement and will be issued pursuant to the Indenture entered into between the Issuer and the trustee. The following summary describes certain provisions of the notes, the Indenture and the Contribution and Servicing Agreement, but is not complete and prospective investors should read those agreements in their entirety.

GENERAL

          The notes are limited recourse obligations of the Issuer only, with recourse limited to the extent of the trust property, and are nonrecourse to DVI, the Servicer, the trustee or any other person. The Issuer will agree in the Indenture and in the Notes to pay to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders in the amounts and on the dates as are set forth in the Indenture,
(a) an amount of principal equal to the sum of (i) Monthly Principal for such Class and (ii) Overdue Principal for such Class and (b) an amount of interest equal to the sum of (i) the Monthly Interest for such Class and (ii) the Overdue Interest for such Class. Interest accrues on the Notes from Payment Date to Payment Date, and is payable, along with required principal, on the ________ of each month, or if such day is not a business day, the immediately following business day, except that with respect to the initial Payment Date, interest accrues on the notes from the Closing Date to such Payment Date.

          The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company, called "DTC", and its participants. Each note will be initially issued as a fully registered note in minimum denominations of $500,000 and integral multiples of $1,000 above that amount, except that one note of each Class may be issued in a different amount as may be necessary so that the notes of that Class evidence the full initial principal balance of that note. The notes will be represented by one or more certificates registered in the name of "Cede & Co.", the nominee of DTC; notes so registered are called "BOOK-ENTRY SECURITIES". A person acquiring an interest in the notes is called a "BENEFICIAL OWNER" and will be entitled to receive a certificate representing that person's interest, called a "DEFINITIVE NOTE", except as set forth below under "BOOK-ENTRY REGISTRATION OF THE NOTES--DEFINITIVE SECURITIES" at page S-52. Unless and until Definitive Securities are issued for the notes under the limited circumstances described in this Prospectus Supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its Participants, and all references in this Prospectus Supplement to distributions, notices, reports and statements to noteholders with respect to the notes shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

          Payments on the notes are required to be made by the trustee on each Payment Date, to persons in whose names notes are registered on the Record Date for that Payment Date. The first Payment Date for the notes will be ________________. Payments are required to be made by the trustee by wire transfer of immediately available funds, to the registered holders of the Notes, initially, Cede & Co., appearing in the Note Register on the Record Date; if no account is specified for a noteholder, the trustee will mail a check to the address for that noteholder appearing in the Note Register on that Record Date. "NOTE REGISTER" means a register kept by the trustee in the Corporate Trust Office in which the trustee shall provide for the registration of Notes and the transfer of Notes. "PARTICIPANT" means a participating organization of DTC.

DEFINITIONS RELATING TO THE NOTES

          It will be helpful in reading this portion of the prospectus supplement to refer to the following definitions:

          "CLASS A MONTHLY INTEREST" means, for any Payment Date, the product of
(i) the fraction of which the numerator is the actual number of days elapsed during the related month and the denominator of which is 360 days, (ii) the Class A Note Rate and (iii) the Class A Note Balance on the immediately preceding Payment Date, or, in the case of the first Payment Date, the Closing Date, after giving effect to all principal payments on the Class A Notes on that prior Payment Date. The Class A Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to, but excluding, such Payment Date.

          "CLASS A MONTHLY PRINCIPAL" means, (A) for any Payment Date other than the Class A Stated Maturity Date, the product of (a) the Class A Percentage and
(b) Monthly Principal and (B) on the Class A Stated Maturity Date, the entire amount of the then Outstanding Note Balance.

          "CLASS A OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class A Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class A Noteholders on all prior Payment Dates.

          "CLASS A OVERDUE PRINCIPAL" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class A Monthly Principal due on the Class A Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class A Noteholders on all prior Payment Dates.

          "CLASS A PERCENTAGE" means _____%.

          "CLASS B MONTHLY INTEREST" means, for any Payment Date, the product of
(i) one-twelfth, (ii) the Class B Note Rate and (iii) the Class B Note Balance on the immediately preceding Payment Date, or, in the case of the first Payment Date, the Closing Date, after giving effect to all principal payments on the Class B Notes on that prior Payment Date. The Class B Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to, but excluding, such Payment Date.

          "CLASS B MONTHLY PRINCIPAL" means (A) on any Payment Date other than the Class B Stated Maturity Date, the product of (x) the Class B Percentage and
(y) Monthly Principal, and (B) on the Class B Stated Maturity Date, the entire amount of the then outstanding Class B Note Balance.

          "CLASS B OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class B Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class B Noteholders on all prior Payment Dates.

          "CLASS B OVERDUE PRINCIPAL" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class B Monthly Principal due on the Class B Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class B Noteholders on all prior Payment Dates.

          "CLASS B PERCENTAGE" means ____%.

          "CLASS C MONTHLY INTEREST" means, for any Payment Date, the product of
(i) one-twelfth, (ii) the Class C Note Rate and (iii) the Class C Note Balance on the immediately preceding Payment Date, or, in the case of the first Payment Date, the Closing Date, after giving effect to all principal payments on the Class C Note on that prior Payment Date. The Class C Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to, but excluding, such Payment Date.

          "CLASS C MONTHLY PRINCIPAL" means, (A) on any Payment Date other than the Class C Stated Maturity Date, an amount equal to the product of (x) the Class C Percentage and (y) the Monthly Principal and (B) on the Class C Stated Maturity Date, the entire amount of the then outstanding Class C Note Balance.

          "CLASS C OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class C Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class C Noteholders on all prior Payment Dates.

          "CLASS C OVERDUE PRINCIPAL" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class C Monthly Principal due on the Class C Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class C Noteholders on all prior Payment Dates.

          "CLASS C PERCENTAGE" means ____%.

          "CLASS D MONTHLY INTEREST" means, for any Payment Date, the product of
(i) one-twelfth, (ii) the Class D Note Rate and (iii) the Class D Note Balance on the immediately preceding Payment Date, or in the case of the first Payment Date, the Closing Date, after giving effect to all principal payments on the Class D Notes on that prior Payment Date. The Class D Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to, but excluding, such Payment Date.

          "CLASS D MONTHLY PRINCIPAL" means (A) on any Payment Date other than the Class D Stated Maturity Date, the product of (x) the Class D Percentage and
(y) Monthly Principal, and (B) on the Class D Stated Maturity Date, the entire amount of the then outstanding Class D Note Balance.

          "CLASS D OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class D Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class D Noteholders on all prior Payment Dates.

          "CLASS D OVERDUE PRINCIPAL" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class D Monthly Principal due on the Class D Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class D Noteholders on all prior Payment Dates.

          "CLASS D PERCENTAGE" means ____%.

          "CLASS E MONTHLY INTEREST" means, for any Payment Date, the product of
(i) one-twelfth, (ii) the Class E Note Rate and (iii) the Class E Note Balance on the immediately preceding Payment Date, or in the case of the first Payment Date, the Closing Date, after giving effect to all principal payments on the Class E Note on that prior Payment Date. The Class E Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to, but excluding, such Payment Date.

          "CLASS E MONTHLY PRINCIPAL" means, (A) on any Payment Date other than the Class E Stated Maturity Date, an amount equal to the product of (x) the Class E Percentage and (y) the Monthly

Principal and (B) on the Class E Stated Maturity Date, the entire amount of the then outstanding Class E Note Balance.

          "CLASS E OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class E Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class E Noteholders on all prior Payment Dates.

          "CLASS E OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class E Monthly Principal due on the Class E Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class E Noteholders on all prior Payment Dates.

          "CLASS E PERCENTAGE" means ____%.

          "MONTHLY INTEREST" means as of any Payment Date, the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Class C Monthly Interest, (iv) the Class D Monthly Interest, and (v) the Class E Monthly Interest.

          "MONTHLY PRINCIPAL" means, for any Payment Date, an amount equal to the excess of (a) the Aggregate Discounted Contract Balance at the close of business on the last day of the second preceding Collection Period over (b) the Aggregate Discounted Contract Balance at the close of business on the last day of the immediately preceding Collection Period.

          "NOTE BALANCE" means, on the Closing Date, $___________ for the Class A Notes, $_________ for the Class B Notes, $_________ for the Class C Notes, $_________ for the Class D Notes and $_________ for the Class E Notes and thereafter shall equal the Note Balance for such class reduced by all principal payments on such class of notes.

          "NOTE RATE" the annualized rate of interest on the relevant class of notes.

          "OUTSTANDING" or "OUTSTANDING" means, when used with reference to the notes and as of any particular date, any note theretofore and thereupon being authenticated and delivered except:

               (i) any note canceled by the trustee at or before said date;

               (ii) any note, or portion thereof, for payment of redemption of which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been irrevocably deposited with the trustee (whether upon or prior to maturity or the redemption date of such note);

               (iii) any note in lieu of or in substitution for which another note shall have been authenticated and delivered; and

               (iv) any note owned by the Transferor or any Affiliate of the Transferor, except that, in determining whether the trustee shall be entitled to rely upon any request, demand, authorization, direction, notice, consent or waiver of noteholders under the Indenture, only notes which the trustee knows to be so owned shall be disregarded.

          "OVERDUE INTEREST" means, for any Payment Date, the sum of (i) the Class A Overdue Interest, (ii) the Class B Overdue Interest, (iii) the Class C Overdue Interest, (iv) the Class D Overdue Interest and (v) the Class E Overdue Interest.

CONVEYANCE OF TRUST PROPERTY

          On the Closing Date, DVI will convey to the Transferor, the Transferor will transfer to the Issuer, and the Issuer will pledge to the trustee, all of its right, title and interest in and to the trust property. The trust property does not include some amounts included in the Obligor's payments to which DVI is not entitled, such as property taxes, sales, taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs. Also not included in the trust property are: any Purchase Option Payments; ownership of Equipment that is subject to the Fair Market Value Leases that DVI originated, although that trust property includes a first priority perfected security interest in that equipment; or any rights of DVI in any accounts receivable of the Obligor which have been pledged to DVI as collateral for loans other than that Obligor's Contract.

          A copy of the Contract Schedule has been delivered to the trustee for the Initial Contracts. The Contract Schedule will include for each Contract, a number identifying the Contract, the Obligor's name and address, the original maturity of each Contract, the type of Equipment subject to each Contract, the remaining maturity of each Contract, the Discounted Contract Balance as of the cut-off date, the amount and scheduled due date of each Contract Payment due under each of the Contracts and the original amount funded on each Contract.

          DVI also will deliver to the trustee the Contract File for each Contract. DVI and the Issuer each will mark its accounting records to show that each Contract has been conveyed by DVI to the Transferor, and by the Transferor to the Issuer, and pledged by the Issuer to the trustee for the benefit of the noteholders.

DVI REPURCHASE OBLIGATION FOR CONTRACT MISREPRESENTATIONS

          DVI will make representations and warranties in the Contribution and Servicing Agreement, regarding the Contracts and the Equipment, for the benefit of the trustee, the noteholders, the Issuer and the Transferor. DVI will be obligated to repurchase or provide a substitute contract for any Contract where any misrepresentation or breach of warranty materially and adversely affects the interest of the noteholders in that Contract and the breach has not been cured by DVI, or waived by the majority of noteholders' Voting Rights. The trustee will be granted the right to enforce such representations and warranties directly against DVI.

INDEMNIFICATION

          The Contribution and Servicing Agreement provides that DVI, as contributor, will defend and indemnify the Servicer, the trustee, the Transferor, the Issuer and the noteholders against any and all losses, claims, damages and liabilities suffered by any of those parties by reason of a breach by DVI of its obligations under the Contribution and Servicing Agreement.

          Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Issuer, the trustee or the noteholders, for any action taken or not taken in good faith under the Contribution and Servicing Agreement relating to any Contract, including any Defaulted Contract, or the Equipment under that Contract. This exception from liability shall not apply to: (a) any breach of warranties or representations made by it in the Contribution and Servicing Agreement or in any certificate delivered in conjunction with the purchase of the notes or
(b) for any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties under the Contribution and Servicing Agreement or by reason of reckless disregard of its obligations and duties under that Agreement.

INDENTURE ACCOUNTS; INVESTMENT OF FUNDS

          The Servicer will establish one or more accounts, each called a "LOCKBOX ACCOUNT", in the name of the trustee for the benefit of the noteholders. Each Lockbox Account will be a segregated account initially established and maintained with ________________or other bank , called the "LOCKBOX BANK", as the Servicer may select. The Servicer will give the trustee prior written notice of any change in the location of any Lockbox Account and the Servicer will give at least 10 days' prior written notice of the new location to each Obligor.

          The trustee, pursuant to the Indenture, is required to establish and maintain the "COLLECTION ACCOUNT", the "DISTRIBUTION ACCOUNT" and the "RESERVE ACCOUNT", each in the name of the trustee and for the benefit of the noteholders and the Issuer to the extent of their interest in those accounts. Each account will be one or more segregated trust accounts held by the trustee. The Collection Account shall be two trust accounts, which, for the purposes of the Transaction Documents, shall be deemed one account and from which funds shall be drawn equally to make the payments from the Collection Account pursuant to the Indenture. In addition, the trustee will establish and maintain sub-accounts of the Distribution Account for each Class of notes.

          The Indenture permits the Servicer to instruct how amounts in the Collection Account and the Reserve Account will be invested in certain types of highly rated investments, which are called "ELIGIBLE INVESTMENTS". All amounts invested in Eligible Investments and all investments made with those amounts, including all income and other gain from the investments, will be held by the trustee in the accounts as part of the trust property as provided in the Indenture. Any net loss of principal, determined on a month-by-month basis, resulting from the investment of the amounts in the Collection and Distribution Accounts will be charged to the Issuer, and the Issuer shall reimburse such account within three Business Days of being notified of a net loss of principal by the trustee. The trustee shall not in any way be held liable because of any insufficiency in the Collection and Distribution Accounts resulting from losses on investments made in accordance with the Indenture except in its capacity as obligor under an Eligible Investment. The trustee shall not be liable for any investment made by it in accordance with the Indenture on grounds that it could have made a more favorable investment.

          All payments and proceeds of the Contracts collected in the Lockbox Account, including any investment earnings, will be remitted to the trustee or deposited into the Collection Account. Except under certain conditions, the Servicer will be required to remit such amounts to the trustee or deposit such amounts into the Collection Account within two Business Days of receipt. If Rating Agency conditions are satisfied, however, the deposit of collections for a particular Collection Period will be made by the Servicer within two Business Days prior to the related Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

RESERVE ACCOUNT

          The Reserve Account is a segregated trust account in the name of the trustee and will be funded by deposit of the Reserve Account Deposit Amount from amounts otherwise able to be distributed to the Issuer on the Closing Date or any Payment Date. If there exists a shortfall between the Available

Funds and interest or principal due on the Payment Date for any of the notes, regardless of whether an Amortization Event has occurred and is continuing, amounts on deposit in the Reserve Account will be available to make payments of interest to, first, the Class A Noteholders, then, the Class B Noteholders, and then to pay principal on, first, the Class A Notes, then, the Class B Notes, and then to Classes C, D and E. If an Amortization Event has occurred and is continuing, the principal due on each class shall be the entire Note Balance for such class of Notes. Amounts on deposit in the Reserve Account may be paid to the Issuer, if, and only to the extent that, such amounts in the Reserve Account exceed the Reserve Account Required Amount.

          The "RESERVE ACCOUNT REQUIRED AMOUNT" means, with respect to each Payment Date after the initial Payment Date, the lesser of either (i) the Initial Reserve Account Required Amount or (ii) the sum of (a) the Class A Note Balance, (b) the Class B Note Balance, (c) the Class C Note Balance, (d) the Class D Note Balance and (e) the Class E Note Balance. HOWEVER, if a Restricting Event has occurred and is continuing, then the Reserve Account Required Amount shall be equal to the sum of (i) the Reserve Account Required Amount on the preceding Payment Date after any additions to or withdrawals from the Reserve Account on such Payment Date and (ii) all amounts otherwise payable to the Issuer.

          A "RESTRICTING EVENT" means the condition that exists on any Payment Date if: (i) a Delinquency Condition exists or (ii) an Indenture Event of Default has occurred and is continuing.

          Other useful definitions in this connection are:

          A "DELINQUENCY CONDITION" will exist on any Determination Date if (x) the quotient of (1) the sum of the Discounted Contract Balances of all Contracts listed as more than 90 days delinquent as of the last day of the _____ preceding calendar months, divided by (2) _____ exceeds (y) the product of (1) ____ and
(2) the quotient of (A) the sum of the Aggregate Discounted Contract Balance as of the last day of the _____ preceding Collection Periods, divided by (B) _____.

          "RESERVE ACCOUNT DEPOSIT AMOUNT" means, on any Payment Date, an amount equal to the excess of (A) the Reserve Account Required Amount over (B) the amount on deposit in the Reserve Account after giving effect to any Reserve Account Draws on such Payment Date.

          The "INITIAL RESERVE ACCOUNT REQUIRED AMOUNT", is $____________, which equals ___% of the Initial Aggregate Discounted Contract Balance on the initial Payment Date.

          The obligation of the trustee to deposit amounts into the Reserve Account shall be limited to the deposit of amounts then in the Collection Account after payment of higher priority claims under Section [3.04(b)] of the Indenture. The trustee shall not have any responsibility to determine the amount or adequacy of funds on deposit in the Reserve Account, or the amount of any deposits to or withdrawals from the Reserve Account. The Issuer agrees to treat assets in the Reserve Account and all earnings on those assets as its assets and earnings for federal, state and local tax purposes and not to sell, transfer or otherwise dispose of its interest in those assets. Assets in the Reserve Account are called the "RESERVE ACCOUNT PROPERTY".

          On each Payment Date, the trustee shall, on the basis of the Monthly Servicer Report, deposit in the Reserve Account, as set forth in Section [3.04(b)] of the Indenture, an amount equal to the Reserve Account Deposit Amount. If on any Payment Date, Available Funds are less than the Priority Payments, the trustee shall withdraw from the Reserve Account the excess of the Priority Payments over the Available Funds according to Section [3.04(c)] of the Indenture. On each Payment Date, if the balance in the Reserve Account is greater than the Reserve Account Requirement, the trustee shall release and, at the instruction of the Servicer, shall pay the amount of the excess to the Issuer. The amount of the excess paid to the Issuer will be called a "RESERVE ACCOUNT WITHDRAWAL". Amounts properly paid to the Issuer, either directly from the Distribution Account without deposit in the Reserve Account or from the Reserve Account, shall be deemed released from the trust property, and the Issuer shall not be required to refund any such paid amounts.

          With respect to the Reserve Account Property, the Issuer and the trustee agree that any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the trustee, on behalf of the Noteholders. Each such deposit account shall be subject to the exclusive custody and control of the trustee, and the trustee shall have sole signature authority with respect to those deposit accounts.

          Upon termination of the Indenture, any amounts on deposit in the Reserve Account, after payment of amounts due to the noteholders shall be paid to the Issuer upon the Issuer's written request to the trustee.

FLOW OF FUNDS

          The Servicer shall remit or cause the Lockbox Bank at which each lockbox account is maintained to remit to the Collection Account all amounts received by them for the trust property not later than the second business day after receipt. However, if permitted by the Rating Agencies, the Servicer will on or before the second Business Day prior to each Payment Date remit or cause each Lockbox Bank to remit to the Collection Account all amounts received by it on or in respect of the Contracts during such Collection Period. The trustee shall deposit all other amounts received by it in respect of the Contracts according to the Indenture.

          Unless the Notes have been declared due and payable under the Indenture and monies collected by the trustee are being applied accordingly, the trustee on each Payment Date shall withdraw and pay or cause to be paid from the excess of (i) all amounts on deposit in the Collection Account on the second Business Day preceding such Payment Date over (ii) any portion thereof representing Contract Payments due, or voluntary prepayments deposited in the Collection Account, after the end of the related Collection Period, including any investment income with respect to monies on deposit in the Collection Account. This excess will be called the "AVAILABLE FUNDS", and will be applied in the following order of priority:

               (i) to the Servicer, the Servicing Fee due to the Servicer on such Payment Date;

               (ii) to the Servicer, any unreimbursed Nonrecoverable Advances or Servicer Advances previously made with respect to Delinquent Contracts;

               (iii) to the Class A Distribution Sub-Account, in the following order of priority, the sum of: (A) the Class A Monthly Interest; and
          (B) the Class A Overdue Interest, if any;

               (iv) to the Class B Distribution Sub-Account, in the following order of priority, in the sum of: (A) the Class B Monthly Interest; and (B) the Class B Overdue Interest, if any;

               (v) to the Class C Distribution Sub-Account, in the following order of priority, the sum of: (A) the Class C Monthly Interest; and
          (B) the Class C Overdue Interest, if any;

               (vi) to the Class D Distribution Sub-Account, in the following order of priority, in the sum of: (A) the Class D Monthly Interest; and (B) the Class D Overdue Interest, if any;

               (vii) to the Class E Distribution Sub-Account, in the following order of priority, the sum of: (A) the Class E Monthly Interest; and
          (B) the Class E Overdue Interest, if any;

               (viii) PROVIDED that no Amortization Event shall have occurred and be continuing, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

               (A) the Class A Overdue Principal, if any;

               (B) the Class A Monthly Principal;

               (ix) PROVIDED that no Amortization Event shall have occurred and be continuing, to the Class B Distribution Sub-Account, in the following order of priority, the sum of:

               (A) the Class B Overdue Principal, if any; and

               (B) the Class B Monthly Principal;

               (x) PROVIDED that no Amortization Event shall have occurred and be continuing, to the Class C Distribution Sub-Account, in the following order of priority, the sum of:

               (A) the Class C Overdue Principal, if any; and

               (B) the Class C Monthly Principal;

               (xi) PROVIDED that no Amortization Event shall have occurred and be continuing, to the Class D Distribution Sub-Account, in the following order of priority, the sum of:

               (A) the Class D Overdue Principal, if any; and

               (B) the Class D Monthly Principal;

               (xii) PROVIDED that no Amortization Event shall have occurred and be continuing, to the Class E Distribution Sub-Account, in the following order of priority, the sum of:

               (A) the Class E Overdue Principal, if any; and

               (B) the Class E Monthly Principal;

               (xiii) PROVIDED that no Amortization Event shall have occurred and be continuing, to the Reserve Account, the Reserve Account Deposit Amount;

               (xiv) if an Amortization Event shall have occurred and is continuing and is not subject to a continuing waiver from Noteholders evidencing not less than 662/3% of the Voting Rights, in the following order of priority:

                    FIRST, to the Class A Distribution Sub-Account the amount
               necessary to reduce the Class A Note Balance to zero; and

                    SECOND, to the Class B Distribution Sub-Account the amount necessary to reduce the Class B Note Balance to zero; and

                    THIRD, to the Class C Distribution Sub-Account the amount
               necessary to reduce the Class C Note Balance to zero;

                    FOURTH, to the Class D Distribution Sub-Account the amount necessary to reduce the Class D Note Balance to zero; and

                    FIFTH, to the Class E Distribution Sub-Account the amount
               necessary to reduce the Class E Note Balance to zero;

               (xv) if the Servicer is no longer DVI, and the Servicer has, in its good faith and reasonable business judgment, deemed the Servicing Fee to be commercially unreasonable, then, to the Servicer, the amount agreed upon between the Servicer and the trustee, each in their good faith and commercially reasonable judgment, as necessary to make the Servicing Fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations.

               (xvi) any remaining Available Funds on deposit in the Collection Account to the Issuer, or, if the Class F Instrument has been issued, to the Class F Distribution Sub- Account.

          The Available Funds on deposit in the Collection Account are the "DEPOSITED AVAILABLE FUNDS". If on any Payment Date the Deposited Available Funds are less than the sum necessary to make the payments required pursuant to clauses (iii) through (xii) inclusive and (xiv), each as applicable, the sum of these payments is called the "PRIORITY PAYMENTS", then the trustee shall withdraw from the Reserve Account, to the extent that such funds are on deposit in the Reserve Account and after taking into account payments to be made pursuant to clauses (i) and (ii) above, and deposit into the Distribution Account for payment on such Payment Date, funds equal to the amount of the Priority Payments less any Deposited Available Funds for payment in accordance with clauses (iii) through and including (xii) above, as applicable. Funds equal to the amount of the Priority Payments less any Deposited Available Funds are the Available Reserve Account Funds.

          "SUBORDINATION DEFICIENCY EVENT" is when the Class A Note Balance is greater than the Aggregate Discounted Contract Balance on the date of determination.

          "VOTING RIGHTS" means, the votes of Class A Noteholders, measured by the amount then held by each of them of the Class A Note Balance outstanding at that time. After all Class A Notes are no longer outstanding, "Voting Rights" means the votes of Class B Noteholders, measured by the amount then held by each of them of the Class B Note Balance outstanding at that time. Once all Class B Notes are no longer outstanding, "Voting Rights" means the votes of the Class C Noteholders, measured by the amount then held by each of them of the Class C Note Balance outstanding at that time, and so on for the Class D Notes and then the Class E Notes.

          An "AMORTIZATION EVENT" occurs when any one of the following events occurs and when notice is given from noteholders evidencing not less than 662/3% of the Voting Rights to the trustee declaring that the event shall constitute an Amortization Event:

               (i) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the Issuer under any applicable federal or state bankruptcy, etc. law and that order remains in effect for a period of 90 consecutive days; or

               (ii) the Issuer commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law.

               (iii) As of any Determination Date, the quotient of (1) divided by (2) exceeds the product of (3) and (4), where (1) equals the sum of the Discounted Contract Principal Balances of all Contracts listed as more than __ days delinquent as of the last day of the _____ immediately preceding calendar months; (2) equals _____, (3) equals _____ and (4) equals the quotient of (A) the sum of the Aggregate Discounted Contract Principal Balance as of the last day of the _____ immediately preceding Collection Periods, divided by (B) _____; or

               (iv) As of any Determination Date, the sum of Discounted Contract Balances of all Contracts that have been classified as Defaulted Contracts since the Closing Date exceeds the product of (1) ____ and (2) the Aggregate Discounted Contract Balance on the Closing Date. Discounted Contract Balances will be determined immediately prior to the classification as a Defaulted Contract.

          Noteholders evidencing 662/3% or more of the Voting Rights shall have the ability to waive or defer any Amortization Event. Upon the occurrence of any Amortization Event, noteholders evidencing 662/3% or more of the Voting Rights shall have the right to replace DVI as Servicer with a successor Servicer as permitted under the Contribution and Servicing Agreement.

PAYMENT OF AMOUNTS FROM DISTRIBUTION SUB-ACCOUNTS

          (a) On each Payment Date the trustee shall pay to the Class A Noteholders the amounts then on deposit in the Class A Distribution Sub-Account. Payments are to be made to the Class A Noteholders in the following order of priority:

                 (i)   the Class A Monthly Interest;
                (ii)   the Class A Overdue Interest, if any;
               (iii)   the Class A Overdue Principal, if any;
                (iv)   the Class A Monthly Principal; and
                 (v)   additional principal payable under the Indenture;

          (b) On each Payment Date the trustee shall pay to the Class B Noteholders the amount then on deposit in the Class B Distribution Sub-Account. Payments to the Class B Noteholders shall be made in the following order of priority:

                 (i)   the Class B Monthly Interest;
                (ii)   the Class B Overdue Interest, if any;
               (iii)   the Class B Overdue Principal, if any;
                (iv)   the Class B Monthly Principal; and
                 (v)   additional principal payable under the Indenture.

          (c) On each Payment Date the trustee shall pay to the Class C Noteholders the amount then on deposit in the Class C Distribution Sub-Account. Payments to the Class C Noteholders shall be made in the following order of priority:

                 (i)   the Class C Monthly Interest;
                (ii)   the Class C Overdue Interest, if any;
               (iii)   the Class C Overdue Principal, if any;
                (iv)   the Class C Monthly Principal; and
                 (v)   additional principal payable under the Indenture.

          (d) On each Payment Date the trustee shall pay to the Class D Noteholders the amount then on deposit in the Class D Distribution Sub-Account. Payments to the Class D Noteholders shall be made in the following order of priority:

                 (i)   the Class D Monthly Interest;
                (ii)   the Class D Overdue Interest, if any;
               (iii)   the Class D Overdue Principal, if any;
                (iv)   the Class D Monthly Principal; and
                 (v)   additional principal payable under the Indenture.

          (e) On each Payment Date the trustee shall pay to the Class E Noteholders the amount then on deposit in the Class E Distribution Sub-Account. Payments to the Class E Noteholders shall be made in the following order of priority:

                 (i)   the Class E Monthly Interest;
                (ii)   the Class E Overdue Interest, if any;
               (iii)   the Class E Overdue Principal, if any;
                (iv)   the Class E Monthly Principal; and
                 (v)   additional principal payable under the Indenture.

REPORTS TO NOTEHOLDERS

          Following each payment to the noteholders, the trustee shall mail to the Issuer, Cede & Co., the Rating Agencies and make available to each noteholder the Monthly Servicer Report furnished to the trustee by the Servicer on the related Determination Date. If the report has not been received, a written statement including similar information to the Monthly Servicer Report. The trustee shall deliver to the Servicer, and within two business days after the request of the Issuer, deliver to the Issuer, a written statement setting forth the amount on deposit as of such Payment Date in the Collection Account and the Reserve Account, in each case after giving effect to all of the withdrawals and applications or transfers required on the Payment Date under the Indenture.

OPTIONAL REDEMPTION

          The notes may be redeemed by the Issuer, in whole but not in part, at the Redemption Price on any Payment Date on which the Pool A Aggregate Discounted Contract Balance is less than __% of the Pool A Aggregate Discounted Contract Balance on the Closing Date and the Pool B Aggregate Contract Balance is less than __% of the Pool B Aggregate Contract Balance on the Closing Date. In the event that the notes are redeemed in full, an amount equal to the sum of
(i) the entire outstanding principal balance of the notes and (ii) accrued interest on the outstanding principal balance at the Class A Note Rate, Class B Note Rate, Class C Note Rate, Class D Note Rate or Class E Note Rate, as applicable, will be required to be paid to the noteholders of each such Class.

          The notes may be redeemed in part by the Issuer at the Partial Redemption Price on any Payment Date on which the Pool B Aggregate Discounted Contract Balance is less than __% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date. In the event that the notes are redeemed in part, an amount equal to the sum of (i) the product of (A) the quotient of (x) the Aggregate Discounted Contract Balance of the Contracts in Pool B, divided by
(y) the Aggregate Discounted Contract Balance and (B) the entire outstanding principal balance of the notes, and (ii) accrued interest on the outstanding principal balance at the Class A Note Rate, Class B Note Rate, Class C Note Rate, Class D Note Rate or Class E Note Rate, as applicable, will be required to be paid to the noteholders of each such Class on that Payment Date.

INDENTURE EVENTS OF DEFAULT AND ACCELERATION

          "INDENTURE EVENT OF DEFAULT" means any one of the following events:

               (i) default in the payment of (A) any interest when due on any outstanding class of notes, (B) any principal on the Stated Maturity Date for any outstanding class of notes, or (C) any other payment of principal on any outstanding note when it becomes due and payable and sufficient Available Funds are on deposit in the Collection Account and sufficient Available Reserve Account Funds are on deposit in the Reserve Account;

               (ii) default in the performance, or breach, of any covenant set forth in Sections [8.04, 8.07(c) or 8.08] of the Indenture;

               (iii) default in the performance, or breach, of any other covenant of the Issuer in the Indenture, the notes, the Contribution and Servicing Agreement or the other transaction documents and continuance of such default or breach for a period of 30 days after the earliest of (A) any officer of the Issuer first acquiring knowledge of that default or breach, (B) the trustee's giving written notice of default or breach to the Issuer or (C) the holder of any note giving written notice of default or breach to the Issuer;

               (iv) if any representation or warranty of the Issuer, the Transferor or DVI made in the Indenture, the Subsequent Contract Transfer Agreement, the Contribution and Servicing Agreement, respectively, or any other writing provided to the Noteholders in connection with the foregoing documents shall prove to be incorrect in any material respect as of the time when the representation or warranty is made; PROVIDED, HOWEVER, that the breach of any representation or warranty made by DVI in Section [2.03 or 2.04] of the Contribution and Servicing Agreement with respect to any of the Contracts or the security interest in the related Equipment shall not constitute an Indenture Event of Default if DVI, in accordance with the Contribution and Servicing Agreement, substitutes one or more Substitute Contracts and the security interest in the related Equipment for the affected Contract and Equipment or repurchases the affected Contract and related Equipment;

               (v) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the Issuer under any applicable federal or state bankruptcy, etc. law and that order remains in effect for a period of 90 consecutive days; or

               (vi) the Issuer commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law.

          If an Indenture Event of Default occurs and is continuing, then the trustee with the consent of the holders of the notes evidencing not less than 662/3% of the Voting Rights, may declare the unpaid principal amount of all the notes to be due and payable immediately, by a notice in writing to the Issuer, and to the trustee if the noteholders make the declaration, and automatically the entire principal amount shall become immediately due and payable together with all accrued and unpaid interest on the notes.

REMEDIES

          If an Indenture Event of Default occurs and is continuing, the trustee shall give notice to each noteholder as set forth in the Indenture. The trustee shall then take whatever action, if any, is directed by the holders of notes evidencing not less than 662/3% of the Voting Rights. Following any acceleration of the notes, the trustee shall have all the rights, powers and remedies with respect to the trust property as are available to secured parties under the Uniform Commercial Code or other applicable law.

          Any money collected by the trustee under the Indenture following an Indenture Event of Default, and any moneys that may then be held or thereafter received by the trustee, shall be applied in the following order, at the date or dates fixed by the trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes;

          FIRST, to the payment of all costs and expenses of collection incurred by the trustee, including the reasonable fees and expenses of its counsel, and all other amounts due the trustee under the Indenture;

          SECOND, to the payment of all unreimbursed Servicer Advances due to the Servicer;

          THIRD, only in the event that DVI is no longer the Servicer, and the Servicer has, in its good faith and reasonable business judgment, deemed the Servicing Fee to be commercially unreasonable, then, to the Servicer, the amount agreed upon between the then Servicer and the trustee, each in their good faith and commercially reasonable judgment, as necessary to make the Servicing Fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations;

          FOURTH, to pay all accrued and unpaid interest on each outstanding Class A note, pro rata, without giving any preference or priority to any Class A Noteholder;

          FIFTH, to pay all accrued and unpaid interest on each outstanding Class B note, pro rata, without giving any preference or priority to any Class B Noteholder;

          SIXTH, to pay all accrued and unpaid interest on each outstanding Class C note, pro rata, without giving any preference or priority to any Class C Noteholder;

          SEVENTH, to pay of all accrued and unpaid interest on each outstanding Class D note, pro rata, without giving any preference or priority to any Class D Noteholder;

          EIGHTH, to pay of all accrued and unpaid interest on each outstanding Class E note, pro rata, without giving any preference to any Class E Noteholder;

          NINTH, to pay the entire outstanding Class A Note Balance, and any other amounts due to the Class A Noteholders, pro rata, without giving preference or priority to any Class A Noteholder;

          TENTH, to pay the entire outstanding Class B Note Balance, and any other amounts due to the Class B Noteholders, pro rata, without giving preference or priority to any Class B Noteholder;

          ELEVENTH, to pay the entire outstanding Class C Note Balance, and any other amounts due to the Class C Noteholders, pro rata, without giving preference or priority to any Class C Noteholder;

          TWELFTH, to pay the entire outstanding Class D Note Balance, and any other amounts due to the Class D Noteholders, pro rata, without giving preference or priority to any Class D Noteholder;

          THIRTEENTH, to pay the entire outstanding Class E Note Balance, and any other amounts due to the Class E Noteholders, pro rata , without giving preference or priority to any Class E Noteholder;

          FOURTEENTH, to pay all accrued and unpaid interest on any outstanding Class F Instruments, ratably to each Holder of the Class F Instruments without giving preference or priority to any Class F Noteholder;

          FIFTEENTH, in the event that DVI is the Servicer, to pay all unreimbursed Servicing Fees due to the Servicer; and

          SIXTEENTH, to the payment of the remainder, if any, to, or at the order of, the Issuer.

SERVICER EVENTS OF DEFAULT

          Any of the following acts or occurrences shall constitute a "SERVICER EVENT OF DEFAULT" by the Servicer under the Contribution and Servicing
Agreement:


               (i) failure by the Servicer, or for so long as DVI is the Servicer, the Transferor, to (A) remit any payment to the trustee within the time period required or (B) make any Servicer Advance;

               (ii) failure to pay to the trustee on or before the date when due, any deposit required to be made by the Servicer under the Contribution and Servicing Agreement;

               (iii) failure on the part of either the Servicer, or for so long as DVI is the Servicer, the Transferor, duly to observe or perform in any material respect any other of their respective covenants or agreements in the Contribution and Servicing Agreement, such as failure of the Servicer to deliver a Monthly Servicer Report on the date required or the delivery of a Monthly Servicer Report which is materially incorrect, if this failure materially and adversely affects the rights of the noteholders and continues unremedied for a period of 30 days after the Servicer becomes aware of such failure or receives written notice of such failure;

               (iv) if any representation or warranty of the Servicer (a) made in the Contribution and Servicing Agreement or in any certificate or other document delivered under any transaction documents or (b) made by any successor Servicer in connection with its assumption of the duties of the Servicer, shall prove to be incorrect in any material respect as of the time when it was made;

               (v) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the Servicer, or for so long as DVI is the Servicer, the Transferor, under any applicable federal or state bankruptcy, etc. law, or if this type of order remains in effect for a period of 90 consecutive days;

               (vi) the Servicer, or for so long as DVI is the Servicer, the Transferor, commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law;

               (vii) any non-permitted assignment by the Servicer, or any non-permitted attempt by the Servicer to assign its duties or rights under the Contribution and Servicing Agreement;

               (viii) (A) the failure of the Servicer to make one or more payments with respect to aggregate recourse indebtedness for borrowed money exceeding $_________ or (B) the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause more than $_________ of aggregate recourse indebtedness for borrowed money of the Servicer to become due before its or their stated maturity or before its or their regularly scheduled dates of payment, and the failure, event or condition described in either clause (A) or (B) shall be continuing and shall not have been waived by the person or persons entitled to performance;

               (ix) the rendering against the Servicer of a final judgment, decree or order, all possible appeals having been exhausted, for the payment of money in excess of $_________ which is uninsured, and the continuance of this judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

               (x) so long as DVI is the Servicer, the occurrence of an Amortization Event.

TERMINATION OF THE SERVICER

          If a Servicer Event of Default shall have occurred and be continuing, the trustee shall, upon the request of the holders of notes evidencing more than 662/3% of the Voting Rights, give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer under the Contribution and Servicing Agreement; any termination will not release DVI from its obligations as Contributor under that Agreement. Once the Servicer receives that notice, all of its rights and obligations under the Contribution and Servicing Agreement will terminate and be transferred to the trustee pursuant to the "back-up servicer" provisions of the Contribution and Servicing Agreement and the Indenture.

          The Servicer agrees to cooperate with the trustee or any other successor Servicer in transferring the responsibilities and rights of the Servicer to the successor Servicer, including, transferring to the successor Servicer its records, correspondence and documents relating to the Contracts and other trust property. The trustee shall give prompt written notice of their termination and transfer of servicing to each holder of the notes.

DUTIES AND IMMUNITIES OF THE TRUSTEE

          The trustee will make no representations as to the validity or sufficiency of the Indenture, the notes or of any Contract or related document, and will not be accountable for the use or application by the Issuer or DVI of any funds paid to DVI in consideration of the sale of the notes to the investors. The trustee will be required to perform only those duties specifically required of it under the Indenture.

          No recourse is available based on any provision of the Indenture, the notes or any Contract against the trustee, in its individual capacity, and the trustee has no personal obligation, liability or duty whatsoever to any noteholder or any other person with respect to any claim, except for any liability as is determined to have resulted from the trustee's own negligence or willful misconduct.

          The Servicer agrees (a) to pay to the trustee from time to time compensation for all services rendered by it under the Indenture as the Servicer and the trustee have agreed in writing prior to the Closing Date. This payment is to be made independent of the other payment obligations of the Servicer and, except as otherwise expressly provided in the Indenture, (b) to reimburse the trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the trustee in accordance with any provision of the Indenture, including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement, or advance as may be attributable to the trustee's negligence or bad faith.

BOOK-ENTRY REGISTRATION OF THE NOTES

          GENERAL. Beneficial Owners that are not participants of DTC or intermediaries but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Notes, Class B Notes, Class C Notes and Class D Notes may do so only through participants, either directly or indirectly. The Class A, Class B, Class C and Class D Notes are together called the "OFFERED NOTES". In addition, Beneficial Owners will receive all distributions of principal of and interest on the Offered Notes from the paying agent through DTC and participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Until definitive Securities are issued for the Offered Notes, it is anticipated that the only registered Noteholder of the Offered Notes will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the trustee or the Servicer as noteholders, as the term is used in the Contribution and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to noteholders and to exercise the rights of noteholders only indirectly through DTC, its Participants and intermediaries.

          The rules, regulations and procedures creating and affecting DTC and its operations are referred to as the "RULES". Under the Rules, DTC is required to make book-entry transfers of Offered Notes among participants and to receive and transmit distributions of principal of, and interest on, such Offered Notes. Participants and intermediaries with which Beneficial Owners have accounts relating to the Offered Notes also are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. As a result, although Beneficial Owners will not possess physical certificates evidencing their interests in the Offered Notes, the Rules provide a mechanism by which Beneficial Owners, through their participants and intermediaries, will receive distributions and will be able to transfer their interests in the Offered Notes.

          None of the Issuer, the Servicer, the Transferor or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. For additional information regarding DTC and the Offered Notes, see the prospectus.

          DEFINITIVE SECURITIES. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus.

          Upon the occurrence of that kind of event, the trustee is required to notify, through DTC, participants who have ownership of Offered Notes as indicated on the records of DTC of the availability of definitive Securities for their Offered Notes. Upon surrender by DTC of the definitive certificates representing the Offered Notes and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Offered Notes as definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the trustee and the Servicer will recognize the holders of the definitive Securities as Noteholders under the Contribution and Servicing Agreement.

          BOOK-ENTRY FACILITIES. Beneficial Owners may choose to hold their interests in the Book- Entry Securities through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities of each class will be issued in one or more certificates which equal the Outstanding Note Balance of such class and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

          Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during processing will be reported to the relevant Euroclear participants or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the institution acting as a depositary for Cedel or Euroclear, which is called a "RELEVANT DEPOSITORY" and together, the "EUROPEAN DEPOSITORIES"; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the European Depositories.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its participants.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Brussels, Belgium office of Morgan Guaranty Trust Company is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Brussels, Belgium office of Morgan Guaranty Trust Company are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, which are referred to here as "TERMS AND CONDITIONS". The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Brussels, Belgium office of Morgan

Guaranty Trust Company acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each participant will be responsible for disbursing those payments to the Beneficial Owners of the Book-Entry Securities that it represents and to each intermediary for which it acts as agent. Each intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

          Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede. Since transactions in the Book-Entry Securities will be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the Offered Notes, may be limited due to lack of a physical certificate representing the Offered Notes. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Offered Notes in the secondary market since certain potential investors may be unwilling to purchase Offered Notes for which they cannot obtain physical certificates.

          DTC has advised the Issuer and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of intermediaries whose holdings include such Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes which conflict with actions taken with respect to other Offered Notes.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          DTC management is aware that some computer systems for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter so-called "Year 2000 problems". DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed later this year.

          However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the financial community that it is contacting third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts to make their services year 2000 compliant. In addition, DTC is in the process of developing appropriate contingency plans.

          According to DTC, the foregoing information with respect to DTC has been provided to the financial community for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on the notes will be directly related to the scheduled rate of principal payments on the underlying Contracts. If purchased at a price of other than par, the yield to maturity will also be affected by the rate of principal payments. The extent to which the yield to maturity of a note is sensitive to the rate of principal payments will depend, in part, upon the degree to which the note is purchased at a discount or a premium. If the purchaser of a note purchased at a discount from its initial principal balance calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on such note, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a note purchased at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the note, the actual yield to maturity will be lower than that so calculated.

          The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. These kinds of payments will result in payments to noteholders of amounts which would otherwise have been paid over the remaining term of the Contracts. Generally, prepayments on the Contracts will tend to shorten the weighted average lives of the notes, whereas delays in payments on the Contracts and modifications extending the maturity of the Contract will tend to lengthen the weighted average lives of the notes. Any changes in weighted average lives may adversely affect the yield to noteholders. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Partial Prepayment Amount, as applicable, into the Collection Account.

          The Contracts generally do not provide for the right of the Obligor to prepay. However, under the Contribution and Servicing Agreement, the Servicer is permitted to allow prepayments in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove the Equipment and related Contract from the trust property, but only upon payment of the Prepayment Amount or Partial Prepayment Amount, as applicable. In either case, DVI may also replace such Contracts with Substitute Contracts. See "THE CONTRACTS -- SUBSTITUTE CONTRACTS" on page S-36 of this prospectus supplement. Any such Prepayment Amounts or Partial Prepayment Amounts paid shall be remitted by the Servicer to the trustee or deposited into the Collection Account and shall be applied as a prepayment of the notes. The Servicer historically has permitted Obligors to terminate contracts early, or, in case of contracts covering more than one item of equipment, to partially prepay contracts, either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated premium, or both.

          The effective yield to noteholders will depend upon, among other things, the price at which the notes are purchased, the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the noteholders.

                       CERTAIN LEGAL MATTERS AFFECTING AN
                        OBLIGOR'S RIGHTS AND OBLIGATIONS

GENERAL

          The Contracts are either "accounts," "instruments" or "chattel paper" as defined in the Uniform Commercial Code in effect generally throughout the United States. Pursuant to the Uniform Commercial Code for most purposes, a sale of accounts or chattel paper is treated in a manner similar to a transaction creating a security interest in accounts or chattel paper. DVI, the Transferor and the Issuer will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities in the Commonwealth of Pennsylvania to give notice of DVI's transfer of the Contracts to the Transferor, of the Transferor's transfer of the Contracts to the Issuer and of the pledge of the Contracts to the trustee. Under the Contribution and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trustee's interests in the Contracts and their proceeds.

          A 1993 decision of the United States Court of Appeals for the Tenth Circuit states that, among other things, accounts sold by an entity remain property of that entity's bankruptcy estate in the event of its reorganization or bankruptcy proceedings subsequent to the sale. Even though that decision addressed "accounts" rather than "chattel paper" such as the Contracts, if a court in any bankruptcy proceedings of DVI were to adopt the reasoning of the Tenth Circuit reflected in that 1993 decision, then the Contracts would be included in the bankruptcy estate of DVI and delays in payment of collections on or in respect of the Contracts could occur. In addition, such a court, among other remedies, could elect to accelerate payment of the notes and liquidate the Contracts and the Equipment, with the noteholders entitled to the then outstanding Aggregate Discounted Contract Balance and interest on that balance at the applicable Note Rate to the date of payment from the proceeds of such liquidation. Thus, the noteholders could lose the right to future payments of interest and might incur reinvestment losses.

THE EQUIPMENT

          DVI will transfer to the Transferor, by grant or assignment, a security interest in the Equipment, the Transferor will transfer such security interest to the Issuer, and the Issuer will pledge such security interest to the trustee. In the event of a default by the Obligor under a Contract, the Servicer on behalf of the trustee may take action to enforce that defaulted Contract and the related security interest by repossession and resale of the leased Equipment. Under the Uniforn Commercial Code, known as the "UCC" in most states, a creditor such as DVI, the Transferor, the Issuer or the trustee can, without prior notice to the Obligor, repossess assets securing the Obligor's obligations under a defaulted Contract by the Obligor's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

          In the event of a default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Contribution and Servicing Agreement will require the Servicer to sell promptly any repossessed Equipment.

          Under most state laws, an Obligor has the right to redeem any collateral for its obligations, prior to a foreclosure sale of that property, by paying the secured party the unpaid balance of the obligations plus interest and the secured party's reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

          In addition, because the market value of the Equipment of the type financed under the Contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the Contract may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related Equipment superior to those of the trustee, the Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that the Servicer elects to repossess and sell the related Equipment under those circumstances.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a so called "deficiency judgment" from an Obligor for any shortfall between the unpaid balance of that Obligor's Contract and the net proceeds received from any collateral for that Contract. However, some states, including those where some of the Obligors may be located, impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the Equipment in a commercially reasonable manner and to mitigate (minimize) its damages in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the Equipment and to offset the net proceeds of disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Obligor from all further obligations under UCC
Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

          In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Reform Act of 1978, as amended, which we refer to as the "BANKRUPTCY CODE", and related laws may delay, interfere with and/or eliminate or reduce the ability of the trustee to enforce its rights under the Contracts. With regard to any Contract not constituting a "true lease", the Bankruptcy Code permits an Obligor to be treated as the owner of the related Equipment. If bankruptcy cases or proceedings were instituted for an Obligor, the trustee could be prevented from continuing to collect payments due from or on behalf of that Obligor or exercising any remedies assigned to the trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Obligor to use, sublease, sell or dispose of the Equipment and provide the trustee with a lien on replacement collateral, so long as the replacement collateral constituted "adequate protection" as defined under the Bankruptcy Code. In the event that, as a result of the bankruptcy or reorganization of an Obligor, the trustee is prevented from collecting payments with respect to a Contract and that Contract becomes a Defaulted Contract, Noteholders could experience delays in the payment of principal and interest and/or losses on their investment.

          With regard to any Contract constituting a "true lease", the Bankruptcy Code grants to the bankruptcy trustee for an Obligor, or the Obligor as a debtor-in-possession, a right to elect to assume or reject that unexpired lease. Also, a bankruptcy court may permit an Obligor to assign its rights and obligations under the Contract. Any assumption of a Contract requires the Obligor to cure any default under that Contract, which may mean "adequate assurance" of prompt cure, and to provide "adequate assurance" of future performance under that Contract, and of compensation for any actual pecuniary loss incurred by noteholders resulting from the default. Any rejection of the Contract constitutes a breach of that Contract, entitling the trustee to return of the Equipment and to a pre-petition unsecured claim for damages for breach of the Contract. The trustee also would be entitled to collect from an Obligor's bankruptcy estate any administrative rent or adequate protection amounts payable by the Obligor as provided under the Bankruptcy Code. Bankruptcy court approval might be necessary prior to the trustee repossessing the Equipment or obtaining payments on its unsecured pre-petition claims and/or claims against the Obligor's bankruptcy estate.

          Most states have adopted a version of Article 2A of the Uniform Commercial Code, which is applicable to "true leases" such as Fair Market Value Leases. Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, DVI will represent that, to the best of its knowledge (i) no Contract is a "consumer lease"; and (ii) each Obligor has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has continued to make scheduled payments under the related Contract. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

          Certain governmental and quasi-governmental entities, like municipalities and public hospitals, condition contract payments on the availability of budgeted funds. If Contracts are part of the trust property and such budgeted funds are not available, the Servicer or trustee may be forced to repossess related Equipment and Noteholders may experience delays and/or losses in payment.

          Title 6 of the Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The final National Bankruptcy Review Commission report has been issued and may ultimately lead to substantive changes to the existing Bankruptcy Code which could affect the Contracts.

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of leased Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Contract.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service and judicial decisions, all in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. We refer to the Internal Revenue Code as the "CODE", and the Internal Revenue Service as the "SERVICE". The discussion below does not purport to deal with the federal income tax consequences applicable to all categories of investors and is directed solely to Class A, Class B or Class C Noteholders that are institutional investors, hold the notes as capital assets within the meaning of section 1221 of the Code and acquire such notes for investment and not as a dealer or for resale. This discussion does not address every aspect of the federal income tax laws that may be relevant to a Class A, Class B, Class C or Class D Noteholder in light of its particular investment circumstances, nor does it purport to deal with federal income tax consequences applicable to all categories of Class A, Class B, Class C or Class D Noteholders. Some categories of noteholders, such as banks, insurance companies and foreign investors, among others, may be subject to special rules or treatment under the federal income tax laws. Further, this discussion does not address certain collateral tax consequences that may result from ownership of the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

          Class A, Class B, Class C or Class D noteholders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, Class A, Class B, Class C or Class D Noteholders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

          Prospective investors should be aware that the Servicer and the Issuer will not seek any rulings from the IRS regarding any of the tax consequences discussed herein. Further, while the Issuer will receive an opinion of counsel, as described generally below, with respect to the federal income tax treatment of the notes, that opinion is not binding on the IRS or the courts, and no assurance can be given that the IRS will not take contrary positions that may be sustained by a court.

          In addition to the federal income tax consequences described herein, potential investors should consider the tax consequences, if any, of the purchase, ownership and disposition of the notes under the tax laws of any applicable state, locality or foreign jurisdiction. See "CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS" at page S-63 of this prospectus supplement. The Servicer and the Issuer make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences. All investors are urged to consult their own tax advisors in determining the federal, state, local and foreign and any other tax consequences to them of an investment in the notes and the purchase, ownership and disposition of the notes.

       CHARACTERIZATION OF THE CLASS A, CLASS B, CLASS C AND CLASS D NOTES

          Thacher Proffitt & Wood, special counsel to [name of underwriter[s], who [together] will be called the "UNDERWRITER[S]", is of the opinion that, under existing law, and assuming compliance in all material respects with all provisions of the Indenture, the Contribution and Servicing Agreement and the other transaction documents relating to the issuance of the Notes, and based in part on the facts set forth in this Prospectus Supplement and additional information and representations, including financial calculations relating to the Contracts provided or reviewed and verified by DVI or the Underwriter[s], for federal income tax purposes, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be treated as indebtedness.

          Except where indicated to the contrary, the following discussion sets forth the consequences that will follow if the Class A, Class B, Class C and Class D Notes are treated as indebtedness for federal income tax purposes.

          TAXATION OF CLASS A, CLASS B, CLASS C AND CLASS D NOTEHOLDERS

          PAYMENTS OF INTEREST. The following discussion of federal income taxation of the notes is based in part upon the rules governing original issue discount within the meaning of section 1273(a) of the Code, called "OID", that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID REGULATIONS". The OID Regulations do not adequately address certain issues relevant to, and in some instances may not be applicable to, securities such as the Notes.

          It is not anticipated that the Class A, Class B, Class C or Class D Notes will be treated as having been issued with OID within the meaning of section 1273 of the Code. Rather, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by a Class A, Class B, Class C or Class D Noteholder using the cash method of accounting or when accrued by a Class A, Class B, Class C or Class D Noteholder using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense by taxpayers other than corporations.

          MARKET DISCOUNT. A subsequent holder who purchases a note at a market discount, in other words, in the case of a note issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with OID, at a purchase price less than its adjusted issue price, may be subject to the "market discount" rules of section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the note, and for the deferral of interest deductions with respect to debt incurred to acquire or carry a note purchased with market discount. In particular, under section 1276 of the Code, a holder who purchases a note at a discount that exceeds DE MINIMIS market discount generally will be required to allocate a portion of each partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent. If the provisions of section 1272(a)(6) of the Code apply to the notes, as described above with respect to the use of a reasonable prepayment assumption, and adjustments resulting from actual prepayments, those provisions also would affect the accrual of any market discount.

          Any Class A, Class B, Class C or Class D Noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing discussion. If made, such election will apply to all market-discount bonds acquired by such Class A, Class B, Class C or Class D Noteholder on or after the first day of the first taxable year to which such election applied. If such election is made, the interest deferral rule described above will not apply and the adjusted basis of a note will be increased to reflect market discount included in gross income, thereby reducing any gain, or increasing any loss, on a sale, redemption, or other taxable disposition. Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a DE MINIMIS amount. In that case, the actual discount will be required to be allocated amounts the principal payments to be made on that note, and the portion of discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding DE MINIMIS OID.

          In addition, the OID Regulations permit a Class A, Class B, Class C or Class D Noteholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a note with market discount, the Class A, Class B, Class C or Class D Noteholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments that the noteholder owns or acquires during the taxable year of the election or thereafter. Similarly, a Class

A, Class B, Class C or Class D Noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments that the noteholder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. See "PREMIUM" later in this section. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable.

          For purposes of the foregoing discussion, market discount with respect to a note will be considered to be DE MINIMIS for purposes of section 1276 of the Code if such market discount is less than 0.25% of the stated redemption price of that note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount.

          Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report, called the "COMMITTEE REPORT", accompanying the Tax Reform Act of 1986 will apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the option of the Class A, Class B, Class C or Class D Noteholder:
(i) on the basis of a constant yield method, (ii) in the case of a note issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (iii) in the case of a note issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the note at the beginning of the accrual period. Moreover, if the provisions of section 1272(a)(6) of the Code apply to the notes, as described above with respect to the use of a reasonable prepayment assumption, the prepayment assumption used in calculating the accrual of OID also would be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a note purchased at a discount in the secondary market. The prepayment assumption used in calculating the accrual of OID, premium, market discount, if any, will be equal to a CPR of _%. We cannot predict whether the Contracts will prepay at that rate or at any other rate.

          To the extent that notes provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were OID. Moreover, in any event, a Class A, Class B, Class C or Class D Noteholder generally will be required to treat a portion of any gain on the sale or exchange of its note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

          PREMIUM. A note that is purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. A Class A, Class B, Class C or Class D Noteholder may elect under section 171 of the Code to amortize that premium under the constant yield method over the life of the note. If made, that election will apply to all debt instruments having amortizable bond premium that the noteholder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, with a corresponding reduction in the noteholder's basis of such instrument, rather than as a separate interest deduction. The OID Regulations also permit Class A, Class B, Class C and Class D Noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Noteholder as having made the election to amortize premium generally. See "MARKET DISCOUNT" at page S-59 of this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount also will apply in amortizing bond premium under section 171 of the Code; these rules might, as described above, require use of a prepayment assumption in accruing market discount with respect to Notes without regard to whether those notes have OID. Bond premium on a note held by a Class A, Class B, Class C or Class D Noteholder who does not elect to offset the premium will decrease the gain, or increase the loss, otherwise recognized on the sale, redemption or other taxable disposition of the note.

          REALIZED LOSSES. Under section 166 of the Code, both corporate holders of notes and noncorporate holders of notes that acquire notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the Contracts that are allocable to those notes. However, it appears that a noncorporate holder that does not acquire a note in connection with its trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's note becomes wholly worthless, in other words, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

          Each Class A, Class B, Class C or Class D Noteholder will be required to accrue OID, if any, and, if that holder uses an accrual method of accounting for federal income tax purposes, interest with respect to that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Contracts until it can be established that any reduction of that kind ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

          SALES OF NOTES. Except as described above with respect to the market discount rules, and except as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of a note, recognized on the sale or exchange of a note by an investor who holds that note as a capital asset, will be capital gain or loss. However, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, subject to appropriate reduction to reflect prior inclusion of interest or other ordinary income items from the transaction, but the extent of that kind of reduction would need to be provided for in regulations which have not yet been issued.

          In addition, taxpayers other than corporations may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to that taxpayer's net investment income.

          The adjusted basis of a note generally will equal its cost, increased by any income previously reported, including any OID and market discount income, by the selling Class A, Class B, Class C or Class D noteholder and reduced, but not below zero, by any deduction previously allowed for losses and any amortized premium and by any payments previously received with respect to that note. Principal payments on the note will be treated as amounts received upon a sale or exchange of the note under the foregoing rules relating to OID.

          INFORMATION REPORTING. The Servicer is required to furnish or cause to be furnished to each Class A, Class B, Class C or Class D Noteholder with each payment a statement setting forth the amount of such payment allocable to principal on the Note and to interest thereon. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each Class A, Class B, Class C or Class D Noteholder who was such a holder at any time during such year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of Notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the Class A, Class B, Class C or Class D Notes are issued with OID, the Servicer will provide or cause to be provided to the IRS and, as applicable, to the Class A, Class B, Class C or Class D Noteholder information statements with respect to OID as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with OID, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial Class A, Class B, Class C or Class D Noteholder which purchased its note at the initial offering price used in preparing those reports. Class A, Class B, Class C or Class D Noteholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

          As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "MARKET DISCOUNT" at page S-60 above.

          FOREIGN INVESTORS. Any Class A, Class B, Class C or Class D Noteholder that is not a "United States person", as defined below, and is not holding the note in connection with a United States trade or business generally will not be subject to United States federal income or 30% withholding tax in respect of interest, including any accrued OID, paid on a note, PROVIDED that the Class A, Class B, Class C or Class D Noteholder complies to the extent necessary with certain identification requirements, including delivery of a statement, such as a properly executed IRS Form W-8, signed by the Class A, Class B, Class C or Class D Noteholder under penalties of perjury, certifying that such Class A, Class B, Class C or Class D Noteholder is not a United States person and providing the name and address of such Class A, Class B, Class C or Class D Noteholder. The foregoing exemption does not apply to payments of interest, including payments in respect of any accrued OID, received by a Class A, Class B, Class C or Class D Noteholder that either (i) owns directly or indirectly a 10% or greater interest in the Issuer, (ii) is a bank that is treated as receiving such interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business," (iii) is a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, or (iv) is a "controlled foreign corporation", within the meaning of section 957 of the Code, with respect to which the Issuer is a "related person", within the meaning of section 881(c)(3)(C) of the Code. If the Class A, Class B, Class C or Class D Noteholder does not qualify for the foregoing exemption from withholding, payments of interest, including payments in respect of any accrued OID, to that Class A, Class B, Class C or Class D Noteholder may be subject to withholding tax at a tax rate of 30%, subject to reduction, including exemption, under any applicable tax treaty, PROVIDED the Class A, Class B, Class C or Class D Noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form 1001 to report its eligibility for such reduced rate or exemption.

          Amounts allocable to interest, including any accrued OID, received by a Class A, Class B, Class C or Class D Noteholder that is not a United States person, which constitute income that is effectively connected with a United States trade or business carried on by the Class A, Class B, Class C or Class D Noteholder, will not be subject to withholding tax, but rather will be subject to United States income tax at the graduated rates applicable to United States persons, PROVIDED the Class A, Class B, Class C or Class D Noteholder supplies, at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations, a written statement, such as a properly executed IRS Form 4224, that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that holder and that this income is includible in the holder's gross income for the taxable year. This statement must include, among other things, the name and address of the Class A, Class B, Class C or Class D Noteholder, such holder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

          In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

          For purposes of this discussion, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or any other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust other than a "foreign trust" as described in Section 7701(a)(31) of the Code. Class A, Class B, Class C or Class D Noteholders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a note.

          BACKUP WITHHOLDING. Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of those payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Information returns will be sent annually to the IRS and each Class A, Class B, Class C and Class D Noteholder, setting forth the amount of interest paid on the notes and the amount of any federal income tax withheld on the notes.

          NEW WITHHOLDING REGULATIONS. The Treasury Department has issued new regulations which make some modifications to the withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

                CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS

          Investors should consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based, for example, on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider, and consult their own tax advisors regarding, the state, local, foreign and other tax consequences of purchasing, owning or disposing of a note. State, local and foreign tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state, local, foreign or other jurisdiction.

          THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A, CLASS B, CLASS C OR CLASS D NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

          A federal law called the Employee Retirement Income Security Act of 1974, as amended, or "ERISA", the Code and a variety of state laws may affect your decision whether to invest in Offered Notes if you are investing for:

     o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an "ERISA PLAN,"

     o an individual retirement account or annuity, called an "IRA", or a pension or other benefit plan for self-employed individuals, called a "KEOGH PLAN,"

     o a pension and other benefit plan for the employees of state and local governments, called a "GOVERNMENT PLAN," or

     o an insurance company general or separate account, a bank collective investment fund and other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

          ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets Offered Notes. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

          GENERAL. Certain transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called "prohibited transactions", may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan or IRA, known as a "party in interest" or a "disqualified person", engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes and civil money penalties for certain prohibited transactions which are structured to satisfy prescribed conditions.

          PURCHASE AND SALE OF OFFERED NOTES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires Offered Notes from, or sells Offered Notes to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

          TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE ISSUER. Transactions involving the assets of the Issuer may also give rise to prohibited transactions to the extent that an investment in Offered Notes causes the assets of the Issuer to be considered assets, commonly known as "plan assets", of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in notes will cause the Issuer's assets to be treated as plan assets depends on whether the Offered Notes are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the "plan asset regulations", which define debt and equity investments. The plan asset regulations appear at 12 C.F.R. ss.2510.3-101.

          Under the plan asset regulations, the Issuer's assets will not be "plan assets" of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases Offered Notes if the Offered Notes are considered debt. For this purpose, the Offered Notes will be debt if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the Offered Notes, either when they are issued or at any later date, will have no substantial equity features. Thus, we cannot assure you that the Offered Notes will be treated as debt.

          To the extent that the Offered Notes do not constitute debt for purposes of ERISA, they will constitute equity investments unless (1) the Issuer is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the Offered Notes are "publicly offered securities" as defined in the plan asset regulations, (3) "benefit plan investors" as defined in the plan asset regulations do not own 25% or more of the Offered Notes or any other class of equity security issued by the Issuer. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires an Offered Note would also acquire an undivided interest in each asset of the Issuer. This would cause all of the Issuer's assets to be plan assets under the plan asset regulations. If the Offered Notes are treated as equity investment under the plan asset regulations, we cannot assure you that any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

          The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which conditionally waive the excise taxes and civil money penalties that might otherwise apply to certain types of transactions. A PTCE's exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in Offered Notes follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption before relying on that exemption's availability to you.

          CLASS EXEMPTIONS FOR PURCHASES AND SALES OF OFFERED NOTES. The following exemptions may apply to a purchase or sale of Offered Notes between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

          o PTCE 84-14, which exempts particular transactions approved on behalf of the plan by a qualified professional asset manager, or "QPAM".

          o PTCE 86-128, which exempts certain transactions between a plan and particular broker-dealers.

          o PTCE 90-1, which exempts particular transactions entered into by insurance company pooled separate accounts in which plans have made investments.

          o PTCE 91-38, which exempts particular transactions entered into by bank collective investment funds in which plans have made investments.

          o PTCE 96-23, which exempts particular transaction approved on behalf of a plan by an in-house investment manager, or "INHAM".

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of the Issuer. We cannot assure you that a purchase or sale of Offered Notes in reliance on one of these exemptions will not give rise to indirect prohibited transactions as a result of the operation of the Issuer for which there is no exemption.

          CLASS EXEMPTION FOR PURCHASES AND SALES OF OFFERED NOTES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE ISSUER. PTCE 95-60, which exempts certain transactions involving insurance company general accounts, may apply to purchases and sales of Offered Notes. It also provides express exemptions for prohibited transactions that may result from transactions incidental to the operation of the Issuer. If this exemption applies to your purchase or sale of Offered Notes, it will also apply to prohibited transaction that may result from transactions incident to the operation of the Issuer.

          STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. In addition to the Prohibited Transaction Class Exemptions described above, a temporary statutory exemption may be available if you are investing on behalf of an insurance company general account that includes plan assets. This exemption appears in section 401(c) of ERISA. Section 401(c) of ERISA requires the United States

Department of Labor to issue regulations defining when an insurance company general account will be deemed to include plan assets and, hence, be subject to the ERISA prohibited transaction rules. Generally, until 18 months after the issuance of such regulations, no person will be subject to liability for prohibited transactions that result from the inclusion of plan assets in an insurance company general account. If you are investing on behalf of an insurance company general account, section 401(c) generally provides an exemption for your purchases and sales of Offered Notes, as well as prohibited transactions resulting from transactions incident to the operation of the Issuer, until 18 months after the issuance of regulations. This will be the case as long as you have not acted to avoid the regulations or committed a breach of fiduciary responsibilities which would also constitute a violation of federal or state criminal law. If you are investing on behalf of an insurance company general account, we cannot assure that the purchase or sale of Offered Notes, the continued holding of Offered Notes previously purchased, or transactions incidental to the operation of the Issuer, more than 18 months after the issuance of final regulations would qualify for further exemptive relief.

GOVERNMENT PLANS

          Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in Offered Notes on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED REPRESENTATIONS OF INVESTORS

          It is anticipated that, on the date of this Prospectus Supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. However, even if the Offered Notes are treated as indebtedness for such purposes, the acquisition or holding of Offered Notes by or on behalf of an ERISA plan, a Keogh plan, an IRA or related investment vehicle could be considered to give rise to a prohibited transaction if the Issuer, the Servicer, the trustee, an underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such ERISA plan, Keogh plan, IRA or related investment vehicle, unless certain exemptions from the prohibited transaction rules were applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. In view of the investor-specific nature of the conditions on the exemptive relief available under the PTCEs and section 401(c) of ERISA we are requiring each investor to determine whether it is investing plan assets in the Offered Notes and, if it is, to determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. The Offered Notes will be issued and transferred only in book-entry form through The Depository Trust Company, whose issuance and transfer procedures do not permit us to secure written representations from each investor and subsequent transferee. As a result, by acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Notes with the assets of an ERISA plan, a Keogh plan, an IRA or related investment vehicle; or (2) the acquisition and holding of the Offered Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code. If a purchaser is investing on behalf of more than one party or using more than one source of funds, such purchaser will be deemed to have made one, but not necessarily the same, of these representations as to each party or source of funds.

          If the Offered Notes are issued as definitive securities, the transfer of the Offered Notes to you will not be registered by the trustee unless you provide the Issuer, the trustee, the Servicer and any successor Servicer with a representation that the statements in clause (1) or (2) in the preceding paragraph is an accurate representation as to all sources of funds you are using to pay the purchase price of the Offered Notes.

          THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN THE OFFERED NOTES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE, AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

          [The Class A Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.]

                                     RATINGS

          As a condition to the issuance of the Class A Notes, the Class A Notes must be rated "___" or "___", as applicable by the Rating Agencies, the Class B Notes and Class C Notes must be rated "__" or "___", as applicable, by the Rating Agencies, and the Class D Notes must be rated "__", or "--", as applicable, by the Rating Agencies. A rating on a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Notes address the likelihood of the receipt by Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders of all distributions to which such Noteholders are entitled. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders might suffer a lower than anticipated yield.

                                 USE OF PROCEEDS

          The Issuer will use the net proceeds from the sale of the Notes for general organizational purposes, to pay the purchase price of the Trust Property to DVI Financial Services Inc. or an Affiliate thereof and to make the required deposits in the Reserve Account. See "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS--RESERVE ACCOUNT" at page S-45 for a description of the Reserve Account.

                              PLAN OF DISTRIBUTION

          Subject to the terms and conditions set forth in an underwriting agreement the Issuer has agreed to sell and the Underwriter[s] have severally agreed to purchase, the Class A Notes, the Class B Notes, the Class C Notes the Class D Notes, in the principal amounts set forth opposite their names:

                    PRINCIPAL        PRINCIPAL       PRINCIPAL       PRINCIPAL
                    AMOUNT OF        AMOUNT OF       AMOUNT OF       AMOUNT OF
UNDERWRITER       CLASS A NOTES    CLASS B NOTES   CLASS C NOTES   CLASS D NOTES
--------------    -------------    -------------   -------------   -------------
                   $                 $               $               $
                   ----------       ---------       ---------       ---------
                   $                 $               $               $
                   ----------       ----------      ---------       ---------
                   $                 $               $               $
  Total            ----------       ----------      ---------       ---------

          In the underwriting agreement, the Underwriter[s] have agreed, subject to the terms and conditions therein, to purchase all the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes offered hereby in the amounts set forth above if any of such Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are purchased.

          The Issuer has been advised by the Underwriter[s] that the Underwriter[s] propose initially to offer the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a discount not in excess of ____% per note. The Underwriter[s] may allow and such dealers may reallow a discount not in excess of _____% per note to certain other dealers. After the initial public offering, the prices of the notes, such concessions and such discounts may vary.

          The Issuer has been advised by the Underwriter[s] that they presently intend to make a market in the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for such notes will develop.

          For further information regarding any offer or sale of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes pursuant to this Prospectus Supplement, see "PLAN OF DISTRIBUTION" at page 15 of the Prospectus.

          The underwriting agreement provides that DVI and the Transferor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

          In connection with this offering and in compliance with applicable law and industry practice, the Underwriter[s] may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Class A Notes, Class B Notes, Class C Notes and Class D Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriter[s] to reclaim a selling concession from a syndicate member in connection with the offering when the Class A Notes, Class B Notes, Class C Notes and Class D Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter[s] are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

          Certain legal matters relating to the issuance of the Notes will be passed upon for the Issuer, the Transferor, the Contributor and the Servicer by the general counsel to such parties, and by Thacher Proffitt & Wood, New York, New York, special counsel to the Underwriter[s].

                       WHERE YOU CAN FIND MORE INFORMATION

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS

PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONTROL.

          For all notes offered by this Prospectus supplement, there are incorporated and in the related Supplement to the Indenture by reference all documents and reports filed or caused to be filed by the Issuer pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the applicable notes, that relate specifically to such related series of notes. The issuer will provide or cause to be provided without charge to each person to whom this Prospectus supplement and the prospectus is delivered in connection with offering of the notes, upon written or oral request of such person, a copy of any or all of the reports incorporated in this prospectus supplement by reference. In each case, information will be incorporated to the extent those reports relate to one or more of classes of notes. This will not include the exhibits to those documents, unless those exhibits are specifically incorporated by reference in those documents. Please direct requests in writing to the issuer at its address in the summary section of this prospectus supplement.

                             REPORTS TO NOTEHOLDERS

          Unless and until Definitive Securities are issued, periodic and annual reports containing information concerning the trust property will be prepared by the Servicer and sent on behalf of the Issuer only to the trustee for the noteholders and Cede & Co., as registered holder of the notes and the nominee of DTC. See "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- BOOK-ENTRY REGISTRATION" at page S-56, and "DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS -- REPORTS TO SECURITYHOLDERS" at page 8, of the attached prospectus. These reports will not be prepared in accordance with generally accepted accounting principles. The Issuer will file with the Securities and Exchange Commission, those periodic reports required under the Exchange Act and as otherwise required by the Commission. Copies of any of these periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.

                             INDEX OF DEFINED TERMS

1933 Act......................................................................57
Actual Discount Rate..........................................................25
Aggregate Discounted Contract Balance.........................................24
Amortization Event............................................................50
Article 2A....................................................................63
Assumed Discount Rate.........................................................26
Available Funds...............................................................47
Balloon Payment...............................................................38
Bankruptcy Code...............................................................62
Beneficial Owner..............................................................40
Book-Entry Securities.........................................................40
Brokered Transactions.........................................................23
Brokers.......................................................................23
Class A Monthly Interest......................................................41
Class A Monthly Principal.....................................................41
Class A Overdue Interest......................................................41
Class A Overdue Principal.....................................................41
Class A Percentage............................................................41
Class B Monthly Interest......................................................41
Class B Monthly Principal.....................................................41
Class B Overdue Interest......................................................41
Class B Overdue Principal.....................................................41
Class B Percentage............................................................41
Class C Monthly Interest......................................................41
Class C Monthly Principal.....................................................42
Class C Overdue Interest......................................................42
Class C Overdue Principal.....................................................42
Class C Percentage............................................................42
Class D Monthly Interest......................................................42
Class D Monthly Principal.....................................................42
Class D Overdue Interest......................................................42
Class D Overdue Principal.....................................................42
Class D Percentage............................................................42
Class E Monthly Interest......................................................42
Class E Monthly Principal.....................................................42
Class E Overdue Interest......................................................43
Class E Overdue Principal.....................................................43
Class E Percentage............................................................43
Closing Date...................................................................1
Code .........................................................................63
Collection Account............................................................45
Collection Period.............................................................24
Committee Report..............................................................66
Contract File.................................................................23
Contract Payments.............................................................18
Contract Schedule.............................................................36
CT   .........................................................................31
Cut-off Date...................................................................1
Defaulted Contract............................................................24
Definitive Note...............................................................40
Delinquency Condition.........................................................46
Delinquent Contract...........................................................25
Deposited Available Funds.....................................................49
Determination Date............................................................20
Discount Rate.................................................................25
Discounted Contract Balance...............................................24, 27
Distribution Account..........................................................45
DTC  .........................................................................40
DVI  .........................................................................14
Eligible Contract.............................................................38
Eligible Investments..........................................................45
ERISA.........................................................................70
ERISA Plan....................................................................70
Facilities....................................................................15
Fair Market Value Leases.......................................................2
Finance Leases.................................................................2
Financially Stronger Hospitals................................................16
government plan...............................................................70
Indenture Event of Default....................................................52
Initial Aggregate Discounted Contract
     Balance..................................................................25
Initial Contracts.............................................................22
Initial Reserve Account Required Amount
      ........................................................................46
Keogh Plan....................................................................70
Lease Receivable Purchases.....................................................2
Leveraged Lease Loans..........................................................2
Lockbox Account...............................................................45
Lockbox Bank..................................................................45
Medium-Sized Hospitals........................................................15
Monthly Interest..............................................................43
Monthly Principal.............................................................43
Monthly Servicer Report.......................................................20
MRI  .........................................................................30
NBRC .........................................................................63
Nonrecoverable Advance........................................................25
Note Balance..................................................................43
Note Rate.....................................................................43
Note Register.................................................................40
Number of Contracts...........................................................27
Offered Notes.................................................................56
Officer's Certificate.........................................................18
OID  .........................................................................65
OID Regulations...............................................................65
Original Equipment Cost.......................................................27
Outstanding...................................................................43
Overdue Interest..............................................................44
Partial Prepayment Amount.....................................................25
Participant...................................................................40
Payment Date..................................................................25
Physician Groups..............................................................15
Pool A........................................................................36
Pool A Aggregate Discounted Contract
     Balance..................................................................36

Pool A Contract...............................................................36
Pool A Non-Performing Contract
     Substitution.............................................................36
Pool A Prepaid Contract Substitution..........................................36
Pool B........................................................................36
Pool B Aggregate Discounted Contract
     Balance..................................................................36
Pool B Contract...............................................................37
Pool B General Contract Substitution..........................................37
Pool B Prepaid Contract Substitution..........................................37
Predecessor Contract..........................................................25
Prepayment Amount.............................................................26
Priority Payments.............................................................49
Repurchase Amount ............................................................26
Reserve Account...............................................................45
Reserve Account Deposit Amount................................................46
Reserve Account Property......................................................46
Reserve Account Required Amount...............................................46
Reserve Account Withdrawal....................................................47
Restricting Event.............................................................46
Rules.........................................................................56
Scheduled Termination Date....................................................26
Secured Equipment Notes........................................................2
Service.......................................................................63
Servicer Advance..............................................................26
Servicer Event of Default.....................................................54
Servicing Charges.............................................................19
Servicing Fee.................................................................19
Shared Service Providers......................................................15
Stated Maturity Date..........................................................26
Statistical Contracts.........................................................26
Subordination Deficiency Event................................................49
Substitute Contract...........................................................36
Terms and Conditions..........................................................58
Transferor....................................................................18
UCC  .........................................................................61
Underwriters..................................................................64
United States person..........................................................69
Voting Rights.................................................................49

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement............$         111,200
         Legal Fees and Expenses..........................          150,000
         Accounting Fees and Expenses.....................          200,000
         Trustee's Fees and Expenses
                (including counsel fees)..................          150,000
         Printing and Engraving Fees......................          100,000
         Rating Agency Fees...............................          250,000
         Miscellaneous..................................            100,000
                                                                -----------

         Total  ..........................................      $   961,200
                                                                ===========


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         In addition, the Indenture will provide that no director, officer, employee or agent of the Registrant is liable to the Noteholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Indenture will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Indenture and related Notes other than such expenses related to particular Contracts.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
    1.1  -- Form of Underwriting Agreement
    3.1  -- Certificate of Incorporation of DVI Receivables Corp. VIII.
    3.2  -- By-Laws of DVI Receivables Corp. VIII.
    4.1  -- Form of Indenture. 4.2 -- Form of Trust Agreement
    4.3  -- Form of Contribution and Servicing Agreement.
    4.4  -- Form of Subsequent Contract Transfer Agreement
    5.1  -- Opinion of Thacher Proffitt & Wood with respect to legality.
    8.1 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included with Exhibit 5.1)..
   23.1 -- Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.1 and Exhibit 8.1).
   24.1 --  Power of Attorney

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

                    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

B. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


    NUMBER                                        DESCRIPTION                                        LOCATION OF EXHIBIT
                                                                                                        IN SEQUENTIAL
                                                                                                       NUMBERING SYSTEM
1.1             Form of Underwriting Agreement
3.1             Certificate of Incorporation of DVI Receivables Corp. VIII
3.2             By-Laws of DVI Receivables Corp. VIII
4.1             Form of Indenture
4.2             Form of Trust Agreement
4.3             Form of Contribution and Servicing Agreement
4.4             Form of Subsequent Contract Transfer Agreement
5.1             Opinion of Thacher Proffitt & Wood with respect to legality.
8.1             Opinon of Thacher Proffitt & Wood with respect to certain tax matters (included in Exhibit 5.1).
23.1            Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.1 and Exhibit 8.1).
24.1            Power of Attorney

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, DVI Receivables Corp. VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, Comonwealth of Pennsylvania, as of the 12th day of March, 1999.

                                        DVI RECEIVABLES CORP. VIII

                                        By: /s/ John P. Boyle
                                            -----------------------
                                            John P. Boyle
                                            Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                TITLE                                    DATE
                                              Director, Chief Executive                     March 12, 1999
   /s/ John P. Boyle                          Officer and Vice President
------------------------------
John P. Boyle
                                             Executive Vice President and                   March 12, 1999
  /s/ Steven R. Garfinkel                      Chief Financial Officer
------------------------------
Steven R. Garfinkel
                                             Director and Vice President                    March 12, 1999
  /s/ Lisa J. Cruikshank
------------------------------
Lisa J. Cruikshank
                                                       Director                             March 12, 1999
  /s/ Jeffrey M. Medaglio
------------------------------
Jeffrey M. Medaglio
                                                       Director
  /s/ William A. Norris, III
------------------------------
William A. Norris, III                                                                      March 12, 1999